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                       2001 LOAN AND SECURITY AGREEMENT

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                           FLEET RETAIL FINANCE INC.
                             ADMINISTRATIVE AGENT
                               COLLATERAL AGENT

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                           REVOLVING CREDIT LENDERS
                                 NAMED HEREIN

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                         BACK BAY CAPITAL FUNDING LLC
                                  THE LENDER

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                                J. BAKER, INC.
                         THE BORROWERS' REPRESENTATIVE
                                     FOR:
                          THE BORROWERS NAMED HEREIN

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                             Fleet Securities Inc.
                                THE SYNDICATOR

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                               February 3, 2001

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

                                TABLE OF CONTENTS

ARTICLE 1: - DEFINITIONS:

ARTICLE 2: - THE REVOLVING CREDIT:
         2-1.     Establishment of Revolving Credit..............................................................35
         2-2.     Advances in Excess of Borrowing Base (OverLoans)...............................................36
         2-3.     Initial Reserves. Changes to Reserves..........................................................36
         2-4.     Risks of Value of Collateral...................................................................36
         2-5.     Commitment to Make Revolving Credit Loans and Support Letters of Credit........................37
         2-6.     Revolving Credit Loan Requests.................................................................37
         2-7      Making of Revolving Credit Loans...............................................................39
         2-8.     SwingLine Loans................................................................................39
         2-9.     The Loan Account...............................................................................40
         2-10.    The Revolving Credit Notes.....................................................................41
         2-11.    Payment of The Loan Account....................................................................41
         2-12.    Interest on Revolving Credit Loans.............................................................42
         2-13.    Revolving Credit Commitment Fee................................................................43
         2-14.    Administrative Agent's Fee.....................................................................43
         2-15.    Unused Line Fee................................................................................43
         2-16.    Early Termination Fee..........................................................................44
         2-17.    Concerning Fees................................................................................44
         2-18.    Agents' and Lenders' Discretion................................................................44
         2-19.    Procedures For Issuance of L/C's...............................................................45
         2-20.    Fees For L/C's.................................................................................46
         2-21.    Concerning L/C's...............................................................................47
         2-22.    Changed Circumstances..........................................................................48
         2-23.    Designation of Borrowers' Representative as Borrowers' Agent...................................49
         2-24.    Lenders' Commitments...........................................................................50

ARTICLE 3: - THE TERM LOAN:
         3-1.     The  Term Loan.................................................................................51
         3-2.     The Term Note..................................................................................51
         3-3.     Payment of Principal of the Term Loan..........................................................52
         3-4      Interest On The Term Loan......................................................................52
         3-5.     Term Loan Commitment Fee.......................................................................53
         3-6.     Payments On Account of Term Loan...............................................................53

ARTICLE 4: - CONDITIONS PRECEDENT:
         4-1.     Corporate Due Diligence........................................................................54
         4-2..    Opinion........................................................................................54
         4-3.     Additional Documents...........................................................................54
         4-4.     Consummation of Shoe Division Sale.............................................................54
         4-5.     Officers' Certificates.........................................................................54
         4-6.     Representations and Warranties.................................................................55
         4-7.     Minimum Day One Excess Availability............................................................55
         4-8.     All Fees and Expenses Paid.....................................................................55
         4-9.     No Borrower In Default.........................................................................55
         4-10.    No Adverse Change..............................................................................55
         4-11.    Benefit of Conditions Precedent................................................................55

ARTICLE 5: - GENERAL REPRESENTATIONS, COVENANTS AND WARRANTIES:
         5-1.     Payment and Performance of Liabilities.........................................................56
         5-2.     Due Organization. Authorization. No Conflicts..................................................56

                                                                        Page: ii


         5-3.     Trade Names....................................................................................57
         5-4.     Infrastructure.................................................................................57
         5-5.     Locations......................................................................................58
         5-6.     Stores.........................................................................................58
         5-7.     Title to Assets................................................................................60
         5-8.     Indebtedness...................................................................................60
         5-9.     Insurance......................................................................................60
         5-10.    Licenses.......................................................................................61
         5-11.    Leases.........................................................................................61
         5-12.    Requirements of Law............................................................................62
         5-13.    Labor Relations................................................................................62
         5-14.    Maintain Properties............................................................................63
         5-15.    Taxes..........................................................................................63
         5-16.    No Margin Stock................................................................................64
         5-17.    ERISA..........................................................................................64
         5-18.    Hazardous Materials............................................................................64
         5-19.    Litigation.....................................................................................64
         5-20.    Dividends. Investments. Corporate Action.......................................................64
         5-21.    LOANS..........................................................................................66
         5-22.    Protection of Assets...........................................................................66
         5-23.    Line of Business...............................................................................66
         5-24.    Affiliate Transactions.........................................................................67
         5-25.    Further Assurances.............................................................................67
         5-26.    Adequacy of Disclosure.........................................................................68
         5-27.    No Restrictions on Liabilities.................................................................69
         5-28.    Other Covenants................................................................................69

ARTICLE 6: FINANCIAL REPORTING AND PERFORMANCE COVENANTS:
         6-1.     Maintain Records...............................................................................69
         6-2.     Access to Records..............................................................................70
         6-3.     Prompt Notice to Administrative Agent..........................................................70
         6-4.     Borrowing Base Certificate.....................................................................71
         6-5.     Weekly and Monthly Reports.....................................................................71
         6-6.     Quarterly Reports..............................................................................72
         6-7.     Annual Reports.................................................................................72
         6-8.     Officers' Certificates.........................................................................72
         6-9.     Inventories, Appraisals, and Audits............................................................73
         6-10.    Additional Financial Information...............................................................74
         6-11.    Financial Performance Covenants................................................................74

ARTICLE 7: - USE OF COLLATERAL:
         7-1.     Use of Inventory Collateral....................................................................75
         7-2.     Inventory Quality..............................................................................75
         7-3.     Adjustments and Allowances.....................................................................75
         7-4.     Validity of Accounts...........................................................................76
         7-5.     Notification to Account Debtors................................................................76

ARTICLE 8: - CASH MANAGEMENT. PAYMENT OF LIABILITIES:
         8-1      The Blocked Account............................................................................76
         8-2.     The Concentration, Blocked, and Operating Accounts.............................................77
         8-3.     Proceeds and Collections.......................................................................77
         8-4.     Payment of Liabilities.........................................................................78
         8-5.     The Operating Account..........................................................................79

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


ARTICLE 9: - GRANT OF SECURITY INTEREST:
         9-1.     Grant of Security Interest.....................................................................79
         9-2.     Extent and Duration of Security Interest.......................................................80

ARTICLE 10: - ADMINISTRATIVE AGENT AS BORROWER'S ATTORNEY-IN-FACT:
         10-1.    Appointment as Attorney-In-Fact................................................................80
         10-2.    No Obligation to Act...........................................................................81

ARTICLE 11: - EVENTS OF DEFAULT:
         11-1.    Failure to Pay the Revolving Credit or the Term Loan...........................................82
         11-2.    Failure To Make Other Payments.................................................................82
         11-3.    Failure to Perform Covenant or Liability (No Grace Period).....................................82
         11-4.    Failure to Perform Covenant or Liability (Grace Period)........................................83
         11-5.    Misrepresentation..............................................................................83
         11-7.    Default Under Other Agreements.................................................................83
         11-8.    Uninsured Casualty Loss........................................................................83
         11-9.    Attachment. Judgment. Restraint of Business....................................................83
         11-10.   Business Failure...............................................................................84
         11-11.   Bankruptcy.....................................................................................84
         11-12.   Default by Guarantor...........................................................................84
         11-13.   Indictment - Forfeiture........................................................................85
         11-14.   Termination of Guaranty........................................................................85
         11-15.   Challenge to Loan Documents....................................................................85
         11-16.   Change in Control..............................................................................85

ARTICLE 12: - RIGHTS AND REMEDIES UPON DEFAULT:
         12-1     Acceleration...................................................................................85
         12-2.    Rights of Enforcement..........................................................................85
         12-3.    Sale of Collateral.............................................................................86
         12-4.    Occupation of Business Location................................................................87
         12-5.    Grant of Nonexclusive License..................................................................87
         12-6.    Assembly of Collateral.........................................................................87
         12-7.    Rights and Remedies............................................................................88

ARTICLE 13: - REVOLVING CREDIT FUNDINGS AND DISTRIBUTIONS:
         13-1.    Revolving Credit Funding Procedures............................................................88
         13-2.    SwingLine Loans................................................................................88
         13-3.    Administrative Agent's Covering of Fundings:...................................................89
         13-4.    Ordinary Course Distributions: Revolving Credit................................................91
         13-5.    Ordinary Course Distributions: Term Loan.......................................................93

ARTICLE 14: - ACCELERATION AND LIQUIDATION:
         14-1.    Acceleration Notices...........................................................................93
         14-2.    Mandatory Acceleration Right of Term Lender:...................................................93
         14-3.    Acceleration...................................................................................94
         14-4.    Initiation of Liquidation......................................................................94
         14-5.    Actions At and  Following Initiation of Liquidation............................................94
         14-6.    Collateral Agent's Conduct of Liquidation......................................................95
         14-7.    Distribution of Liquidation Proceeds:..........................................................95
         14-8.    Relative Priorities To Proceeds of Liquidation ................................................96

ARTICLE 15: - THE AGENTS:
         15-1.    Appointment of The Agents   ...................................................................96
         15-2.    Responsibilities of Agents ....................................................................97

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

         15-3.    Concerning Distributions By the Agents ........................................................98
         15-4.    Dispute Resolution:............................................................................99
         15-5.    Distributions of Notices and of Documents......................................................99
         15-6.    Confidential Information.......................................................................99
         15-7.    Reliance by Agents ...........................................................................100
         15-8.    Non-Reliance on Agents and Other Lenders......................................................100
         15-9.    Indemnification...............................................................................100
         15-10.   Resignation of Agent..........................................................................101

 ARTICLE 16: - ACTION BY AGENTS - CONSENTS - AMENDMENTS - WAIVERS:
         16-1.    Administration of Credit Facilities...........................................................102
         16-2.    Actions Requiring or On Direction of Majority Lenders.........................................102
         16-3.    Actions Requiring or On Direction of SuperMajority Lenders....................................102
         16-4.    Action Requiring Certain Consent .............................................................103
         16-5.    Actions Requiring or Directed By Unanimous Consent............................................103
         16-6.    Actions Requiring SwingLine Lender Consent....................................................105
         16-7.    Actions Requiring Term Lender Consent.........................................................105
         16-8.    Actions Requiring Agents' Consent.............................................................105
         16-9.    Miscellaneous Actions.........................................................................105
         16-10.   Actions Requiring Borrowers' Representative's Consent.........................................106
         16-11.   NonConsenting Revolving Credit Lender.........................................................106
         16-12.   The BuyOut:...................................................................................107

ARTICLE 17: -  ASSIGNMENTS BY LENDERS:
         17-1.    Assignments and Assumptions:..................................................................108
         17-2.    Assignment Procedures.........................................................................109
         17-3.    Effect of Assignment..........................................................................109

ARTICLE 18: - NOTICES:
         18-1.    Notice Addresses..............................................................................110
         18-2.    Notice Given..................................................................................112
         18-3.    Wire Instructions.............................................................................113

ARTICLE 19: - TERM:
         19-1.    Termination of Revolving Credit...............................................................113
         19-2.    Actions On Termination........................................................................113

ARTICLE 20: - GENERAL:
         20-1.    Protection of Collateral......................................................................114
         20-2.    Publicity.....................................................................................114
         20-3.    Successors and Assigns........................................................................114
         20-4.    Severability..................................................................................114
         20-5.    Amendments.  Course of Dealing................................................................115
         20-6.    Power of Attorney.............................................................................115
         20-7.    Application of Proceeds.......................................................................115
         20-8.    Increased Costs...............................................................................116
         20-9.    Costs and Expenses of the Agents .............................................................116
         20-10.   Copies and Facsimiles.........................................................................117
         20-11.   Massachusetts Law.............................................................................117
         20-12.   Consent to Jurisdiction.......................................................................117
         20-13.   Indemnification...............................................................................118
         20-14.   Rules of Construction.........................................................................118
         20-15.   Intent........................................................................................120
         20-16.   Participations:...............................................................................120

                                                                         Page: v

         20-17.   Right of Set-Off..............................................................................121
         20-18.   Pledges To Federal Reserve Banks: ............................................................121
         20-19.   Maximum Interest Rate.........................................................................121
         20-20.   Waivers. .....................................................................................121

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

                                           EXHIBITS

     1:1-0            :      Guarantors
     2:2-8(c)         :      SwingLine Note
     2:2-10           :      Revolving Credit Note
     2:2-12           :      Pricing Grid
     2:2-24           :      Revolving Credit Lenders' Commitments
     3:3-2            :      Term Note
     5:5-2            :      Corporate Information
     5:5-3            :      Trade Names
     5:5-5            :      Locations, Leases, and Landlords
     5:5-7(b)         :      Consigned Inventory
     5:5-7(c)(ii)     :      Equipment Usage Agreement
     5:5-7(d)         :      Certain Affiliates
     5:5-9            :      Insurance Policies
     5:5-11           :      Capital Leases
     5:5-13(a)        :      Labor Relations
     5:5-19           :      Litigation
     6:6-4            :      Borrowing Base Certificate
     6:6-5            :      Weekly and Monthly Financial Reporting Requirements
     6:6-11           :      Financial Performance Covenants
     17:17-2          :      Assignment / Assumption

                                                                       Page: vii
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LOAN AND SECURITY AGREEMENT                            Fleet Retail Finance Inc.
                                             ADMINISTRATIVE AND COLLATERAL AGENT

================================================================================

                                                                February 3, 2001



         THIS AGREEMENT is made amongst

                  Fleet Retail Finance Inc. (in such capacity, the "Administrative Agent"), a Delaware corporation with offices at 40 Broad Street, Boston, Massachusetts 02109, as Administrative Agent for the ratable benefit of (i) the Collateral Agent, (ii) the "Revolving Credit Lenders", who are, at present, those financial institutions identified on the signature pages of this Agreement and any Person who becomes a "Revolving Credit Lender" in accordance with the provisions of Article 17:17-1 of this Agreement and (iii) the Term Lender;

                  and

                  Fleet Retail Finance Inc. (in such capacity, the "Collateral Agent", a Delaware corporation with offices at 40 Broad Street, Boston, Massachusetts 02109, as Collateral Agent for the ratable benefit of the Administrative Agent, the Revolving Credit Lenders, and the Term Lender;

         and

                  The Revolving Credit Lenders;

                  and


                  Back Bay Capital Funding LLC (in such capacity, with any successor or assign, the "Term Lender"), a limited liability company with offices at 40 Broad Street, Boston, Massachusetts 02109,


                  and

                  J. Baker, Inc. (in such capacity, the " Borrowers' Representative"), a Massachusetts corporation with its principal executive offices at 555 Turnpike Street, Canton, Massachusetts 02021, as agent for the following (individually, a "Borrower" and collectively, the "Borrowers"):


                                                                         Page: 1

                  Morse Shoe, Inc. ( a Delaware corporation with its principal executive offices at 555 Turnpike Street, Canton, Massachusetts 02021);

                  JBI, Inc. ( a Massachusetts corporation with its principal executive offices at 555 Turnpike Street, Canton, Massachusetts 02021);

                  JBI Apparel, Inc.( a Massachusetts corporation with its principal executive offices at 555 Turnpike Street, Canton, Massachusetts 02021);

                  The Casual Male, Inc. ( a Massachusetts corporation with its principal executive offices at 437 Turnpike Street, Canton, Massachusetts 02021);

                  WGS Corp. ( a Massachusetts corporation with its principal executive offices at 555 Turnpike Street, Canton, Massachusetts 02021); and

                  TCMB&T, Inc.( a Massachusetts corporation with its principal executive offices at 437 Turnpike Street, Canton, Massachusetts 02021);

in consideration of the mutual covenants contained herein and benefits to be derived herefrom, and with the intention that this Agreement constitute an amendment and restatement of the 1999 Loan Agreement,


                                   WITNESSETH:

ARTICLE 1: - DEFINITIONS:

         As used herein, the following terms have the following meanings or are defined in the section of this Agreement so indicated:

         "1999 Loan Agreement": The August 30, 1999 Loan and Security
                  Agreement between the Agent (then known as "BankBoston Retail Finance Inc.") and the Revolving Credit Lenders referred to therein and the Term Lender, on the one hand, and the Borrowers' Representative and the Borrowers on the other as amended by the First through and including Third Amendments thereto.


         "Acceleration": The making of demand or declaration that any indebtedness, not otherwise due and payable, is due and payable. Derivations of the word "Acceleration" (such as "Accelerate") are used with like meaning in this Agreement.

                                                                         Page: 2

         "Acceleration Notice": Written notice as follows:

                        (a) From the Administrative Agent to the Collateral
                  Agent and the Revolving Credit Lenders, as provided in Section 14:14-1(a).

                        (b) From the SuperMajority Lenders to the Administrative
                  Agent, as provided in Section 14:14-1(b).

                        (c) From the Term Lender to the Administrative Agent, as
                  provided in Section 14:14-1(c).

         "Account Debtor": Has the meaning given that term in the UCC.

         "Accounts" and "Accounts Receivable" include, without limitation, "accounts" as defined in the UCC, and also all: accounts, accounts receivable, receivables, and rights to payment (whether or not earned by performance) for: property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of; services rendered or to be rendered; a policy of insurance issued or to be issued; a secondary obligation incurred or to be incurred; energy provided or to be provided; for the use or hire of a vessel; arising out of the use of a credit or charge card or information contained on or used with that card; winnings in a lottery or other game of chance; and also all Inventory which gave rise thereto, and all rights associated with such Inventory, including the right of stoppage in transit; all reclaimed, returned, rejected or repossessed Inventory (if any) the sale of which gave rise to any Account.

         "ACH":   Automated clearing house.

         "Adjusted EBITDA": EBITDA (a) determined excluding charges of up to $40
                  Million on account of discontinued operations of J. Baker's shoe division (b) minus dividends which constitute Permitted Distributions

         "Administrative Agent": Defined in the Preamble.

         "Administrative Agent's Cover": Defined in Section 13:13-3(c)(i).

         "Administrative Agent's Fee": Is defined in Section 2:2-14.

         "Affiliate": With respect to any two Persons, a relationship in which
                  (i) one holds, directly or indirectly, not less than Twenty Five Percent (25%) of the capital stock, beneficial

                                                                         Page: 3
                  interests, partnership interests, or other equity interests of the other; or (ii) one has, directly or indirectly, the right, under ordinary circumstances, to vote for the election of a majority of the directors (or other body or Person who has those powers customarily vested in a board of directors of a corporation); or (iii) not less than Twenty Five Percent (25%) of their respective ownership is directly or indirectly held by the same third Person.

         "Agent":       When not preceded by "Administrative" or "Collateral",
                  the term "Agent" refers collectively and individually to the Administrative Agent and the Collateral Agent.

         "Agents' Rights and Remedies": Is defined in Section 12:12-7.

         "Applicable Law": As to any Person: (i) All statutes, rules, regulations, orders, or other requirements having the force of law and (ii) all court orders and injunctions, arbitrator's decisions, and/or similar rulings, in each instance ((i) and (ii)) of or by any federal, state, municipal, and other governmental authority, or court, tribunal, panel, or other body which has or claims jurisdiction over such Person, or any property of such Person, or of any other Person for whose conduct such Person would be responsible.

         "Appraised Inventory Liquidation Value": The product of (a) the Retail of Eligible Inventory (net of Inventory Reserves) multiplied by (b) that percentage, determined from the then most recent appraisal of the Borrowers' Inventory undertaken at the request of the Administrative Agent, to reflect the appraiser's estimate of the net recovery on the Borrowers' Inventory in the event of an in-store liquidation of that Inventory.

         "Assigning Revolving Credit Lender": Defined in Section 17:17-1(a).

         "Assignment and Acceptance": Defined in Section 17:17-2.

         "Availability": The lesser of (a) or (b), where:

                         (a) is the result of

                              (i)   The Revolving Credit Ceiling
                                    Minus

                              (ii) The aggregate unpaid balance of the Loan Account
                                    Minus

                              (iii) The aggregate undrawn Stated Amount of all
                                    then outstanding L/C's.

                                                                         Page: 4

                  (b)      is the result of

                           (i)  The Borrowing Base

                                Minus

                           (ii) The aggregate unpaid balance of the Loan Account

                                Minus

                           (iv) The aggregate undrawn Stated Amount of all then
                                outstanding L/C's.

                                Minus

                           (v)  The aggregate of the Availability Reserves.

                                Minus

                           (vi) The Loan to Collateral Reserve.

         "Availability Reserves": Such reserves as the Administrative Agent from time to time determines in the Administrative Agent's reasonable discretion as being appropriate to reflect the impediments to the Collateral Agent's ability to realize upon the Collateral. Without limiting the generality of the foregoing, Availability Reserves may include (but are not limited to) reserves based on the following::

                  (i) Rent (based upon past due rent , except where a Landlord's Waiver, acceptable to the Collateral Agent, has been received by the Administrative Agent).

                  (ii)     Customer Credit Liabilities.

                  (iii) Taxes and other governmental charges, including, ad valorem, personal property, and other taxes which might have priority over the Collateral Interests of the Collateral Agent in the Collateral.

                  (iv)     L/C Landing Costs.

         "Average Availability": The average of Availability at the close of each day of the period in respect of which Average Availability is being determined.

         "Bankruptcy Code": Title 11, U.S.C., as amended from time to time.

         "Base": The Base Rate announced from time to time by Fleet National Bank (or any successor in interest to Fleet National Bank). In the event that said bank (or any such successor) ceases to announce such a rate, "Base" shall refer to that rate or index announced or published from time to time as the Administrative Agent, in good faith, designates as the functional equivalent to said Base Rate. Any change in "Base" shall be

                                                                         Page: 5
                  effective, for purposes of the calculation of interest due hereunder, when such change is made effective generally by the bank on whose rate or index "Base" is being set.

         "Base Margin Loan": Each Revolving Credit Loan while bearing interest at the Base Margin Rate.

         "Base Margin Rate": Until the Pricing Grid Effective Date: 0.5%
                  Commencing with the Pricing Grid Effective Date: The then applicable Base Margin as determined from the Pricing Grid.

         "BaseLine Covenant Breach": For three (3) or more consecutive days,

                  (x) The aggregate of (i) the unpaid principal balance of the Loan Account plus (ii) the Stated Amount of all then outstanding L/C's, plus (iii) the then unpaid principal balance of the Term Loan exceeds

                  (y)      The aggregate of

                                    (i)      All components of the Borrowing
                                             Base (net of any Reserves
                                             applicable thereto) other than any
                                             component based on Eligible
                                             Inventory.

                                     plus

                                    (ii)     The Appraised Inventory Liquidation
                                             Value of Eligible Inventory other
                                             than Eligible Shoe Inventory
                                             multiplied by the Loan to
                                             Collateral Percentage.

                                     plus

                                    (iii)    Until April 15, 2001, the Appraised
                                             Inventory Liquidation Value of
                                             Eligible Inventory consisting of
                                             Eligible Shoe Inventory multiplied
                                             by the Loan to Collateral
                                             Percentage.

         "BBC":   Back Bay Capital LLC.

         "Blocked Account": Any DDA into which the contents of any other DDA is transferred.

         "Blocked Account Agreement": An Agreement, in form satisfactory to the Administrative Agent, which Agreement recognizes the Collateral Agent's Collateral Interest in the contents of the DDA which is the subject of such Agreement and agrees that such contents shall be transferred only to the Concentration Account or as otherwise instructed by an Agent.

                                                                         Page: 6

         "Bonds": J. Baker's 7% Convertible Subordinated Notes due 2002.

         "Borrower" and "Borrowers": Is defined in the Preamble.

         "Borrowing Base": The aggregate of the following:

                  (a) The face amount of Eligible Receivables (net of Receivables Reserves) multiplied by the Receivables Advance Rate.

                  Plus

                  (b) The face amount of Eligible Credit Card Receivables multiplied by the Credit Card Advance Rate.

                  Plus

                  (c) The Retail of Eligible Inventory other than Eligible Shoe Inventory (net of Inventory Reserves other than as allocable to Eligible Shoe Inventory) multiplied by the Inventory Advance Rate.

                  Plus

                  (d) The face amount of Eligible Host Store Receivables multiplied by the Host Store Receivables Advance Rate.

                  Plus

                  (e) Included in the Borrowing Base Only Until May 1, 2001: The face amount of Eligible Shoe Division Host Store Receivables of the Shoe Division Borrowers multiplied by the Shoe Division Host Store Receivables Advance Rate.

                  Plus

                  (f) Included in the Borrowing Base Only Until April 15, 2001: The Retail of Eligible Shoe Inventory (net of Inventory Reserves allocable to Eligible Shoe Inventory) multiplied by the Shoe Inventory Advance Rate.

         "Borrowing Base Certificate": Is defined in Section 6:6-4.

         "Business Day": Any day other than (a) a Saturday or Sunday; (b) any day on which banks in Boston, Massachusetts, generally are not open to the general public for the purpose of conducting commercial banking business; or (c) a day on which the principal office of the Administrative Agent is not open to the general public to conduct business.

         "Business Plan": The Borrowers' business plan dated on or about
                  February 1, 2001, as from time to time updated by the Borrowers' Representative pursuant to this Agreement.

                                                                         Page: 7

         "BuyOut": The consummation of a transaction described in Section
                  16:16-12.

         "Capital Expenditures": The expenditure of funds or the incurrence of liabilities which may be capitalized in accordance with GAAP.

         "Capital Lease": Any lease which may be capitalized in accordance with GAAP.

         "Change in Control": The occurrence of either of the following:

                           (a) The acquisition, by any group of persons (within
                  the meaning of the Securities Exchange Act of 1934, as amended) or by any Person, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission) of 35% or more of the issued and outstanding capital stock of the Borrowers' Representative having the right, under ordinary circumstances, to vote for the election of directors of J. Baker.

                           (b) Any failure of J. Baker directly or indirectly to
                  own, beneficially and of record, 100% of the capital stock of all other Borrowers.

         "Chattel Paper": Has the meaning given that term in the UCC.

         "Collateral": Is defined in Section 9:9-1.

         "Collateral Agent": Is defined in the Preamble.

         "Collateral Interest": Any interest in property to secure an obligation, including, without limitation, a security interest, mortgage, and deed of trust.

         "Concentration Account": Is defined in Section 8:8-2.

         "Consent": Actual consent given by the Lender from whom such consent is sought; or the passage of Seven (7) Business Days from receipt of written notice to a Lender from an Agent of a proposed course of action to be followed by an Agent without such Lender's giving that Agent written notice of that Revolving Credit Lender's objection to such course of action, provided that all Agents may rely on such passage of time as consent by a Lender only if such written notice states that consent will be deemed effective if no objection is received within such time period.

         "Consolidated": When used to modify a financial term, test, statement, or report, refers to

                                                                         Page: 8
                  the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of the Borrowers.

         "Costs of Collection": Includes, without limitation, all attorneys' reasonable fees and reasonable out-of-pocket expenses incurred by any Agent's attorneys, and all reasonable out-of-pocket costs incurred by any Agent in the administration of the Liabilities and/or the Loan Documents, including, without limitation, reasonable costs and expenses associated with travel on behalf of any Agent, where such costs and expenses are directly or indirectly related to or in respect of any
                  Agent's: administration and management of the Liabilities; negotiation, documentation, and amendment of any Loan Document; or efforts to preserve, protect, collect, or enforce the Collateral, the Liabilities, and/or the Agents' Rights and Remedies and/or any of the rights and remedies of any Agent against or in respect of any guarantor or other person liable in respect of the Liabilities (whether or not suit is instituted in connection with such efforts). "Costs of Collection" also includes the reasonable fees and expenses of Lenders' Special Counsel. The Costs of Collection are Liabilities, and at the Administrative Agent's option may bear interest at the then effective Base Margin Rate.

         "Credit Card Advance Rate": 85%

         "Current Pay Interest": Is defined in Section 3:3-4(b)(i)

         "Customer Credit Liability": Gift certificates, customer deposits, merchandise credits, layaway obligations, frequent shopping programs, and similar liabilities of any Borrower to its retail customers and prospective customers.

         "DDA": Any checking or other demand daily depository account, other than an Exempt DDA, maintained by any Borrower.

         "Delinquent Revolving Credit Lender": Defined in Section 13:13-3(c).

         "Deposit Account": Has the meaning given that term in the UCC.

         "Documents": Has the meaning given that term in the UCC.

         "Documents of Title": Has the meaning given that term in the UCC.

                                                                         Page: 9

         "EBITDA": Earnings before interest, taxes, depreciation, and amortization, each as determined in accordance with GAAP.

         "Eligible Assignee": A bank, insurance company, or company engaged in the business of making commercial loans having a combined capital and surplus in excess of $300 Million or any Affiliate of any Revolving Credit Lender, or any Person to whom a Revolving Credit Lender assigns its rights and obligations under this Agreement as part of a programmed assignment and transfer of such Revolving Credit Lender's rights in and to a material portion of such Revolving Credit Lender's portfolio of asset based credit facilities.

         "Eligible Credit Card Receivables": Under 4 business day accounts due on a non-recourse basis from major credit card processors (which, if due on account of a private label credit card program, are deemed in the discretion of the Administrative Agent to be eligible).

         "Eligible In-Transit Inventory": "Eligible In-Transit Inventory " will be calculated at 75% of the retail value of such of the Borrowers' Inventory (without duplication as to Eligible Inventory and Eligible L/C Inventory ), title to which has passed to a Borrower and which is then being shipped from a foreign location for receipt, within 45 days, at a warehouse of one of the Borrowers, provided that

                           (a) Such Inventory is of such types, character,
                  qualities and quantities (net of Inventory Reserves) as the Administrative Agent in its discretion from time to time determines to be eligible for borrowing; and

                           (b) The documents which relate to such shipment names
                  the Collateral Agent as consignee of the subject Inventory and the Collateral Agent has control over the documents which evidence ownership of the subject Inventory (such as by the providing to the Collateral Agent of a Customs Brokers Agreement in form reasonably satisfactory to the Collateral Agent).

         "Eligible Host Store Receivables:" Amounts due from Host Stores which, if due from a Key Host Store, is subject to a Host Store Consent.

         "Eligible Inventory": The following:

                           (a) Such of the Borrowers' Inventory, at such
                  locations, and of such types, character, qualities and quantities, as the Administrative Agent, in its sole discretion from time to time determines to be acceptable for borrowing, as to which Inventory, the Lender has a perfected security interest which is prior and superior to all security interests,

                                                                        Page: 10
                  claims, and encumbrances, which Inventory, if at a Key Host Store, is subject to a Host Store Consent.

                           (b)      Eligible L/C Inventory.

                           (c)      Eligible In-Transit Inventory

                  Without limiting the foregoing, "Eligible Inventory" shall not include (i) direct shipment inventory; (ii) any non-merchandise inventory (such as labels, bags, and packaging materials); (iii) "dummy warehouse inventory"; and (iv) damaged goods, return to vendor merchandise, packaways, consigned inventory, and other similar categories.

         "EligibleL/C Inventory": "Eligible L/C Inventory" will be calculated at
                  75% of the retail value of such of the Borrowers' Inventory (without duplication as to Eligible Inventory and Eligible In-Transit Inventory ), the purchase of which is supported by a documentary L/C then having an initial expiry of seventy five or less days, provided that

                           (a) Such Inventory is of such types, character,
                  qualities and quantities (net of Inventory Reserves) as the Administrative Agent in its discretion from time to time determines to be eligible for borrowing; and

                           (b) The documentary L/C supporting such purchase
                  names the Collateral Agent as consignee of the subject Inventory and the Collateral Agent has control over the documents which evidence ownership of the subject Inventory (such as by the providing to the Collateral Agent of a Customs Brokers Agreement in form reasonably satisfactory to the Collateral Agent).

         "Eligible Receivables": Such of the Borrowers' Accounts and accounts receivable as arise in the ordinary course of the Borrowers' business (without duplication of Eligible Credit Card Receivables, Eligible Host Store Receivables, and Eligible Shoe Division Host Store Receivables) for goods sold and/or services rendered by the Borrowers, which Accounts and accounts receivable have been determined by the Administrative Agent to be satisfactory and have been earned by performance and are owed to the Borrowers by such of the Borrowers' Account Debtors as the Administrative Agent determines to be satisfactory, in the Administrative Agent's discretion in each instance.

         "Eligible Shoe Division Host Store Receivables:" Amounts which are no more than 7 days past due (under contractual terms in effect on January 1, 2001) on account of a Shoe Division Borrower's operation of a licensed shoe department at the relevant Account Debtor.


                                                                        Page: 11

         "Eligible Shoe Inventory": Eligible Inventory which consists of shoes offered for sale by Shoe Division Borrowers.

         "Employee Benefit Plan": As defined in ERISA.

         "Encumbrance": A Collateral Interest or agreement to create or grant a Collateral Interest; the interest of a lessor under a Capital Lease; conditional sale or other title retention agreement; sale of accounts receivable or chattel paper; or other arrangement pursuant to which any Person is entitled to any preference or priority with respect to the property or assets of another Person or the income or profits of such other Person; each of the foregoing whether consensual or non-consensual and whether arising by way of agreement, operation of law, legal process or otherwise.

         "End Date": The date upon which both (a) all Liabilities have been paid in full and (b) all obligations of any Lender to make loans and advances and to provide other financial accommodations to the Borrowers hereunder shall have been irrevocably terminated.

         "Environmental Laws": All of the following:

                           (a) Applicable Law which regulates or relates to, or
                  imposes any standard of conduct or liability on account of or in respect to environmental protection matters, including, without limitation, Hazardous Materials, as are now or hereafter in effect.

                           (b) The common law relating to damage to Persons or
                  property from Hazardous Materials.

         "Equipment": Includes, without limitation, "equipment" as defined in the UCC, and also all furniture, store fixtures, motor vehicles, rolling stock, machinery, office equipment, plant equipment, tools, dies, molds, and other goods, property, and assets which are used and/or were purchased for use in the operation or furtherance of a Borrower's business, and any and all accessions or additions thereto, and substitutions therefor.

         "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate": Any Person which is under common control with a Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes any Borrower and which would be treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended.

                                                                        Page: 12

         "Events of Default": Is defined in Article 11:. An "Event of Default" shall be deemed to have occurred and to be continuing unless and until that Event of Default has been duly waived by the requisite Lenders or by the Administrative Agent as applicable. In the event of such due waiver, the so-waived Event of Default shall be deemed never to have occurred (other than with respect to any Costs of Collection for which the Borrowers are obligated to reimburse any Agent or the Lenders, which reimbursement obligation is not specifically duly waived).

         "Excess Availability": The result of (a) Availability minus (b) all then past due obligations of the Borrowers, including accounts payable which are beyond customary trade terms and rent obligations which are beyond applicable grace periods.

         "Excluded Collateral": The following:

                           (a) Equipment which is financed through Permitted
                  Equipment Debt.

                           (b) Any Borrowers' interest as lessee under any real
                  estate lease.

         "Exempt DDA": A depository account maintained by any Borrower, the only contents of which may be transfers from the Operating Account and actually used solely (i) for petty cash purposes; or (ii) for payroll.

         "Farm Products": Has the meaning given that term in the UCC.

         "Fee Letter": The two letters, each on or about December 13, 2000 and styled "Fee Letter" between the Borrowers' Representative, respectively and FRFI and the Term Lender, as such letters may from time to time be amended.

         "Fiscal": When followed by "month" or "quarter", the relevant fiscal period based on the Borrowers' fiscal year and accounting conventions. When followed by reference to a specific year, the fiscal year which ends in a month of the year to which reference is being made (e.g. if the Borrowers' fiscal year ends in January 2001 reference to that year would be to the Borrowers' "Fiscal 2001").

         "Fixtures": Has the meaning given that term in the UCC.

         "FRFI":  Fleet Retail Finance Inc.

                                                                        Page: 13

         "GAAP": Principles which are consistent with those promulgated or adopted by the Financial Accounting Standards Board and its predecessors (or successors) in effect and applicable to that accounting period in respect of which reference to GAAP is being made, provided, however, in the event of a Material Accounting Change, then unless otherwise specifically agreed to by the Administrative Agent, (a) the Borrowers' compliance with the financial performance covenants imposed pursuant to
                  Section 6:6-11 shall be determined as if such Material Accounting Change had not taken place and (b) the Borrowers' Representative shall include, with its monthly, quarterly, and annual financial statements a schedule, certified by the Borrowers' Representative's chief financial officer, on which the effect of such Material Accounting Change on that statement shall be described.

         "General Intangibles": Includes, without limitation, "general intangibles" as defined in the UCC; and also all: rights to payment for credit extended; deposits; amounts due to any Borrower; credit memoranda in favor of any Borrower; warranty claims; tax refunds and abatements; insurance refunds and premium rebates; all means and vehicles of investment or hedging, including, without limitation, options, warrants, and futures contracts; records; customer lists; telephone numbers; goodwill; causes of action; judgments; payments under any settlement or other agreement; literary rights; rights to performance; royalties; license and/or franchise fees; rights of admission; licenses; franchises; license agreements, including all rights of any Borrower to enforce same; permits, certificates of convenience and necessity, and similar rights granted by any governmental authority; patents, patent applications, patents pending, and other intellectual property; internet addresses and domain names; developmental ideas and concepts; proprietary processes; blueprints, drawings, designs, diagrams, plans, reports, and charts; catalogs; manuals; technical data; computer software programs (including the source and object codes therefor), computer records, computer software, rights of access to computer record service bureaus, service bureau computer contracts, and computer data; tapes, disks, semi-conductors chips and printouts; trade secrets rights, copyrights, mask work rights and interests, and derivative works and interests; user, technical reference, and other manuals and materials; trade names, trademarks, service marks, and all goodwill relating thereto; applications for registration of the foregoing; and all other general intangible property of any Borrower in the nature of intellectual property; proposals; cost estimates, and reproductions on paper, or otherwise, of any and all concepts or ideas, and any matter related to, or connected with, the design, development, manufacture, sale, marketing, leasing, or use of any or all property produced, sold, or leased, by any or credit extended or services performed, by any Borrower, whether

                                                                        Page: 14
                  intended for an individual customer or the general business of any Borrower, or used or useful in connection with research by any Borrower.

         "Goods": Has the meaning given that term in the UCC, and also includes all things movable when a security interest therein attaches and also all computer programs embedded in goods and any supporting information provided in connection with a transaction relating to the program if (i) the program is associated with the goods in such manner that it customarily is considered part of the goods or (ii) by becoming the owner of the goods, a Person acquires a right to use the program in connection with the goods.

         "Guarantor": Each Person listed on EXHIBIT 1:1-0, annexed hereto.

         "Guarantor Agreement": Each instrument and document executed by any guarantor of the Liabilities to evidence or secure that guarantor's guaranty thereof.

         "Guarantor Default": Default or breach or the occurrence of any event of default under any Guarantor Agreement.

         "Hazardous Materials": Any (a) substance which is defined or regulated as a hazardous material in or under any Environmental Law and
                  (b) oil in any physical state.

         "Host Store": An entity which operates a retail store at which a Borrower, other than a Shoe Division Borrower, operates a retail shoe or apparel department as a so-called "licensed department".

         "Host Store Consent": An agreement by a Key Host Store

                           (a) with the Agents' predecessors in interest under
                  the 1999 Loan Agreement or the 1997 JBI / Morse Shoe Facility to which reference is made in the 1999 Loan Agreement ; or

                           (b) which the Administrative Agent determines (in the
                  Administrative Agent's reasonable discretion) provides for reasonable safeguards and protections concerning the interests of the Agents and the Lenders in the assets and operations of that Borrower, which agreement shall be similar in tenor to those provided to GBFC, Inc. and Fleet National Bank, as agents, in connection with said 1997 JBI / Morse Shoe Facility.

         "Host Store Receivables Advance Rate": 85%.

                                                                        Page: 15

         "Indebtedness":       All indebtedness and obligations of or assumed by
                  any Person on account of or in respect to any of the following:

                           (a) In respect of money borrowed (including any
                  indebtedness which is non-recourse to the credit of such Person but which is secured by an Encumbrance on any asset of such Person) whether or not evidenced by a promissory note, bond, debenture or other written obligation to pay money.

                           (b) In connection with any letter of credit or
                  acceptance transaction (including, without limitation, the face amount of all letters of credit and acceptances issued for the account of such Person or reimbursement on account of which such Person would be obligated).

                           (c) In connection with the sale or discount of
                  accounts receivable or chattel paper of such Person.

                           (d) On account of deposits or advances.

                           (e) As lessee under Capital Leases.

                           (f) In connection with any sale and leaseback
                  transaction which is not Permitted Equipment Debt.

                               "Indebtedness" of any Person also includes:

                                    (x) Indebtedness of others secured by an
                           Encumbrance on any asset of such Person, whether or not such Indebtedness is assumed by such Person.

                                    (y) Any guaranty, endorsement, suretyship or
                           other undertaking pursuant to which that Person may be liable on account of any obligation of any third party other than on account of the endorsement of checks and other items in the ordinary course.

                                    (z) The Indebtedness of a partnership or
                           joint venture for which such Person is liable as a general partner or joint venturer.

         "InDefault": Any occurrence, circumstance, or state of facts with respect to a Borrower which (a) is an Event of Default; or (b) would become an Event of Default if any requisite notice were given and/or any requisite period of time were to run and such occurrence, circumstance, or state of facts were not cured within any applicable grace period.

         "Indemnified Person": Is defined in Section 20:20-13.

         "Instruments": Has the meaning given that term in the UCC.

                                                                        Page: 16

         "Interest Payment Date": With reference to:

                          Each Libor Loan: The last day of the Interest Period
                  relating thereto; the Termination Date; and the End Date.

                           Each Base Margin Loan: The first day of each month;
                  the Termination Date; and the End Date.

         "Interest Period":    The following:

                           (a) With respect to each Libor Loan: Subject to
                  Subsection (c), below, the period commencing on the date of the making or continuation of, or conversion to, the subject Libor Loan and ending one, two, or three months thereafter, as the Borrowers' Representative may elect by notice (pursuant to Section 2:2-6) to the Administrative Agent and such other periods (no longer, in any event, however, than three months to which the Administrative Agent and the Borrowers' Representative may agree from time to time.

                           (b) With respect to each Base Margin Loan: Subject to
                  Subsection (c), below, the period commencing on the date of the making or continuation of or conversion to such Base Margin Loan and ending on that date (i) as of which the subject Base Margin Loan is converted to a Libor Loan, as the Borrowers' Representative may elect by notice (pursuant to Section 2:2-6) to the Administrative Agent, or (ii) on which the subject Base Margin Loan is paid by the Borrowers.

                           (c) The setting of Interest Periods is in all
                  instances subject to the following:

                                  (i)   Any Interest Period for a Base Margin
                           Loan which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day.

                                  (ii)  Any Interest Period for a Libor Loan
                           which would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless that succeeding Business Day is in the next calendar month, in which event such Interest Period shall end on the last Business Day of the month during which the Interest Period ends.

                                  (iii) Subject to Subsection (iv), below, any
                           Interest Period applicable to a Libor Loan, which Interest Period begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period ends, shall end on the last Business Day of the month during which that Interest Period ends.

                                  (iv)  Any Interest Period which would
                           otherwise end after the Termination Date shall end on the Termination Date.

                                                                        Page: 17

                                  (v) The number of Interest Periods in effect at any one time is subject to Section 2:2-12(e) hereof.

         "Inventory": Includes, without limitation, "inventory" as defined in the UCC and also all: (a) Goods which are leased by a Person as lessor; are held by a Person for sale or lease or to be furnished under a contract of service; are furnished by a Person under a contract of service; or consist of raw materials, work in process, or materials used or consumed in a business; (b) Goods of said description in transit; (c) Goods of said description which are returned, repossessed and rejected; (d) packaging, advertising, and shipping materials related to any of the foregoing; (e) all names, marks, and General Intangibles affixed or to be affixed or associated thereto; and (f) Documents and Documents of Title which represent any of the foregoing.

         "Inventory Advance Rate": 30%.

          Inventory Reserves": Such Reserves as may be established from time to time by the Administrative Agent in the Administrative Agent's reasonable discretion with respect to the determination of the saleability, at retail, of the Eligible Inventory or which reflect such other factors as affect the market value of the Eligible Inventory. Without limiting the generality of the foregoing, Inventory Reserves may include (but are not limited to) reserves based on the following:

                  (i) Obsolescence (based upon Inventory on hand beyond a given number of days).

                  (ii)     Seasonality.

                  (iii)    Shrinkage.

                  (iv)     Imbalance.

                  (v)      Change in Inventory character.

                  (vi)     Change in Inventory composition

                  (vii)    Change in Inventory mix.

                  (viii)   Markdowns (both permanent and point of sale)

                  (ix) Retail markons and markups inconsistent with prior period practice and performance; industry standards; current business plans; or advertising calendar and planned advertising events.

                  (x)      Consigned Inventory.

         "Investment Property": Has the meaning given that term in the UCC.

                                                                        Page: 18

         "Issuer": The issuer of any L/C.

         "J. Baker": J. Baker, Inc.

         "Key Host Store": Any Host Store at whose Stores more than five percent (5%) of the Borrowers' Inventory (at Retail) without regard to any Inventory of any Shoe Division Borrower is located.

         "L/C": Any letter of credit, the issuance of which is procured by the Administrative Agent for the account of any Borrower and any acceptance made on account of such letter of credit.

         "L/C Landing Costs": To the extent not included in the Stated
                  Amount of an L/C, customs, duty, freight, and other out-of-pocket costs and expenses which will be expended to "land" the Inventory, the purchase of which is supported by such L/C.

         "Lease": Any lease or other agreement, no matter how styled or structured, pursuant to which a Borrower is entitled to the use or occupancy of any space.


         "Lender": Collectively and each individually, each Revolving Credit
                  Lender and the Term Lender.

         "Lenders' Special Counsel": A single counsel, selected by the Majority
                  Lenders following the occurrence of an Event of Default, to represent the interests of the Lenders in connection with the enforcement, attempted enforcement, or preservation of any rights and remedies under this, or any other Loan Document, as well as in connection with any "workout", forbearance, or restructuring of the credit facility contemplated hereby.

         "Letter-of-Credit Right": Has the meaning given that term in UCC 9'99 and also refers to any right to payment or performance under an L/C, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

         "Liabilities": (a) All and each of the following, whether now existing or hereafter arising under this Agreement or under any of the other Loan Documents, including, without limitation, the following:

                        (i) Any and all direct and indirect liabilities,
                  debts, and obligations of each

                                                                        Page: 19

                  Borrower to any Agent or any Lender, each of every kind, nature, and description owing on account of this Agreement or any other Loan Document.

                           (ii) Each obligation to repay any loan, advance, indebtedness, note, obligation, overdraft, or amount now or hereafter owing by any Borrower to any Agent or any Lender (including all future advances whether or not made pursuant to a commitment by any Agent or any Lender), whether or not any of such are liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, contingent, or of any other type, nature, or description, or by reason of any cause of action which any Agent or any Lender may hold against any Borrower.

                           (iii) All notes and other obligations of each
                  Borrower now or hereafter assigned to or held by any Agent or any Lender, each of every kind, nature, and description.

                           (iv) All interest, fees, and charges and other amounts which may be charged by any Agent or any Lender to any Borrower and/or which may be due from any Borrower to any Agent or any Lender from time to time.

                           (v) All costs and expenses incurred or paid by any Agent in respect of any agreement between any Borrower and any Agent or instrument furnished by any Borrower to any Agent (including, without limitation, Costs of Collection, attorneys' reasonable fees, and all court and litigation costs and expenses).

                           (vi) Any and all covenants of each Borrower to or with any Agent or any Lender and any and all obligations of each Borrower to act or to refrain from acting in accordance with any agreement between that Borrower and any Agent or any Lender or instrument furnished by that Borrower to any Agent or any Lender.

                           (vii) Each of the foregoing as if each reference to
                  the " any Agent or any Lender" were to each Affiliate of the Administrative Agent.

                  (b) Any and all direct or indirect liabilities, debts, and obligations of each Borrower to any Agent or any Affiliate of any Agent, each of every kind, nature, and description owing on account of any service or accommodation provided to, or for the account of any Borrower pursuant to this or any other Loan Document, including cash management services and the issuances of L/C's.

         "Libor Business Day": Any day which is both a Business Day and a day on which the principal interbank market for Libor deposits in London in which Fleet National Bank participates is open for dealings in United States Dollar deposits.

         "Libor Loan": Any Revolving Credit Loan which bears interest at a
                  Libor Rate.

                                                                        Page: 20

         "Libor Offer Rate": That rate of interest (rounded upwards, if necessary, to the next 1/100 of 1%) determined by the Administrative Agent in good faith to be the highest prevailing rate per annum at which deposits on U.S. Dollars are offered to Fleet National Bank, by first-class banks in the London interbank market in which Fleet National Bank participates at or about 10:00AM (Boston Time) Two (2) Libor Business Days before the first day of the Interest Period for the subject Libor Loan, for a deposit approximately in the amount of the subject loan for a period of time approximately equal to such Interest Period.

         "Libor Margin":     Until the Pricing Grid Effective Date: 225 Basis
                  Points. Commencing with the Pricing Grid Effective Date: The then applicable Libor Margin as determined from the Pricing Grid.

         "Libor Rate":       That per annum rate which is the aggregate of the
                  Libor Offer Rate plus the Libor Margin except that, in the event that the Administrative Agent determines in good faith that any Revolving Credit Lender may be subject to the Reserve Percentage, the "Libor Rate" shall mean, with respect to any Libor Loans then outstanding (from the date on which that Reserve Percentage first became applicable to such loans), and with respect to all Libor Loans thereafter made, an interest rate per annum equal the sum of (a) plus (b), where:

                           (a) is the decimal equivalent of the following
                  fraction:
                                   Libor Offer Rate
                                   ----------------
                              1 minus Reserve Percentage

                           (b) is the applicable Libor Margin.

         "Liquidation":      The exercise, by the Collateral Agent, of those
                  rights accorded to the Collateral Agent under the Loan Documents as a creditor of the Borrowers following and on account of the occurrence of an Event of Default looking towards the realization on the Collateral. Derivations of the word "Liquidation" (such as "Liquidate") are used with like meaning in this Agreement.

         "Loan Account":     Is defined in Section 2:2-9.

         "Loan Commitment": With respect to each Revolving Credit Lender, that respective Revolving Credit Lender's Revolving Credit Dollar Commitment.

                             With respect to the Term Lender, the then unpaid
                  principal balance of the Term Loan.

                                                                        Page: 21

         "Loan Documents": This Agreement, each instrument and document executed and/or delivered pursuant to the 1999 Loan Agreement or as contemplated by Article 4:, below, and each other instrument or document from time to time executed and/or delivered in connection with the arrangements contemplated hereby or in connection with any transaction with the Administrative Agent or the Collateral Agent or any Affiliate of the Administrative Agent or the Collateral Agent, including, without limitation, any transaction which arises out of any cash management, depository, investment, letter of credit, interest rate protection, or equipment leasing services provided by the Administrative Agent or the Collateral Agent or any Affiliate of the Administrative Agent or the Collateral Agent, as each may be amended from time to time.

         "Loan to Collateral Percentage": Restatement Date to December 15,
                                          2002:                            100%
                                          On and After December 15, 2002: 97.0%

         "Loan to Collateral Reserve": A Reserve set so that

                  (a) The amount made available under the Borrowing Base on account of Eligible Inventory does not exceed 85% of the Appraised Inventory Liquidation Value.

                  And

                  (b) The aggregate of the following does not exceed the Appraised Inventory Liquidation Value multiplied by the Loan to Collateral Percentage:

                           (i) The then unpaid principal balance of the Term Loan

                           plus

                           (ii) Amounts made available under the Borrowing Base on account of Eligible Inventory other than Eligible Shoe Inventory.

                           plus

                           (iii) Until April 15, 2001, amounts made available under the Borrowing Base on account of Eligible Shoe Inventory.

         "Majority Lenders": Lenders (other than Delinquent Revolving Credit
                  Lenders) holding 51% or more of the Loan Commitments (other than any Loan Commitments held by Delinquent Revolving Credit Lenders).

         "Material Accounting Change": Any change in GAAP applicable to accounting periods subsequent to the Borrowers' fiscal year most recently completed prior to the execution of this Agreement, which change has a material effect on the Borrowers' Consolidated


                                                                        Page: 22
                  financial condition or operating results, as reflected on financial statements and reports prepared by or for the Borrowers, when compared with such condition or results as if such change had not taken place or where preparation of the Borrowers' statements and reports in compliance with such change results in the breach of a financial performance covenant imposed pursuant to Section 6:6-11 where such a breach would not have occurred if such change had not taken place or visa versa.

         "Maturity Date": January 31, 2004.

         "Minimum Availability Breach": The occurrence of either of the following for three (3) or more consecutive days:

                  (a) At any time, Excess Availability is less than $6.5
         Million.

                  (b) At any time from December 15, 2001 to date on which all of the Bonds are repurchased, redeemed, or retired, Excess Availability is less than the greater of:

                           (i) The result of (x) $35 Million minus the aggregate face amount of the Bonds which have been repurchased, redeemed, or retired; or

                           (ii)     $25 Million.

         "Nominee": A business entity (such as a corporation or limited partnership) formed by the Collateral Agent to own or manage any Post Foreclosure Asset.

         "NonConsenting Revolving Credit Lender": Is defined in Section
                  16:16-11.

         "Obligor": J. Baker and each Borrower.

         "Operating Account": Is defined in Section 8:8-2.

         "OverLoan": A loan, advance, or providing of credit support (such as the issuance of any L/C) to the extent that, immediately after its having been made, Availability is less than zero.

         "Participant": Is defined in Section 20:20-16, hereof.

         "Payment Intangible": Has the meaning given that term in UCC 9'99 and also refers to any general intangible under which the Account Debtor's primary obligation is a monetary

                                                                        Page: 23
                  obligation.

         "Permitted Asset Disposition": A sale or other disposition of the assets of any Borrower, not in the ordinary course (other than the Shoe Division Sale), where

                           (a) the assets which are the subject of such sale
                  (valued for such purpose in the same manner that such assets are valued for purposes of calculation of the Borrowing Base) when aggregated with all assets which had been the subject of prior such sales or other dispositions, does not exceed 20 percent of the Borrowing Base on the date on which such sale or other disposition is consummated; and

                           (b) on the date on which the sale or other
                  disposition of assets is consummated, no Borrower is InDefault and none will become InDefault as a result of such consummation.

         "Permitted Bond Refinancing": The issuance of unsecured bonds, the net proceeds of which are used to effect (x) a Permitted Redemption or (y) to repay the then unpaid principal balance of the Loan Account or (z) possibly to provide funds for a Permitted Term Loan Refinancing, where

                  (a) such unsecured bonds have a maturity which is later than the Maturity Date; and

                  (b) if the documentation which governs such bonds includes a limitation on secured working capital financing, then such limitation does not

                           (i) include reference to any formula as the basis on which such working capital financing may be incurred; and

                           (ii) include a cap on the aggregate secured debt
                  outstanding at any one time which is less than $15 Million greater than the secured debt commitments in effect on the date of such transaction.

         "Permitted Distributions": The following payments:

                  (a) To J. Baker, in order to make regularly scheduled payments of interest on the Bonds.

                  (b) Dividends, declared and made after the date of this Agreement, not exceeding $1.5 Million in any one year, and not otherwise described in this Definition.

                  (c) Applicable only after the retirement of all of the Bonds:
         Dividends, which in any Fiscal year, when combined with the dividends described in Section (b) of this Definition, do not exceed 25% of the Borrowers' Consolidated net income

                                                                        Page: 24
         for the then immediately previous Fiscal year, provided that each of the following conditions is satisfied:

                           (i) Availability (on average), during the Fiscal quarter immediately prior to that during which such dividend is paid, is not less than $30,000,000.00.

                           (ii) Availability, after giving effect to the payment of such dividend, is not less than $30,000,000.00.

                  (e)      Permitted Overhead Contributions.

         "Permitted Encumbrances": The following:

                  (a) The security interest created herein.

                  (b) Encumbrances which secure Permitted Equipment Debt.

                  (c) Encumbrances on properties to secure taxes, assessments and other government charges or claims for labor, material or supplies in respect of obligations not then overdue; deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations; Encumbrances of carriers, warehousemen, mechanics and materialmen, and other like Encumbrances on properties in existence less than 90 days from the date of creation thereof in respect of obligations not overdue; and Encumbrances on properties consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's Encumbrances under leases to which the Borrower is a party, and other minor Encumbrances or encumbrances none of which interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower, which defects do not individually or in the aggregate have a materially adverse effect on the business of any Borrower individually or of the Borrowers as a whole or which are being actively contested in good faith by appropriate proceedings as to which the Borrowers have established reasonable reserves, it being understood, however, that the filing of a tax lien which includes any Inventory or Accounts does not constitute a "Permitted Encumbrance", even if being so contested.

         "Permitted Equipment Debt": Indebtedness to finance Equipment, including (i) including Capital Leases (but excluding any Indebtedness on account of any operating lease), (ii) purchase money financing, or (iii) sales and leasebacks within 90 days of the acquisition of the subject Equipment, which when aggregated with all other Permitted Equipment Debt, does not to exceed $15 Million outstanding at any one time, where the holder of such

                                                                        Page: 25

                  Indebtedness has executed an Equipment Usage Agreement substantially in the form of EXHIBIT 5:5-7(c)(ii), annexed hereto.


         "Permitted Indebtedness": The following Indebtedness:

                  (a)      Indebtedness on account of the Revolving Credit.
                  (b)      Indebtedness on account of the Term Loan.
                  (c)      Permitted Bond Refinancing.
                  (d)      Permitted Equipment Debt
                  (e)      Permitted SubDebt
                  (f)      Permitted Term Loan Refinancing
                  (g) Indebtedness on account of the Bonds; the debentures initially issued by Morse Shoe, Inc.; and J. Baker's notes initially placed by DLJ.

         Permitted Investments": Marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by a Borrower; demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000.00; securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Services, Inc., and not less than "A 1" if rated by Standard and Poor's; investments (not to exceed $100,000.00 at any one time) in common and preferred stock traded on national securities exchanges; additional investments in the capital stock of any other Borrower; and loans permitted pursuant to
                  Section 5:5-21(c).

         "Permitted Overhead Contributions": Rent under the lease of the Canton
                  Warehouse.

         "Permitted Redemptions": Redemptions, prepayments, repayments, and purchases at a discount of any of the following: the Bonds; the debentures initially issued by Morse Shoe, Inc.; and J. Baker's notes initially placed by DLJ.

         "Permitted SubDebt": Unsecured Indebtedness (in addition to Permitted
                  Bond Refinancing)

                  (a) not to exceed $35 Million principal balance outstanding at any one time;
                  (b) repayment of which is subordinated to the Liabilities;
                  (c) with a maturity which is later than the Maturity Date;

                                                                        Page: 26

                  (d) if the documentation which governs such unsecured Indebtedness includes a limitation on secured working capital financing, then such limitation does not
                           (i) include reference to any formula as the basis on
                  which such working capital financing may be incurred; and
                           (ii) include a cap on the aggregate secured debt
                  outstanding at any one time which is less than $15 Million greater than the secured debt commitments in effect on the date of such transaction.

         "Permitted Term Loan Refinancing": A refinancing of the Term Loan on terms reasonably satisfactory to the Administrative Agent.

         "Person": Any natural person, and any corporation, limited liability company, trust, partnership, joint venture, or other enterprise or entity.

         "PIK Interest": Defined in Section 3:3-4(b)(ii).

         "Post Foreclosure Asset": All or any part of the Collateral, ownership of which is acquired by the Collateral Agent or a Nominee on account of the "bidding in" at a disposition as part of a Liquidation or by reason of a "deed in lieu" type of transaction.

         "Pricing Grid": The table annexed hereto as EXHIBIT 2:2-12.

         "Pricing Grid Effective Date": The later of (a) June 1, 2002 or (b) the redemption in full of the Bonds.

         "Proceeds": Includes, without limitation, "Proceeds" as defined in the UCC and each type of property described in Section 9:9-1 hereof.

         "Pro-Rata": A proportional distribution based upon a Lender's percentage claim to the overall aggregate amount being distributed.

         "Protective OverAdvances": Revolving Credit Loans which are OverLoans, but as to which each of the following conditions is satisfied:
                  (a) the Revolving Credit Ceiling is not exceeded; and (b) when aggregated with all other Protective OverAdvances, such Revolving Credit Loans do not aggregate more than 5% of the aggregate of the Borrowing Base; and (c) such Revolving Credit Loans are made or undertaken in the Agents'

                                                                        Page: 27
                  discretion to protect and preserve the interests of the Lenders.

         "Receipts": All cash, cash equivalents, money, checks, credit card slips, receipts and other Proceeds from any sale of the Collateral.

         "Receivables Advance Rate": 75%.

         "Receivables Collateral": That portion of the Collateral which consists of Accounts, Accounts Receivable, General Intangibles, Chattel Paper, Instruments, Documents of Title, Documents, Investment Property, Payment Intangibles, Letter-of-Credit Rights, bankers' acceptances, and all other rights to payment.

         "Receivables Reserves": Such Reserves as may be established from time to time by the Administrative Agent in the Administrative Agent's reasonable discretion with respect to the determination of the collectibility in the ordinary course and of the creditworthiness of the Eligible Receivables. Without limiting the generality of the foregoing, A/R Reserves shall include (but are not limited to) reserves based on the following:

                  (i) The aggregate of all accounts receivables which are more than 60 days past invoice.

                  (ii) The aggregate of all accounts receivable owed by any Account Debtor 25% or more of whose accounts are described in Subsection (i), above.

                  (iii) The aggregate of all accounts receivable which arise out of the sale by the Borrower of goods consigned or delivered to the Borrower or to the Account Debtor on sale or return terms (whether or not compliance has been made with the applicable provisions of Article 2 of the Uniform Commercial Code).
                  (iv) The aggregate of all accounts receivable which arise out of any sale made on a basis other than upon terms usual to the business of the Borrower.
                  (v) The aggregate of all accounts receivable which arise out of any sale made on a "bill and hold," dating, or delayed shipping basis.
                  (vi) The aggregate of all accounts receivable which are owed by any Account Debtor whose principal place of business is not within the United States, the District of Columbia, or Canada.
                  (vii) The aggregate of all accounts receivable which are owed by any Affiliate.
                  (viii) The aggregate of all accounts receivable to the extent that the Account

                                                                        Page: 28

                           Debtor holds or is entitled to any claim, counterclaim, set off, or chargeback as determined by the Administrative Agent in its discretion.
                  (ix) The aggregate of all accounts receivable which are evidenced by a promissory note or other documentation evidencing modified payment terms.
                  (x) The aggregate of all accounts receivable which are owed by any person employed by, or a salesperson of, the Borrower.

         "Register": Is defined in Section 17:17-2(c).

         "Requirements of Law": As to any Person:

                  (a)      Applicable Law.
                  (b)      That Person's organizational documents.
                  (c) That Person's by-laws and/or other instruments which deal with corporate or similar governance, as applicable.

         "Reserve Percentage": The decimal equivalent of that rate applicable to the Lender under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement of Lender with respect to "Eurocurrency liabilities" as defined in such regulations. The Reserve Percentage applicable to a particular Libor Loan shall be based upon that in effect during the subject Interest Period, with changes in the Reserve Percentage which take effect during such Interest Period to take effect (and to consequently change any interest rate determined with reference to the Reserve Percentage) if and when such change is applicable to such loans.

         "Reserves": The following: Loan to Collateral Reserve, Receivables
                  Reserves, Availability Reserves and Inventory Reserves.

         "Restatement Date": The date of this first amendment and restatement of the 1999 Loan Agreement.

         "Retail": As reflected in a Borrowers' stock ledger, being the current ticket price aggregated by SKU, except that to the extent that Eligible Inventory is not reflected in the stock ledger, "Retail" shall be determined as tracked on such non stock ledger inventory systems of a Borrower which are deemed adequate for such purpose by the

                                                                        Page: 29

                  Administrative Agent in the exercise of the Administrative Agent's discretion.

         "Revolving Credit": Is defined in Section 2:2-1.

         "Revolving Credit Ceiling": $110,000,000.00.

         "Revolving Credit Commitment Fee": Is defined in Section 2:2-13.

         "Revolving Credit Debt": At any time, the lesser of (a) or (b), where

                           (a) is $110,000,000.00.

                           (b) is Indebtedness of the Borrowers on account of
                  loans and advances under the Revolving Credit which Indebtedness, when incurred or when Acceleration takes place, is within amounts available to be borrowed under the Revolving Credit or constitutes Protective OverAdvances, as reflected on the Borrowing Base Certificate (if any) in reliance on which the subject loan or advance was made, it being understood that, (i) in the absence of manifest computational error by the Borrowers' Representative, the Administrative Agent may rely on, and Term Lender shall be bound by, the determination of such availability as reflected on such Borrowing Base Certificate, and (ii) the status of indebtedness as "Revolving Credit Debt" is determined without regard to any subsequent declination in the appraised value of the Inventory or other assets on which such availability had been so determined, and
                  (iii) the occurrence of a BaseLine Covenant Breach, in and of itself, shall not affect the status of indebtedness as "Revolving Credit Debt". (For purposes of the determination of whether a loan or advance to cover the honoring of a L/C constitutes "Revolving Credit Debt", the date of issuance of the subject L/C shall constitute the date on which the subject indebtedness was incurred).

         "Revolving Credit Dollar Commitment": As set forth on EXHIBIT 2:2-24, annexed hereto (as such amounts may change in accordance with the provisions of this Agreement).

         "Revolving Credit Early Termination Fee": Is defined in Section 2:2-16.

         "Revolving Credit Fees": The Unused Line Fee, Revolving Credit
                  Commitment Fee, Revolving Credit Early Termination Fee, fees for L/C's which are specifically for the account of the Revolving Credit Lenders and all other fees (such as a fee (if any) on account of the execution of an amendment of a Loan Document) payable by any Borrower in respect of the Revolving Credit other than any amount payable to an Agent as

                                                                        Page: 30
                  reimbursement for any cost or expense incurred by that Agent on account of the discharge of that Agent's duties under the Loan Documents.

         "Revolving Credit Lenders": Each Revolving Credit Lender to which reference is made in the Preamble of this Agreement and any other Person who becomes a "Revolving Credit Lender" in accordance with the provisions of this Agreement.

         "Revolving Credit Loans": Loans made under the Revolving Credit, except that where the term "Revolving Credit Loan" is used with reference to available interest rates applicable to the loans under the Revolving Credit, it refers to so much of the unpaid principal balance of the Loan Account as bears the same rate of interest for the same Interest Period. (See Section 2:2-12(d)).

         "Revolving Credit Note": Is defined in Section 2:2-10.

         "Revolving Credit Obligations": The aggregate of the Borrowers' liabilities, obligations, and indebtedness of any character on account of or in respect to the Revolving Credit.

         "Revolving Credit Percentage Commitment": As set forth on EXHIBIT
                  2:2-24, annexed hereto (as such amounts may change in accordance with the provisions of this Agreement).

         "SEC":   The Securities and Exchange Commission.

         "Shoe    Division Borrowers": Morse Shoe, Inc. and JBI, Inc.

         "Shoe    Division Host Store Receivables Advance Rate":

                              Restatement Date to May 1, 2001 : 85%
                              Thereafter                      : Zero

         "Shoe Division Sale": That transaction described in a certain November 8, 2000 letter from the Borrowers' Representative to the Administrative Agent, pursuant to which transaction, J. Baker would cause the sale, by the Shoe Division Borrowers, of substantially all of their respective assets (it being understood that each reference, herein, to the consummation of the Shoe Division Sale is to consummation of such sale as consented to by the Lenders under the 1999 Loan Agreement, but subject to such adjustment to the net proceeds to be received by the Borrowers as reflects a change to the number of retail


                                                                        Page: 31
                  locations which are the subject of such sale).

         "Shoe Inventory Advance Rate":

                            Restatement Date to April 15, 2001 : 28%
                            Thereafter                         : Zero

         "Side Collateral Account": An account established by the Borrowers'
                  Representative with Fleet National Bank, the contents of which shall be pledged to the Collateral Agent to secure the Liabilities and which may consist of cash and Permitted Investments.

         "Standstill Period": A period of 15 consecutive days, initiated by written notice by the Term Lender to the Administrative Agent in accordance with Section 14:14-2(a).

         "Stated Amount": The maximum amount for which an L/C may be honored.

         "Store": Each location at which a Borrower regularly offers Inventory for sale to the public.

         "SuperMajority Lenders": Lenders (other than Delinquent Revolving
                  Credit Lenders) holding 66-2/3% or more the Loan Commitments (other than Loan Commitments held by a Delinquent Revolving Credit Lender).

         "Supporting Obligation": Has the meaning given that term in UCC 9'99 and also refers to a Letter-of-Credit Right or secondary obligation which supports the payment or performance of an Account, Chattel Paper, a Document, a General Intangible, an Instrument, or Investment Property.

         "SwingLine": The facility pursuant to which the SwingLine Lender may advance Revolving Credit Loans aggregating up to the SwingLine Loan Ceiling.

         "SwingLine Lender": FRFI.

         "SwingLine Loan Ceiling": $15,000,000.00 (subject to increase as provided in Section 16:16-4(b)).

         "SwingLine Loans": Defined in Section 2:2-8.

                                                                        Page: 32

         "Term Loan Interest Payment Date": Defined in Section 3:3-4(b)(i).

         "Term Loan Interest Rate": Defined in Section 3:3-4(a).

         "Term Lender": Defined in the Preamble.

         "Term Loan": Defined in Section 3:3-1(b).

         "Term Loan Action Event": The occurrence of any of the following: a BaseLine Covenant Breach, a Minimum Availability Breach, or a Term Loan Payment Breach.

         "Term Loan Commitment Fee": Described in Section 3:3-5.

         "Term Loan Early Termination Fee": Defined in Section 3:3-3(b).

         "Term Loan Fees": The Term Loan Commitment Fee, the Term Loan Early
                  Termination Fee, and all other fees (such as a fee (if any) on account of the execution of an amendment of any Loan Document) payable by any Borrower in respect of the Term Loan other than any amount payable to an Agent as reimbursement for any cost or expense incurred by that Agent on account of the discharge of that Agent's duties under the Loan Documents.

         "Term Loan Obligations": The aggregate of the Borrowers' liabilities, obligations, and indebtedness of any character to Term Lender under the Loan Documents.

         "Term Loan Payment Breach": The failure by the Borrowers to have made any payment on account of the Term Loan Debt or Term Loan Fees prior to expiry of any grace period applicable to such payment.

         "Term Note": Defined in Section 3:3-2.

         "Termination Date": The earliest of (a) the Maturity Date; or (b) the occurrence of any event described in Section 11:11-11, below; or (c) the Administrative Agent's notice to the Borrowers' Representative setting the Termination Date on account of the occurrence of any Event of Default other than as described in
                  Section 11:11-11, below; or (d) that date, ninety (90) days irrevocable written notice of which is provided by the Borrowers' Representative to the Administrative Agent.

                                                                        Page: 33

         "Transfer": Wire transfer pursuant to the wire transfer system maintained by the Board of Governors of the Federal Reserve Board, or as otherwise may be agreed to from time to time by the Administrative Agent making such Transfer and the subject Revolving Credit Lender. Wire instructions may be changed in the same manner that Notice Addresses may be changed (Section 18:18-1), except that no change of the wire instructions for Transfers to any Revolving Credit Lender shall be effective without the consent of the Administrative Agent.

         "UCC": The Uniform Commercial Code as in effect from time to time in Massachusetts.

         "UCC9'99": The Uniform Commercial Code, Article 9, 1999 Official Text, except that following the effectiveness, in Massachusetts, of the revision of Article 9 of the Uniform Commercial Code contemplated by UCC9'99 (with such nonuniform variations as may be adopted as part of the enactment of that revision), each reference to "UCC9'99" shall be to the UCC.

         "Unanimous Consent": Consent of Lenders (other than Delinquent
                  Revolving Credit Lenders) holding 100% of the Loan Commitments (other than Loan Commitments held by a Delinquent Revolving Credit Lender).

         "Unused  Line Fee": Is defined in Section 2:2-15.


ARTICLE 2: - THE REVOLVING CREDIT:

         2-1 .    ESTABLISHMENT OF  REVOLVING CREDIT
                  (a) The Revolving Credit Lenders hereby establish a revolving line of credit (the "Revolving Credit") in the Borrowers' favor pursuant to which each Revolving Credit Lender, subject to, and in accordance with, this Agreement, acting through the Administrative Agent, shall make loans and advances and otherwise provide financial accommodations to and for the account of the Borrowers as provided herein.
                  (b) Loans, advances, and financial accommodations under the Revolving Credit shall be made with reference to the Borrowing Base and shall be subject to Availability. The Borrowing Base and Availability shall be determined by the Administrative Agent by reference to Borrowing Base Certificates furnished as provided in Section 6:6-4, below, and shall be subject to the following:
                           (i) Such determination shall take into account the Loan to Collateral Reserve
                                                                        Page: 34
         and such other Reserves as the Administrative Agent may determine as being applicable thereto.

                           (ii) The Retail of Eligible Inventory will be calculated in a manner consistent with current tracking practices, based on stock ledger inventory at Retail and (to the extent not reflected in the stock ledger) JBI Apparel catalogue and Work N' Gear inventory shall be determined at Retail as tracked on such non stock ledger inventory systems of a Borrower which are deemed adequate for such purpose by the Administrative Agent.

                  (c) The commitment of each Revolving Credit Lender to provide such loans, advances, and financial accommodations is subject to
         Section 2:2-24.

                  (d) The proceeds of borrowings under the Revolving Credit shall be used solely in accordance with the Business Plan for the Borrowers' working capital needs, Capital Expenditures, and to effect Permitted Redemptions, all solely to the extent permitted by this Agreement. No proceeds of a borrowing under the Revolving Credit may be used, nor shall any be requested, with a view towards the accumulation of any general fund or funded reserve of the Borrowers other than in the ordinary course of the Borrowers' business and consistent with the provisions of this Agreement.

         2-2.     ADVANCES IN EXCESS OF BORROWING BASE (OVERLOANS).

                  (a) No Revolving Credit Lender has any obligation to make any loan or advance, or otherwise to provide any credit to or for the benefit of the Borrowers where the result of such loan, advance, or credit is an OverLoan.

                  (b) The Revolving Credit Lenders' obligations, among themselves, are subject to Section 13:13-3(a) (which relates to each Revolving Credit Lender's making amounts available to the Administrative Agent) and to Section 16:16-3(a) (which relates to Protective OverAdvances).

                  (c) The Revolving Credit Lenders' providing of an OverLoan on any one occasion does not affect the obligations of each Borrower hereunder (including each Borrower's obligation to immediately repay any amount which otherwise constitutes an OverLoan) nor obligate the Revolving Credit Lenders to do so on any other occasion.

         2-3.     INITIAL RESERVES. CHANGES TO RESERVES.

                  (a) At the execution of the amendment and restatement of this Agreement, the only Reserves are as follows:

                           (i) Those in effect, immediately prior to such amendment and restatement.

                           (ii)     The Loan to Collateral Reserve.

                  (b) The Administrative Agent shall provide not less than seven
         (7) days prior notice to the Borrowers' Representative of the establishment of any Reserve (other than those established at the execution of this Agreement) except that the following may be undertaken without such prior notice:

                                                                        Page: 35

                           (i) a change to the amount of a then existing Reserve (as distinguished from a change by which such Reserve is measured or determined), which change reflects changed circumstances (e.g. the amount of the Reserve for Customer Credit Liability will change based on the aggregate of Customer Credit Liability at any one time); and
                           (ii) the creation of, or a change to an existing Reserve on account of circumstances which the Administrative Agent determines as having a material adverse change on the maintenance of loan to collateral values.

         2-4. RISKS OF VALUE OF COLLATERAL. The Administrative Agent's reference to a given asset in connection with the making of loans, credits, and advances and the providing of financial accommodations under the Revolving Credit and/or the monitoring of compliance with the provisions hereof shall not be deemed a determination by the Administrative Agent or any Revolving Credit Lender relative to the actual value of the asset in question. All risks concerning the value of the Collateral are and remain upon the Borrowers. All Collateral secures the prompt, punctual, and faithful performance of the Liabilities whether or not relied upon by the Administrative Agent in connection with the making of loans, credits, and advances and the providing of financial accommodations under the Revolving Credit.

         2-5. COMMITMENT TO MAKE REVOLVING CREDIT LOANS AND SUPPORT LETTERS OF CREDIT.
         Subject to the provisions of this Agreement, the Lenders shall make a loan or advance under the Revolving Credit and the Administrative Agent shall cause L/C's to be issued for the account of the Borrowers' Representative, in each instance if duly and timely requested by the Borrowers' Representative as provided herein provided that: (a) No OverLoan is then outstanding and none will result therefrom. (b) No Borrower is then InDefault and none will thereby become InDefault.

         2-6. REVOLVING CREDIT LOAN REQUESTS.

                  (a) Requests for loans and advances under the Revolving Credit or for the continuance or conversion of an interest rate applicable to a Revolving Credit Loan may be requested by the Borrowers' Representative in such manner as may from time to time be reasonably acceptable to the Administrative Agent.
                  (b) Subject to the provisions of this Agreement, the Borrowers' Representative may request a Revolving Credit Loan and elect an interest rate and Interest Period to be applicable to that Revolving Credit Loan by giving notice to the Administrative Agent by no later than the following:

                           (i) If such Revolving Credit Loan is to be or is to be converted to a Base Margin Loan: By 1:00PM on the Business Day on which the subject Revolving Credit Loan is to be made or is to be so converted. Base Margin Loans requested by the Borrowers'
         Representative,

                                                                        Page: 36
         other than those resulting from the conversion of a Libor Loan, shall not be less than $10,000.00.
                           (ii) If such Revolving Credit Loan is to be, or is to be continued as, or converted to, a Libor Loan: By 1:00PM Three (3) Libor Business Days before the commencement of any new Interest Period or the end of the then applicable Interest Period. Libor Loans and conversions to Libor Loans shall each be not less than $1,000,000.00 and in increments of $100,000.00 in excess of such minimum.
                           (iii) Any Libor Loan which matures while any Borrower is InDefault shall be converted, at the option of the Administrative Agent, to a Base Margin Loan notwithstanding any notice from the Borrowers' Representative that such Loan is to be continued as a Libor Loan.

                  (c) Any request for a Revolving Credit Loan or for the continuance or conversion of an interest rate applicable to a Revolving Credit Loan which is made after the applicable deadline therefor, as set forth above, shall be deemed to have been made at the opening of business on the then next Business Day or Libor Business Day, as applicable. Each request for a Revolving Credit Loan or for the conversion of a Revolving Credit Loan shall be made in such manner as may from time to time be acceptable to the Administrative Agent.

                  (d) The Borrowers' Representative may request that the Administrative Agent cause the issuance by the Issuer of L/C's for the account of a Borrower as provided in Section 2:2-19.

                  (e) The Administrative Agent may rely on any request for a loan or advance, or other financial accommodation under the Revolving Credit which the Administrative Agent, in good faith, believes to have been made by a Person duly authorized to act on behalf of the Borrowers' Representative and may decline to make any such requested loan or advance, or issuance, or to provide any such financial accommodation pending the Administrative Agent's being furnished with such documentation concerning that Person's authority to act as reasonably may be satisfactory to the Administrative Agent.

                  (f) A request by the Borrowers' Representative for loan or advance, or other financial accommodation under the Revolving Credit shall be irrevocable and shall constitute certification by each Borrower that as of the date of such request, each of the following is true and correct:

                           (i) There has been no material adverse change in the Borrowers' financial condition (taken as a whole) from the most recent financial information furnished Administrative Agent or any Lender pursuant to this Agreement.

                           (ii) Each representation, not relating to a specific date, which is made herein or in any of the Loan Documents is then true and correct in all material respects as of and as if made on the date of such request (except (A) to the extent of changes resulting from transactions contemplated or permitted by this Agreement or the other Loan Documents and changes occurring in the ordinary course of business which singly or in the aggregate are not materially adverse and (B) to the extent that such representations and warranties expressly relate to a then earlier date).


                                                                        Page: 37

                           (iii) Unless accompanied by the Certificate of the Borrowers' Representative's Chief Executive Officer, President, or Chief Financial Officer describing (in reasonable detail) the facts and circumstances thereof and the steps (if any) being taken to remedy such condition, no Borrower is InDefault.

                  (g) If, at any time or from time to time, any Borrower is
         InDefault:

                           (i) The Administrative Agent may suspend the
Revolving Credit immediately, in which event, neither the Administrative Agent nor any Revolving Credit Lender shall be obligated, during such suspension, to make any loans or advance, or to provide any financial accommodation hereunder or to seek the issuance of any L/C.

                           (ii) The Administrative Agent may suspend the right of the Borrowers' Representative to request any Libor Loan or to convert any Base Margin Loan to a Libor Loan.

         2-7      MAKING OF REVOLVING CREDIT LOANS.

                  (a) A loan or advance under the Revolving Credit shall be made by the transfer of the proceeds of such loan or advance to the Operating Account or as otherwise instructed by the Borrowers' Representative.

                  (b) A loan or advance shall be deemed to have been made under the Revolving Credit (and the Borrowers shall be indebted to the Administrative Agent and the Revolving Credit Lenders for the amount thereof immediately) at the following:
                           (i) The Administrative Agent's initiation of the transfer of the proceeds of such loan or advance in accordance with the Borrowers' Representative's instructions (if such loan or advance is of funds requested by the Borrowers' Representative).

                           (ii) The charging of the amount of such loan to the Loan Account (in all other circumstances).

                  (c) There shall not be any recourse to or liability of any Agent or any Lender on account of:

                           (i) Any delay, beyond the reasonable control of the Agents and the Revolving Credit Lenders, in the making of any loan or advance requested under the Revolving Credit.

                           (ii) Any delay, beyond the reasonable control of the Agents and the Revolving Credit Lenders, by any bank or other depository institution in treating the proceeds of any such loan or advance as collected funds.

                           (iii) Any delay in the receipt, and/or any loss, of funds which constitute a loan or advance under the Revolving Credit, the wire transfer of which was properly initiated by the Administrative Agent in accordance with wire instructions provided to the Administrative Agent by the Borrowers' Representative.

                                                                        Page: 38

         2-8.     SWINGLINE LOANS.
                  (a) For ease of administration, Base Margin Loans may be made by the SwingLine Lender (in the aggregate, the "SwingLine Loans") in accordance with the procedures set forth in this Agreement for the making of loans and advances under the Revolving Credit. The unpaid principal balance of the SwingLine Loans shall not at any one time be in excess of the SwingLine Loan Ceiling.
                  (b) The aggregate unpaid principal balance of SwingLine Loans shall bear interest at the rate applicable to Base Margin Loans and shall be repayable as a loan under the Revolving Credit.

                  (c) The Borrowers' obligation to repay SwingLine Loans shall be evidenced by a Note in the form of EXHIBIT 2:2-8(c), annexed hereto, executed by the Borrowers, and payable to the SwingLine Lender. Neither the original nor a copy of that Note shall be required, however, to establish or prove any Liability. Upon the Borrowers' Representative's being provided with an affidavit from the Administrative Agent to the effect that said Note has been lost, mutilated, or destroyed, the Borrowers shall execute a replacement thereof and deliver such replacement to the SwingLine Lender.
                  (d) For all purposes of this Loan Agreement, the SwingLine Loans and the Borrowers' obligations to the SwingLine Lender constitute Revolving Credit Loans and are secured as "Liabilities".
                  (e) SwingLine Loans may be subject to periodic settlement with the Revolving Credit Lenders as provided in this Agreement.

         2-9.     THE LOAN ACCOUNT.
                  (a) An account ("Loan Account") shall be opened on the books of the Administrative Agent in which a record shall be kept of all loans and advances made under the Revolving Credit.
                  (b) The Administrative Agent shall also keep a record (either in the Loan Account or elsewhere, as the Administrative Agent may from time to time elect) of all interest, fees, service charges, costs, expenses, and other debits owed to the Administrative Agent and each Revolving Credit Lender on account of the Liabilities and of all credits against such amounts so owed.
                  (c) All credits against the Liabilities shall be conditional upon final payment to the Administrative Agent for the account of each Lender of the items giving rise to such credits. The amount of any item credited against the Liabilities which is charged back against the Administrative Agent or any Revolving Credit Lender for any reason or is not so paid shall be a Liability and shall be added to the Loan Account, whether or not the item so charged back or not so paid is returned.
                  (d) Except as otherwise provided herein, all fees, service charges, costs, and expenses for which any Borrower is obligated hereunder are payable on demand. In the determination of Availability, the Administrative Agent may deem fees, service charges, accrued interest, and other payments which will be due and payable between the date of such determination and the first day of the then next succeeding month as having been advanced under the Revolving Credit whether or not such

                                                                        Page: 39
amounts are then due and payable.

                  (e) The Administrative Agent, without the request of the Borrowers' Representative, may advance under the Revolving Credit any interest, fee, service charge, or other payment to which any Agent or any Revolving Credit Lender is entitled from any Borrower pursuant hereto and may charge the same to the Loan Account notwithstanding that an OverLoan may result thereby. Such action on the part of the Administrative Agent shall not constitute a waiver of the Administrative Agent's rights and each Borrower's obligations under Section 2:2-11(b). Any amount which is added to the principal balance of the Loan Account as provided in this Section 2:2-9(e) shall bear interest at the interest rate then and thereafter applicable to Base Margin Loans.

                  (f) In the absence of manifest error, a statement rendered by the Administrative Agent or any Revolving Credit Lender to the Borrowers' Representative concerning the Liabilities shall be considered correct and accepted by each Borrower and shall be conclusively binding upon each Borrower unless the Borrowers' Representative provides the Administrative Agent with written objection thereto within thirty (30) days from the mailing of such statement, which written objection shall indicate, with particularity, the reason for such objection. In the absence of manifest error, the Loan Account and the Administrative Agent's books and records concerning the loan arrangement contemplated herein and the Liabilities shall be prima facie evidence and proof of the items described therein.


         2-10. THE REVOLVING CREDIT NOTES. The Borrowers' obligation to repay loans and advances under the Revolving Credit, with interest as provided herein, shall be evidenced by Notes (each, a "Revolving Credit Note") in the form of
EXHIBIT 2:2-10, annexed hereto, executed by each Borrower, one payable to each Revolving Credit Lender. Neither the original nor a copy of any Revolving Credit Note shall be required, however, to establish or prove any Liability. Upon the Borrowers' Representative's being provided with an affidavit, from the Administrative Agent to the effect that any Revolving Credit Note has been lost, mutilated, or destroyed, the Borrowers shall execute a replacement thereof and deliver such replacement to the Administrative Agent.

         2-11.    PAYMENT OF THE LOAN ACCOUNT.
                  (a) The Borrowers may repay all or any portion of the principal balance of the Loan Account from time to time until the Termination Date. Unless the Borrowers' Representative otherwise advises the Administrative Agent, such payments shall be applied first to Base Margin Loans and only then to Libor Loans.
                  (b) The Borrowers, without notice or demand from the Administrative Agent or any Revolving Credit Lender, shall pay the Administrative Agent that amount, from time to time, which is necessary so that there is no OverLoan outstanding.

                                                                        Page: 40

                  (c) The Borrowers shall repay the then entire unpaid balance of the Loan Account and all other Liabilities on the Termination Date.
                  (d) The Administrative Agent shall endeavor to cause the application of payments (if any), pursuant to Sections 2:2-11(a) and 2:2-11(b) against Libor Loans then outstanding in such manner as results in the least cost to the Borrowers, but shall not have any affirmative obligation to do so nor liability on account of the Administrative Agent's failure to have done so. In no event shall action or inaction taken by the Administrative Agent excuse any Borrower from any indemnification obligation under Section 2:2-11(e).
                  (e) The Borrowers shall indemnify the Administrative Agent and each Revolving Credit Lender and hold the Administrative Agent and each Revolving Credit Lender harmless from and against any loss, cost or expense (including loss of anticipated profits and amounts payable by the Administrative Agent or such Revolving Credit Lender on account of "breakage fees" (so-called)) which the Administrative Agent or such Revolving Credit Lender may sustain or incur (including, without limitation, by virtue of acceleration after the occurrence of any Event of Default) as a consequence of the following:
                           (i) Default by any Borrower in payment of the principal amount of or any interest on any Libor Loan as and when due and payable, including any such loss or expense arising from interest or fees payable by such Revolving Credit Lender in order to maintain its Libor Loans.
                           (ii) Default by any Borrower in making a borrowing or conversion after the Borrowers' Representative has given (or is deemed to have given) a request for a Revolving Credit Loan or a request to convert a Revolving Credit Loan from one applicable interest rate to another.
                           (iii) The making of any payment on a Libor Loan or the making of any conversion of any such Loan to a Base Margin Loan on a day that is not the last day of the applicable Interest Period with respect thereto.

         2-12.    INTEREST ON REVOLVING CREDIT LOANS.
                  (a) Each Revolving Credit Loan shall bear interest at the Base Margin Rate unless timely notice is given (as provided in Section 2:2-6) that the subject Revolving Credit Loan (or a portion thereof) is, or is to be converted to, a Libor Loan.
                  (b) Each Revolving Credit Loan which consists of a Libor Loan shall bear interest at the applicable Libor Rate.
                  (c) Commencing with the Pricing Grid Commencing Date, the Base Margin and the Libor Margin shall be determined according to the Pricing Grid annexed hereto as EXHIBIT 2:2-12, and shall be reset as of the first day of each of the Borrowers' Representative's Fiscal quarters thereafter,

                                                                        Page: 41
except that the Libor Rate applicable to any Revolving Credit Loan shall remain in effect with respect to that Revolving Credit Loan notwithstanding any change in the Libor Margin which takes place subsequent to the making of that Revolving Credit Loan, that is to say Libor contracts in effect at the time of increases/decreases in margin will remain at the margin originally utilized when the contract was opened for the balance of the applicable Interest Period. (d) Subject to, and in accordance with, the provisions of this Agreement, the Borrowers' Representative may cause all or a part of the unpaid principal balance of the Loan Account to bear interest at the Base Margin Rate or the Libor Rate as specified from time to time by notice to the Administrative Agent. For ease of reference and administration, each part of the Loan Account which bears interest at the same interest and for the same Interest Period is referred to herein as if it were a separate "Revolving Credit Loan".

                  (e) The Borrowers' Representative shall not select, renew, or convert any interest rate for a Revolving Credit Loan such that, in addition to interest at the Base Margin Rate, there are more than Eight (8) Libor Rates applicable to the Revolving Credit Loans at any one time.
                  (f) The Borrowers shall pay accrued and unpaid interest on each Revolving Credit Loan in arrears as follows:

                           (i) On the applicable Interest Payment Date for that Revolving Credit Loan.
                           (ii)     On the Termination Date and on the End Date.
                           (iii) Following the occurrence of any Event of Default, with such frequency as may be determined by the Administrative Agent.

                  (g) Following the occurrence of any Event of Default (and whether or not the Administrative Agent exercises the Administrative Agent's rights on account thereof), all Revolving Credit Loans shall bear interest, at the option of the Administrative Agent or at the instruction of the SuperMajority Lenders at rate which is the aggregate of the rate applicable to Base Margin Loans plus Two Percent (2%) per annum.

         2-13. REVOLVING CREDIT COMMITMENT FEE. In consideration of the commitment to make loans and advances to the Borrowers under the Revolving Credit, and to maintain sufficient funds available for such purpose, there has been earned by FRFI and the Borrowers shall pay the "Revolving Credit Commitment Fee" (so referred to herein) to the Administrative Agent in the amount and payable as provided in the Fee Letter.

         2-14. ADMINISTRATIVE AGENT'S FEE. In addition to any other fee or expense to be paid by the Borrowers on account of the Revolving Credit, the Borrowers shall pay the Administrative Agent the " Administrative Agent's Fee" at the times and in the amounts as set forth the Fee Letter.

                                                                        Page: 42

         2-15. UNUSED LINE FEE. In addition to any other fee to be paid by the Borrowers on account of the Revolving Credit, the Borrowers shall pay the Administrative Agent the "Unused Line Fee" (so referred to herein) of 0.375% per annum of the average difference, during the quarter just ended (or relevant period with respect to the payment being made on the Termination Date) between the Revolving Credit Ceiling and the aggregate of the unpaid principal balance of the Loan Account and the undrawn Stated Amount of L/C's outstanding during the relevant period. The Unused Line Fee shall be paid in arrears, on the first day of each quarter after the Restatement Date and on the Termination Date.

         2-16.    EARLY TERMINATION FEE.
                  (a) In the event that the Termination Date occurs, for any reason, prior to July 31, 2002, then except as provided in Section 2:2-16(b), the Borrowers shall pay the Administrative Agent, for the Pro-Rata account of the Revolving Credit Lenders, the "Revolving Credit Early Termination Fee" (so referred to herein) consisting of one percent (1.0%) of the Revolving Credit Ceiling.
                  (b) No Revolving Credit Early Termination Fee shall be due and payable in the event of the early termination of the Revolving Credit in connection with a refinancing of the Revolving Credit agented or provided by FRFI or any affiliate of FRFI, it being understood that neither FRFI nor any affiliate of FRFI has agreed to provide any such refinancing.

         2-17. CONCERNING FEES. Except as provided in Section 2:2-16(b) , the Borrower shall not be entitled to any credit, rebate or repayment of any fee previously earned by any Agent or any Lender pursuant to this Agreement notwithstanding any termination of this Agreement or suspension or termination of the Administrative Agent's and any Lender's respective obligation to make loans and advances hereunder.

         2-18.    AGENTS' AND LENDERS' DISCRETION.
                  (a) Each reference in the Loan Documents to the exercise of discretion, reasonable discretion, or the like by any Agent or any Lender shall be to such Person's reasonable exercise of its judgment, in good faith (which shall be presumed), based upon such Person's consideration of any such factors as that Agent or that Lender, taking into account information of which that Person then has actual knowledge, reasonably believes:
                           (i) Will or reasonably could be expected to affect, in more than a de minimis manner, the value of the Collateral, the enforceability of the Collateral Agent's Collateral Interests therein, or the amount which the Collateral Agent would likely realize therefrom (taking into account delays which may possibly be encountered in the Collateral Agent's realizing upon the Collateral and likely Costs of Collection).
                           (ii) Indicates that any report or financial information delivered to any Agent or

                                                                        Page: 43
         any Lender by or on behalf of any Borrower is incomplete, inaccurate, or misleading in any material manner or was not prepared in accordance with the requirements of this Agreement.
                           (iii)    That any Borrower is InDefault.
                  (b) In the exercise of such judgement, each Agent or each Lender reasonably also may take into account any of the following factors:

                           (i) Those included in, or tested by, the definitions of "Eligible Accounts," "Eligible Inventory" and "Cost".
                           (ii) Material changes in or to the mix of the Borrowers' Inventory.
                           (iii) Seasonality with respect to the Borrowers' Inventory and patterns of retail sales.
                  (c) The burden of establishing the failure of any Agent or any Revolving Credit Lender to have acted in a reasonable manner in such Person's exercise of such discretion shall be the Borrowers'.

         2-20.    PROCEDURES FOR ISSUANCE OF L/C'S.
                  (a) The Borrowers' Representative may request that the Administrative Agent cause the issuance by the Issuer of L/C's for the account of a Borrower. Each such request shall be in such manner as may from time to time be reasonably +acceptable to the Administrative Agent.
                  (b) The Administrative Agent will endeavor to cause the issuance of any L/C so requested by the Borrowers' Representative, provided that , at the time that the request is made, the Revolving Credit has not been suspended as provided in Section 2:2-6(g) and if so issued:
                           (i) The aggregate Stated Amount of all L/C's then outstanding, does not exceed Thirty Million Dollars and No Cents ($30,000,000.00).

                           (ii) The expiry of the L/C is not later than the
                  following:
                                    (A)      Standby's: One (1) year from
                                             initial issuance.
                                    (B)      Documentary's: One Hundred Eighty
                                             (180) days from issuance.
                           (iii) If the expiry of an L/C is later than the
                  Maturity Date, it is 103% cash collateralized at its issuance.

                           (iv) An OverLoan will not result from the issuance of
                  the subject L/C.

                  (c) Unless otherwise agreed between the Borrowers' Representative and the Administrative Agent, the Issuer of all L/C's shall be Fleet National Bank and any successor to Fleet National Bank.

                  (d) Each Borrower shall execute such documentation to apply for and support the issuance of an L/C as may be required by the Issuer.

                  (e) There shall not be any recourse to, nor liability of, any Agent or any Revolving Credit Lender on account of

                                                                        Page: 44

                           (i) Any delay or refusal by an Issuer to issue an L/C;

                           (ii) Any action or inaction of an Issuer on account of or in respect to, any L/C except where there is a specific finding in a judicial proceeding (in which the Administrative Agent has had an opportunity to be heard), from which finding no further appeal is available, that the subject action or omission to act had been in actual bad faith or grossly negligent or constituted willful misconduct.

                  (f) The Borrowers shall reimburse the Issuer for the amount of any honoring of a drawing under an L/C on the same day on which such honoring takes place. The Administrative Agent, without the request of any Borrower, may advance under the Revolving Credit (and charge to the Loan Account) the amount of any honoring of any L/C and other amount for which any Borrower, the Issuer, or the Revolving Credit Lenders become obligated on account of, or in respect to, any L/C. Such advance shall be made whether or not any Borrower is InDefault or such advance would result in an OverLoan. Such action shall not constitute a waiver of the Administrative Agent's rights under Section 2:2-11(b) hereof.

         2-21.    FEES FOR L/C'S.
                  (a) The Borrowers shall pay to the Administrative Agent a fee, on account of L/C's, the issuance of which had been procured by the Administrative Agent, quarterly in arrears, and on the Termination Date and on the End Date, equal to 1.75% per annum of the weighted average Stated Amount of all L/C's outstanding during the period in respect of which such fee is being paid except that, following the occurrence of any Event of Default (and whether or not the Administrative Agent exercises the Administrative Agent's rights on account thereof), the above fee, at the option of the Administrative Agent or the direction of the SuperMajority Lenders shall be 3.75% per annum.
                  (b) In addition to the fee to be paid as provided in Subsection 2:2-20(a), above, the Borrowers shall pay to the Administrative Agent (or to the Issuer, if so requested by Administrative Agent), on demand, all customary issuance, processing, negotiation, amendment, and administrative fees and other amounts charged by the Issuer on account of, or in respect to, any L/C.
                  (c)      If any change in Applicable Law shall either:
                           (i) impose, modify or deem applicable any reserve, special deposit or similar requirements against letters of credit heretofore or hereafter issued by any Issuer or with respect to which any Revolving Credit Lender or any Issuer has an obligation to lend to fund drawings under any L/C; or

                           (ii) impose on any Issuer any other condition or
                  requirements relating to any such letters of credit;

and the result of any event referred to in Section 2:2-20(c)(i) or 2:2-20(c)(ii), above, shall be to increase the cost to any Revolving Credit Lender or to any Issuer of issuing or maintaining any L/C (which increase

                                                                        Page: 45
in cost shall be the result of such Issuer's reasonable allocation among that Revolving Credit Lender's or Issuer's letter of credit customers of the aggregate of such cost increases resulting from such events), then, upon demand by the Administrative Agent and delivery by the Administrative Agent to the Borrowers' Representative of a certificate of an officer of the subject Revolving Credit Lender orthe subject Issuer describing such change in law, executive order, regulation, directive, or interpretation thereof, its effect on such Revolving Credit Lender or such Issuer, and the basis for determining such increased costs and their allocation, the Borrowers shall immediately pay to the Administrative Agent, from time to time as specified by the Administrative Agent, such amounts as shall be sufficient to compensate the subject Revolving Credit Lender or the subject Issuer for such increased cost. In the absence of manifest error, any Revolving Credit Lender's or any Issuer's determination of costs incurred under Section 2:2-20(c)(i) or 2:2-20(c)(ii), above, and the allocation, if any, of such costs among the Borrowers and other letter of credit customers of such Revolving Credit Lender or such Issuer, if done in good faith and made on an equitable basis and in accordance with such officer's certificate, shall be conclusive and binding on the Borrowers.

         2-21.    CONCERNING L/C'S.

                  (a) None of the Issuer, the Issuer's correspondents, any Revolving Credit Lender, any Agent, or any advising, negotiating, or paying bank with respect to any L/C shall be responsible in any way for:

                           (i) The performance by any beneficiary under any L/C
                  of that beneficiary's obligations to any Borrower.

                           (ii) The form, sufficiency, correctness, genuineness, authority of any person signing; falsification; or the legal effect of; any documents called for under any L/C if (with respect to the foregoing) such documents on their face appear to be in order.

                  (b) The Issuer may honor, as complying with the terms of any L/C and of any drawing thereunder, any drafts or other documents otherwise in order, but signed or issued by an administrator, executor, conservator, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, or other legal representative of the party authorized under such L/C to draw or issue such drafts or other documents.
                  (c) The Borrower may instruct the Issuer concerning the designation of any advising bank, paying bank, and negotiating bank, it being understood that the Issuer shall honor such designation to the extent then practicable.
                  (d) All directions, correspondence, and funds transfers relating to any L/C are at the risk of the Borrowers. The Issuer shall have discharged the Issuer's obligations under any L/C which, or the drawing under which, includes payment instructions, by the initiation of the method of payment called for in, and in accordance with, such instructions (or by any other commercially reasonable and comparable method). No Agent, any Revolving Credit Lender, or the Issuer shall have any responsibility

                                                                        Page: 46
for any inaccuracy, interruption, error, or delay in transmission or delivery by post, telegraph or cable, or for any inaccuracy of translation.
                  (e) Each Agent's, each Revolving Credit Lender's Lender's and the Issuer's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract.
                  (f) Except to the extent otherwise expressly provided hereunder or agreed to in writing by the Issuer and the Borrowers' Representative, documentary L/C's will be governed by the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce, Publication No. 500, and standby L/C's will be governed by International Standby Practices ISP98 (adopted by the International Chamber of Commerce on April 6, 1998) and any respective subsequent revisions thereof.
                  (g) The obligations of the Borrowers under this Agreement with respect to L/C's are absolute, unconditional, and irrevocable and shall be performed strictly in accordance with the terms hereof under all circumstances, whatsoever including, without limitation, the following:
                           (i) Any lack of validity or enforceability or restriction, restraint, or stay in the enforcement of this Agreement, any L/C, or any other agreement or instrument relating thereto.
                           (ii) Any Borrower's consent to any amendment or waiver of, or consent to the departure from, any L/C.
                           (iii) The existence of any claim, set-off, defense, or other right which any Borrower may have at any time against the beneficiary of any L/C.
                           (iv) Any good faith honoring of a drawing under any L/C, which drawing possibly could have been dishonored based upon a strict construction of the terms of the L/C.
                  (h) Each Issuer shall be deemed to have agreed as follows:

                           (i) That any action taken or omitted by that Issuer,
that Issuer's correspondents, or any advising, negotiating or paying bank with respect to any L/C and the related drafts and documents, shall be done in good faith and in compliance with foreign or domestic laws.

                           (ii) That the Borrowers shall not be required to
indemnify the Issuer, the Issuer's correspondents, or any advising, negotiating or paying bank with respect to any L/C for any claims, damages, losses, liabilities, costs or expenses to the extent, caused by (x) the willful misconduct or gross negligence of the Issuer, the Issuer's correspondents, or any advising, negotiating or paying bank with respect to any L/C in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) the Issuer's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit.

                                                                        Page: 47

         2-22.    CHANGED CIRCUMSTANCES.
                  (a) The Administrative Agent may advise the Borrowers' Representative (in reasonable detail as to the facts and circumstances thereof) that the Administrative Agent has made the good faith determination (which determination, in the absence of manifest error, shall be final and conclusive) of any of the following:

                           (i) Adequate and fair means do not exist for ascertaining the rate for Libor Loans.

                           (ii) The continuation of or conversion of any Revolving Credit Loan to a Libor Loan has been made impracticable or unlawful by the occurrence of a contingency that materially and adversely affects the applicable market or the compliance by the Administrative Agent or any Revolving Credit Lender in good faith with any Applicable Law.
                           (iii) The indices on which the interest rates for Libor Loans are based shall no longer represent the effective cost to the Administrative Agent or any Revolving Credit Lender for U.S. dollar deposits in the interbank market for deposits in which it regularly participates.
                  (b) In the event that the Administrative Agent advises the Borrowers' Representative of an occurrence described in Section 2:2-22(a), then, until the Administrative Agent notifies the Borrowers' Representative that the circumstances giving rise to such notice no longer apply:
                           (i) The obligation of the Agent or each Revolving Credit Lender to make loans of the type affected by such changed circumstances or to permit the Borrowers' Representative to select the affected interest rate as otherwise applicable to any Revolving Credit Loans shall be suspended.
                           (ii) Any notice which the Borrowers' Representative had given the Administrative Agent with respect to any Libor Loan, the time for action with respect to which has not occurred prior to the Administrative Agent's having given notice pursuant to Section 2:2-22(a), shall be deemed at the option of the Administrative Agent to not having been given.

         2-23.    DESIGNATION OF BORROWERS' REPRESENTATIVE AS BORROWERS'  AGENT.

                  (a) Each Borrower hereby irrevocably designates and appoints the Borrowers' Representative as that Borrower's agent to obtain loans and advances under the Revolving Credit, the proceeds of which shall be available to each Borrower for those uses as those set forth in Section 2:2- 1(d). As the disclosed principal for its agent, each Borrower shall be obligated to the Agent and each Revolving Credit Lender on account of loans and advances so made under the Revolving Credit as if made directly by the Revolving Credit Lenders to that Borrower, notwithstanding the manner by which such loans and advances are recorded on the books and records of the Borrowers' Representative and of any Borrower.

                  (b) Each Borrower recognizes that credit available to it under the Revolving Credit is in excess of and on better terms than it otherwise could obtain on and for its own account and that one of

                                                                        Page: 48
the reasons therefor is its joining in the credit facility contemplated herein with all other Borrowers. Consequently, each Borrower hereby assumes and agrees to discharge all Liabilities of each of the other Borrowers as if the Borrower which is so assuming and agreeing were each of the other Borrowers.
                  (c) The Borrowers' Representative shall act as a conduit for each Borrower (including itself, as a "Borrower") on whose behalf the Borrowers' Representative has requested a Revolving Credit Loan.
                  (d) The proceeds of each loan and advance provided under the Revolving Credit which is requested by the Borrowers' Representative shall be deposited into the Operating Account or as otherwise indicated by the Borrowers' Representative. The Borrowers' Representative shall cause the transfer of the proceeds thereof to the (those) Borrower(s) on whose behalf such loan and advance was obtained. Neither the Agent nor any Revolving Credit Lender shall have any obligation to see to the application of such proceeds.

         2-24.    LENDERS' COMMITMENTS
                  (a) Subject to Section 17:17-1 (which provides for assignments and assumptions of commitments), each Revolving Credit Lender's "Revolving Credit Percentage Commitment", and "Revolving Credit Dollar Commitment" (respectively so referred to herein) is set forth on EXHIBIT 2:2- 24, annexed hereto.
                  (b) The obligations of each Revolving Credit Lender are several and not joint. No Revolving Credit Lender shall have any obligation to make any loan or advance under the Revolving Credit in excess of either of the following:

                           (i) That Revolving Credit Lender's Revolving Credit
                  Percentage Commitment of the subject loan or advance or of Availability.

                           (ii) that Revolving Credit Lender's Revolving Credit
                  Dollar Commitment.

                  (c) No Revolving Credit Lender shall have any liability to the Borrowers on account of the failure of any other Revolving Credit Lender to provide any loan or advance under the Revolving Credit nor any obligation to make up any shortfall which may be created by such failure.
                  (d) The Revolving Credit Dollar Commitments, Revolving Credit Commitment Percentages, and identities of the Revolving Credit Lenders (but not the Revolving Credit Ceiling) may be changed, from time to time by the reallocation or assignment of Revolving Credit Dollar Commitments and Revolving Credit Commitment Percentages amongst the Revolving Credit Lenders or with other Persons who determine to become "Revolving Credit Lenders".
                  (e). Upon written notice given the Borrowers' Representative from time to time by the Administrative Agent, of any assignment or allocation referenced in Section 2:2-24(d):
                           (i) Each Borrower shall execute one or more replacement Revolving Credit

                                                                        Page: 49

         Notes to reflect such changed Revolving Credit Dollar Commitments, Revolving Credit Commitment Percentages, and identities and shall deliver such replacement Revolving Credit Notes to the Administrative Agent (which promptly thereafter shall deliver to the Borrowers' Representative the Revolving Credit Notes so replaced) provided however, in the event that a Revolving Credit Note is to be exchanged following its acceleration or the entry of an order for relief under the Bankruptcy Code with respect to any Borrower, the Administrative Agent, in lieu of causing the Borrowers to execute one or more new Revolving Credit Notes, may issue the Administrative Agent's Certificate confirming the resulting Revolving Credit Dollar Commitments and Revolving Credit Percentage Commitments.
                           (ii) Such change shall be effective from the effective date specified in such written notice and any Person added as a Revolving Credit Lender shall have all rights, privileges, and obligations of a Revolving Credit Lender hereunder thereafter as if such Person had been a signatory to this Agreement and any other Loan Document to which a Revolving Credit Lender is a signatory and any Person removed as a Revolving Credit Lender shall be relieved of any obligations or responsibilities of a Revolving Credit Lender hereunder thereafter.


ARTICLE 3: - THE TERM LOAN:
         3-1.     THE  TERM LOAN.
                  (a) Following their satisfaction of the conditions precedent included in the 1999 Loan Agreement, the Borrowers borrowed Twenty Five Million Dollars ($25,000,000.00) from the Term Lender as provided therein.
                  (b) Following the satisfaction of the Conditions Precedent to this Amendment and Restatement (Article 4:), the Borrowers shall cause the prepayment (without premium or penalty) of Five Million Dollars ($5,000,000.00) following which the then remaining principal balance of the Term Loan (Twenty Million Dollars ($20,000,000.00) shall be repayable with interest as provided herein and shall be referred to herein as the "Term Loan".
                  (c) No proceeds of the Term Loan may be used, nor shall any be requested, with a view towards the accumulation of any general fund or funded reserve of the Borrowers other than in the ordinary course of the Borrowers' business and consistent with the provisions of this Agreement

         3-2. THE TERM NOTE. The obligation to repay the Term Loan, with interest as provided herein, shall be evidenced by a Note (the "Term Note") in the form of EXHIBIT 3:3-2, annexed hereto, executed by the Borrowers. Neither the original nor a copy of the Term shall be required, however, to establish or prove any Liability. Upon the Borrowers' Representative's being provided with an affidavit, from the Administrative Agent to the effect that said Note has been lost, mutilated, or destroyed, the Borrowers

                                                                        Page: 50
shall execute a replacement thereof and deliver such replacement to the Term Lender.

         3-3.     PAYMENT OF PRINCIPAL OF THE TERM LOAN.

                  (a) Except as provided in Section 3:3-3(b), the Borrowers may not repay all or any portion of the principal balance of the Term Loan prior to the repayment in full of all Liabilities under the Revolving Credit and the termination of any obligation, under the Revolving Credit, of the Administrative Agent and of any Revolving Credit Lender to make any loans or to provide any financial accommodations pursuant to this Agreement.

                  (b) The Borrowers may prepay the Term Loan if the requirements of Section 3:3- 3(b)(i) or 3:3-3(b)(ii) have been satisfied.

                           (i) Prepayment of the Term Loan with proceeds of a Permitted Term Loan Refinancing.

                           (ii)     Satisfaction of each of the following
                                    conditions:

                                    (A)      All of the Bonds have been redeemed
                                             in full.

                                    (B)      Excess Availability on each of the
                                             thirty days immediately prior to
                                             the date of such prepayment is
                                             equal to or greater than $25
                                             Million.

                                    (C)      The Administrative Agent has been
                                             provided with a forecast by the
                                             Borrowers' Representative which
                                             reflects that Excess Availability
                                             of the Revolving Credit through the
                                             Maturity Date will at all times be
                                             equal to or greater than $15
                                             Million.

                  (c) The Borrowers shall pay the Administrative Agent, for the account of the Term Lender, the "Term Loan Early Termination Fee" (so referred to herein) equal to the following percentage of the amount so prepaid except that no Term Loan Early Termination Fee shall be due and payable in the event of a prepayment in connection with a refinancing of the Term Loan agented or provided by BBC, it being understood that BBC has not agreed to provide or to entertain a request to provide any such refinancing.

                           (i)      2%: Prepayment on or before January 31, 2002

                           (ii) 1% Prepayment after January 31, 2002 and on or before January 31, 2003.

                  (d) The Borrowers shall repay the then entire unpaid balance of the Term Loan and all accrued and unpaid interest thereon on the Termination Date.


         3-4      INTEREST ON THE TERM LOAN.

                  (a) Subject to Sections 3:3-4(c) and 3:3-4(c) the unpaid principal balance of the Term Loan shall bear interest, until repaid at the following fixed rates (the "Term Loan Interest Rate"):


                                                                        Page: 51

                           (i)      Until December 15, 2002:               17.0%

                           (ii)     From and After December 15, 2002:      16.5%

                  (b) Interest on the Term Loan, at the Term Loan Interest Rate, shall be payable as follows:

                           (i) Accrued interest on the unpaid principal balance of the Term Loan equal to 13.75% per annum ("Current Pay Interest") shall be payable monthly in arrears, on the first Business Day of each month (the "Term Loan Interest Payment Date"), and on the Maturity Date.
                           (ii) Subject to Section 3:3-4(b)(ii)(C), accrued interest on the unpaid principal balance of the Term Loan in excess of Current Pay Interest (which excess is referred to herein as "PIK Interest") shall be payable as follows:

                                    (A)     The Borrowers shall have the option,
                  exercisable by irrevocable written notice by the Borrowers' Representative to the Administrative Agent made at least three
                  (3) Business Days prior to relevant Term Loan Interest Payment Date, to pay all or any part of such PIK Interest by adding the same to the principal balance of the Term Note on that Term Loan Interest Payment Date.

                                    (B)     PIK Interest as to which the option
                  provided in Section 3:3- 4(b)(ii)(A) is not exercised shall be paid on the then next Term Loan Interest Payment Date.

                                    (C)     At the direction of the Term Lender,
                  following the occurrence of any Event of Default (and whether or not Acceleration has taken place), the option provided in
                  Section 3:3-4(b)(ii)(A) shall terminate and accrued interest to which such option otherwise could have been exercised shall be paid on each Term Loan Interest Payment Date.

                  (c) Following the occurrence of any Event of Default (and whether or not Acceleration has taken place), at the direction of the Term Lender, interest shall accrue and shall be payable on the unpaid principal balance of the Term Loan at the aggregate of the Term Loan Interest Rate plus two percent (2%) per annum.

         3-5.     TERM LOAN COMMITMENT FEE. As compensation for the Term
Lender's having committed to make this amendment and restatement of the Term Loan, the Term Lender has earned the Term Loan Commitment Fee in the amount and payable as provided in the Fee Letter.

         3-6.     PAYMENTS ON ACCOUNT OF TERM LOAN. The Borrowers authorize the
Administrative Agent to determine and to pay over directly to the Term Loan Lender any and all amounts due and payable from time to time under or on account of the Term Loan as advances under the Revolving Credit

                                                                        Page: 52
it being understood, however, that the authorization of the Administrative Agent provided in this Section 3:3-6 shall not excuse the Borrowers from fulfilling their obligations to the Term Lender on account of the Term Loan nor place any obligation on the Administrative Agent to do so. The Administrative Agent shall provide prompt advice to the Borrowers' Representative of any amount which is so paid over by the Administrative Agent to the Term Lender pursuant to this
Section 3:3-6. The Term Lender shall refund to the Administrative Agent any overpayment which may have been pursuant to this Section 3:3-6.


ARTICLE 4: - CONDITIONS PRECEDENT:

         As a condition to the effectiveness of the amendment and restatement of this Agreement, each of the documents respectively described in Sections 4:4-1 through and including 4:4-5, (each in form and substance satisfactory to the Administrative Agent) shall have been delivered to the Administrative Agent, and the conditions respectively described in Sections 4:4-6 through and including 4:4-10, shall have been satisfied:

         4-1.     CORPORATE DUE DILIGENCE.

                  (a) Certificates of corporate good standing for each Borrower, respectively issued by the Secretary of State for the state in which that Borrower is incorporated.

                  (b) Certificates of each Borrower's Clerk of the due adoption, continued effectiveness, and setting forth the texts of, each corporate resolution adopted in connection with the establishment of the loan arrangement contemplated by the Loan Documents and attesting to the true signatures of each Person authorized as a signatory to any of the Loan Documents.


         4-2.     OPINION. An opinion of counsel to the Borrowers in form and substance satisfactory to the Administrative Agent.


         4-3.     ADDITIONAL DOCUMENTS. Such additional instruments and
documents as the Administrative Agent or its counsel reasonably may require or request.

         4-4.     CONSUMMATION OF SHOE DIVISION SALE. The consummation of the
Shoe Division Sale as reasonably determined by the Administrative Agent.

         4-5. OFFICERS' CERTIFICATES. Certificates executed by the President and the Chief Financial Officer of the Borrowers' Representative and stating that the representations and warranties made by the Borrowers to the Agents and the Lenders in the Loan Documents are true and complete in all material respects as of the date of such Certificate, and that no event has occurred which is or which, solely with the giving of notice or passage of time (or both) would be an Event of Default.

                                                                        Page: 53

         4-6.   REPRESENTATIONS AND WARRANTIES. Each of the representations made by or on behalf of each Borrower in this Agreement or in any of the other Loan Documents or in any other report, statement, document, or paper provided by or on behalf of each Borrower shall be true and complete in all material respects as of the date as of which such representation or warranty was made.

         4-7.   MINIMUM DAY ONE EXCESS AVAILABILITY. After giving effect to the first funding under the Revolving Credit as amended and restatement hereby, Excess Availability shall not be less than $18,000,000.00.

         4-8.   ALL FEES AND EXPENSES PAID. All fees due at or immediately after the first funding under the Revolving Credit as amended and restated hereby and all costs and expenses incurred by the Administrative Agent, the Collateral Agent, and the Term Lender in connection with the establishment of the credit facility contemplated hereby (including the reasonable fees and expenses of counsel to the Administrative Agent, the Collateral Agent, and the Term Lender) shall have been paid in full.

         4-9.   NO BORROWER INDEFAULT. No Borrower is InDefault.

         4-10. NO ADVERSE CHANGE. No event shall have occurred or failed to occur, which occurrence or failure is or could have a materially adverse effect upon any Borrower's financial condition when compared with such financial condition at November 30, 2000.

         4-11. BENEFIT OF CONDITIONS PRECEDENT. The conditions set forth in this Article 4: are for the sole benefit of each Agent and each Lender and may be waived by the Administrative Agent in whole or in part without prejudice to any Agent or any Lender.

No document shall be deemed delivered to the Administrative Agent, the Collateral Agent, the Term Lender or any Revolving Credit Lender until received and accepted by the Administrative Agent at its offices in Boston, Massachusetts. Under no circumstances shall this Agreement take effect until executed and accepted by the Administrative Agent at said offices.


ARTICLE 5: - GENERAL REPRESENTATIONS, COVENANTS AND WARRANTIES:

         To induce each Lender to establish the credit facilities contemplated herein and to induce the Revolving Credit Lenders to provide loans and advances under the Revolving Credit (each of which loans shall be deemed to have been made in reliance thereupon) and to induce the Term Lender to amend the Term Loan as contemplated hereby, the Borrowers, in addition to all other representations, warranties,

                                                                        Page: 54
and covenants made by any Borrower in any other Loan Document, make those representations, warranties, and covenants included in this Agreement.

         5-1.     PAYMENT AND PERFORMANCE OF LIABILITIES. The Borrowers shall pay each payment Liability when due (or when demanded, if payable on demand) and shall promptly, punctually, and faithfully perform each other Liability.

         5-2.     DUE ORGANIZATION. AUTHORIZATION. NO CONFLICTS.

                  (a) Each Borrower presently is and hereafter shall remain in good standing as a corporation under the laws of the State in which it is organized, as set forth in the Preamble to this Agreement and is and shall hereafter remain duly qualified and in good standing in every other State in which, by reason of the nature or location of each Borrower's assets or operation of each Borrower's business, such qualification may be necessary, except where the failure to so qualify would not have a material adverse effect on the business or assets of that Borrowers. The Borrowers' Representative shall provide the Administrative Agent with Certificates of such qualification from the Secretaries of State of each State in which each Borrower is so qualified.

                  (b) Each Borrower's respective organizational identification number assigned to it by the State of its incorporation and its respective federal employer identification number is stated on EXHIBIT 5:5-2, annexed hereto.
                  (c) No Borrower shall change its State of organization; any organizational identification number assigned to that Borrower by that State; or that Borrower's federal taxpayer identification number on less than sixty (60) days prior written notice (in reasonable detail) to the Administrative Agent.

                  (d) Each Affiliate is listed on EXHIBIT 5:5-2. The Borrowers' Representative shall provide the Administrative Agent with prior written notice of any entity's becoming or ceasing to be an Affiliate.

                  (e) Each Borrower has all requisite power and authority to execute and deliver all Loan Documents to which that Borrower is a party and has and will hereafter retain all requisite power to perform all Liabilities.

                  (f) The execution and delivery by each Borrower of each Loan Document to which it is a party; each Borrower's consummation of the transactions contemplated by such Loan Documents (including, without limitation, the creation of Collateral Interests by that Borrower to secure the Liabilities); each Borrower's performance under those of the Loan Documents to which it is a party; the borrowings hereunder; and the use of the proceeds thereof:
                        (i)   Have been duly authorized by all necessary action.
                        (ii) Do not, and will not, contravene in any material respect any provision of

                                                                        Page: 55
         any Requirement of Law or obligation of that Borrower, where such contravention would have a material adverse effect on that Borrower.

                           (iii) Will not result in the creation or imposition of, or the obligation to create or impose, any Encumbrance upon any assets of that Borrower pursuant to any Requirement of Law or obligation, except pursuant to or as permitted by the Loan Documents.

                  (g) The Loan Documents have been duly executed and delivered by each Borrower and are the legal, valid and binding obligations of each Borrower, enforceable against each Borrower in accordance with their respective terms , except as such enforceability may be subject to limitations on the rights and remedies of secured creditors generally imposed under bankruptcy or insolvency law and that the availability of equitable relief is subject to the discretion of the court from which such relief is sought.

         5-3.     TRADE NAMES.
                  (a)      EXHIBIT 5:5-3, annexed hereto, is a listing of:

                  (i) All names under which any Borrower conducted its business since June 1, 1998.

                  (ii) All Persons with whom any Borrower, since June 1, 1998, consolidated or merged, or from whom any Borrower, since June 1, 1998, acquired in a single transaction or in a series of related transactions substantially all of such Person's assets.

                  (b) The Borrowers' Representative will provide the Administrative Agent with not less than twenty-one (21) days prior written notice (with reasonable particularity) of any change to any Borrower's name from that under which that Borrower is conducting its business at the execution of this Agreement and will not effect such change unless each Borrower is then in compliance with all provisions of this Agreement.

         5-4.     INFRASTRUCTURE.

                  (a) Each Borrower has and will maintain a sufficient infrastructure to conduct its business as presently conducted and as contemplated to be conducted following its execution of this Agreement.

                  (b) Each Borrower owns and possesses, or has the right to use (and will hereafter own, possess, or have such right to use) all patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, and other intellectual or proprietary property of any third Person necessary for that Borrower's conduct of that Borrower's business except where the failure to own, possess, or have such right or use will not have more than a de minimis adverse effect on any Borrower.

                  (c) The conduct by each Borrower of that Borrower's business does not presently infringe (nor will any Borrower conduct its business in the future so as to infringe) the patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade

                                                                        Page: 56
secrets, know-how, confidential information, or other intellectual or proprietary property of any third Person except where such infringement will not have no more than a de minimis adverse effect on that Borrower.

         5-5.     LOCATIONS.

                  (a) The Collateral, and the books, records, and papers of Borrowers' pertaining thereto, are kept and maintained solely at the following locations:
                           (i) The Borrowers' Representative's chief executive offices which are at 555 Turnpike Street, Canton, Massachusetts 02021.

                           (ii) Those locations which are listed on EXHIBIT 5:5-5, annexed hereto, which EXHIBIT includes, with respect to each such location, the name and address of the landlord on the Lease which covers such location (or an indication that a Borrower owns the subject location) and of all service bureaus with which any such records are maintained and the names and addresses of each of the Borrowers' landlords.

                  (b) No Borrower shall remove any of the Collateral from said chief executive office or those locations listed on EXHIBIT 5:5-5 except for the following purposes:

                           (i) To accomplish sales of Inventory in the ordinary course of business.

                           (ii) To move Inventory from one such location to another such location.

                           (iii) To utilize such of the Collateral as is removed from such locations in the ordinary course of business (such as motor vehicles).

                           (iv) Open any Store as permitted by Section 5:5-6(a) (which relates to additional Stores, in general) or by Section 5:5-6(b) (which relates to a limited number of Stores to be opened and operated in Canada).

                  (c) Except where caused by a force majeure, no Borrower shall cease the conduct of business at any of its present or future Stores for more than fifteen (15) consecutive days without first furnishing the Administrative Agent with not less than thirty (30) days prior written notice thereof.

         5-6.     STORES.

                  (a) Each Borrower may commit to or become legally obligated to open additional Stores in the United States, provided that, with respect to each additional Store, each of the following conditions has been or is then satisfied:

                           (i) That Borrower is in compliance with Section 5:5-25 of this Agreement (which Section 5:5-25 provides, among other things, that Borrower shall not be the owner of, nor have any interest in, any property or asset which is not, immediately upon such acquisition, subject to a perfected security interest in favor of the Lender, subject only to Permitted Encumbrances) and shall have executed such additional financing statements, on account of the subject new location, as may then be required by the Collateral Agent.

                                                                        Page: 57

                           (ii) No Borrower is InDefault and no Borrower will become InDefault by reason of the Borrower's so becoming obligated.

                  (b) Each Borrower may commit to or become legally obligated to open additional Stores in Canada, provided that, with respect to each additional Store, each of the following conditions has been or is then satisfied:

                           (i) The aggregate Retail of Inventory located at such stores, at any one time, does not exceed $1.6 Million.

                           (ii) On the request of the Collateral Agent, the relevant Borrowers shall cooperate with the Collateral Agent in creating a prior perfected security interest or hypothec, as applicable, in favor of the Collateral Agent in such Inventory and its proceeds to secure the Liabilities pursuant to such documentation as is reasonably satisfactory to the Collateral Agent.

                  (c) At the Borrowers' Representative's request, the Administrative Agent shall amend Section 5:5-6(a) so as to include Stores located in Canada and shall delete Section 5:5-6(b), provided that

                           (i) The Administrative Agent has received a Host Store Consent from each Host Store (if any) at which more than five percent (5%) of any Borrower's Inventory (at Retail) is located in Canada).

                           (ii) The relevant Borrowers shall have created a prior perfected security interest or hypothec, as applicable, in favor of the Collateral Agent in such Inventory and its proceeds to secure the Liabilities pursuant to such documentation as is reasonably satisfactory to the Collateral Agent.

                           (iii)   The Agents shall have received such
         additional documentation as is reasonably satisfactory to the Agents and shall be reasonably satisfied with the structure of the arrangements between the Agents on the one hand and the relevant Borrowers on the other.

                           (iv) No Borrower is then InDefault and none will be InDefault following the consummation of the actions contemplated by this Section 5:5-6(c).

                           (v) The Administrative Agent may undertake the foregoing pursuant to this Section 5:5-6(c) on its own authority and without obtaining the Consent of the Majority Lenders.

                           (vi) The Administrative Agent may condition its proceeding pursuant to this Section 5:5-6(c) on the Consent of the Majority Lenders.

                  (d) Except for assets of the Borrowers which are maintained at Host Stores, no tangible personal property of any Borrower (beyond a de minimus amount of such property) is in the care or custody of any third party or stored or entrusted with a bailee or other third party.

                                                                        Page: 58

         5-7.     TITLE TO ASSETS.

                  (a) The Borrowers are, and shall hereafter remain, the owners of the Collateral free and clear of all Encumbrances with the exception of Permitted Encumbrances.

                  (b) Except as disclosed on EXHIBIT 5:5-7(b), annexed hereto, the Borrowers do not have possession of any property on consignment to the Borrowers and will not have possession of property on consignment hereafter except on not less than fifteen (15) days prior written notice (with reasonable particularity) from the Borrowers' Representative, which property on such consignment shall not have a cost at any one time exceeding three percent (3%) of the Borrowers' Inventory at Retail.

                  (c) No Borrower shall acquire or obtain the right to use any Equipment, the acquisition or right to use of which Equipment is otherwise permitted by this Agreement, in which Equipment any third party has an interest, except for:

                           (i) Equipment which is merely incidental to the conduct of that Borrower's business; or

                           (ii) Equipment, the acquisition or right to use of which has been consented to by the Administrative Agent, which consent may be conditioned solely upon the Administrative Agent's receipt of an agreement, substantially in the form of EXHIBIT 5:5-7(c)(ii), annexed hereto with the third party which has an interest in such Equipment. Agent.

                  (d) Except as disclosed on EXHIBIT 5:5-7(d), no Affiliate (other than J. Baker) which is not a Borrower has, nor will any acquire, any assets other than of nominal value.

                  (e) J. Baker does not have any assets which, in accordance with GAAP, would be required to be reflected on its balance sheet other than the capital stock which it holds as of the date of this Agreement.


         5-8.     INDEBTEDNESS.

                  (a) The Borrowers do not and shall not hereafter have any Indebtedness other than Permitted Indebtedness.

                  (b) The Borrowers shall not permit more than twenty five percent of the aggregate of their indebtedness for the purchase of goods or services to be more than Thirty (30) days beyond then current trade terms provided to the subject Borrower by the supplier of such goods.


         5-9.     INSURANCE.

                  (a) EXHIBIT 5:5-9, annexed hereto, is a schedule of all insurance policies owned by the Borrowers or under which any Borrower is the named insured. Each of such policies is in full force and effect. Neither the issuer of any such policy nor any Borrower is in default or violation of any such policy.

                  (b) The Borrowers shall have and maintain at all times insurance covering such risks,

                                                                        Page: 59
in such amounts, containing such terms, in such form, for such periods, and written by such companies as may be satisfactory to the Administrative Agent.

                  (c) All insurance carried by the Borrowers shall provide for a minimum of Thirty (30) days' prior written notice of cancellation to the Administrative Agent and all such insurance which covers the Collateral shall include an endorsement in favor of the Administrative Agent, which endorsement shall provide that the insurance, to the extent of the Administrative Agent's interest therein, shall not be impaired or invalidated, in whole or in part, by reason of any act or neglect of any Borrower or by the failure of any Borrower to comply with any warranty or condition of the policy.

                  (d) The coverage reflected on EXHIBIT 5:5-9 presently satisfies the foregoing requirements, it being recognized by each Borrower, however, that such requirements may change hereafter to reflect changing circumstances.

                  (e) The Borrowers' Representative shall furnish the Administrative Agent from time to time with certificates or other evidence satisfactory to the Administrative Agent regarding compliance by the Borrowers with the foregoing requirements.

                  (f) In the event of the failure by the Borrowers to maintain insurance as required herein, the Administrative Agent, at its option, may obtain such insurance, provided, however, the Administrative Agent's obtaining of such insurance shall not constitute a cure or waiver of any Event of Default occasioned by the Borrowers' failure to have maintained such insurance.

         5-10.    LICENSES.    Each license, distributorship, franchise, and
similar agreement issued to, or to which any Borrower is a party is in full force and effect , except where the failure thereof to be in full force and effect does not have a material adverse effect on the Borrowers. No party to any such license or agreement is in default or violation thereof. No Borrower has received any notice or threat of cancellation of any such license or agreement.

         5-11.    LEASES.      EXHIBIT 5:5-11, annexed hereto, is a schedule of
all presently effective Capital Leases. (Exhibit 5:5-5 includes a list of all other presently effective Leases). Each of such Leases and Capital Leases is in full force and effect. No party to any such Lease or Capital Lease is in default or violation of any such Lease or Capital Lease. No Borrower has received any notice or threat of cancellation of any such Lease or Capital Lease. Each Borrower hereby authorizes the Administrative Agent at any time and from time to time, with the consent of the Borrowers' Representative and at any time following the occurrence of an Event of Default to contact any of the Borrowers' respective landlords in order to confirm the Borrowers' continued compliance with the terms and conditions of the Lease(s) between the subject Borrower and that landlord and to discuss such issues, concerning the subject Borrower's occupancy under such Lease(s), as the Administrative Agent may determine.

                                                                        Page: 60

         5-12. REQUIREMENTS OF LAW. Each Borrower is in compliance with, and shall hereafter comply with and use its assets in compliance with, all Requirements of Law except where the failure of such compliance will not have more than a de minimis adverse effect on the Borrowers' business or assets. No Borrower has received any notice of any violation of any Requirement of Law (other than of a violation which has no more than a de minimis adverse effect on the Borrowers' business or assets), which violation has not been cured or otherwise remedied.

         5-13.    LABOR RELATIONS.
                  (a) Except as disclosed on EXHIBIT 5:5-13(a), annexed hereto, no Borrower is presently a party to any collective bargaining or other labor contract.
                  (b) There is not presently pending and, to any Borrower's knowledge, there is not threatened any of the following:

                           (i) Any strike, slowdown, picketing, work stoppage, or material employee grievance process.
                           (ii) Any proceeding against or affecting any Borrower relating to the alleged violation of any Applicable Law pertaining to labor relations or before National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable governmental body, organizational activity, or other labor or employment dispute against or affecting any Borrower, which, if determined adversely to that Borrower could have more than a de minimis adverse effect on that Borrower.
                           (iii) Any lockout of any employees by any Borrower (and no such action is contemplated by any Borrower).

                           (iv) Any application for the certification of a collective bargaining agent.

                  (c) To the knowledge of the Borrowers' Representative and each Borrower, no material event has occurred or circumstance exists which could provide the basis for any work stoppage or other labor dispute.
                  (d)      Each Borrower:
                           (i) Has complied in all material respects with all Applicable Law relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing.
                           (ii) Is not liable for the payment of more than a de minimius amount of compensation, damages, taxes, fines, penalties, or other amounts, however designated, for that Borrower's failure to comply with any Applicable Law referenced in Section 5:5-13(d)(i).

                                                                        Page: 61

         5-14.    MAINTAIN PROPERTIES. The Borrowers shall:
                  (a) Keep the Collateral in good order and repair (ordinary reasonable wear and tear and insured casualty excepted).

                  (b) Not suffer or cause the waste or destruction of any material part of the Collateral.

                  (c) Not use any of the Collateral in violation of any policy of insurance thereon.

                  (d) Not sell, lease, or otherwise dispose of any of the Collateral, other than the following:

                           (i) The sale of Inventory in compliance with this Agreement.

                           (ii) The disposal of Equipment which is obsolete, worn out, or damaged beyond repair, which Equipment is replaced to the extent necessary to preserve or improve the operating efficiency of any Borrower.

                           (iii) The turning over to the Administrative Agent of all Receipts as provided herein.

                           (iv)     Permitted Asset Dispositions.

                           (v)      The Shoe Division Sale.

         5-15.    TAXES.
                  (a) The Borrowers have no knowledge of any material adverse finding on account of any examination of or with respect to any Borrower presently being conducted by any taxing authority.
                  (b) The Borrowers have, and hereafter shall: pay, as they become due and payable, all taxes and unemployment contributions and other charges of any kind or nature levied, assessed or claimed against any Borrower or the Collateral by any person or entity whose claim could result in an Encumbrance upon any asset of any Borrower or by any governmental authority; properly exercise any trust responsibilities imposed upon any Borrower by reason of withholding from employees' pay or by reason of any Borrower's receipt of sales tax or other funds for the account of any third party; timely make all contributions and other payments as may be required pursuant to any Employee Benefit Plan now or hereafter established by any Borrower; and timely file all tax and other returns and other reports with each governmental authority to whom any Borrower is obligated to so file except where failure to file would not have a material adverse effect provided however, nothing included in this Section 5:5-15(b) shall prevent the Borrowers from contesting, in good faith and by appropriate proceedings, any tax liability claimed against any Borrower, but only provided that and so long as no tax lien is filed with respect thereto.

                  (c) At its option, with prior notice to the Borrower's Representative, the Administrative Agent may pay any tax, charge levied, assessed, or claimed upon any Borrower or the Collateral by any person or entity or governmental authority, and make any payments on account of any Borrower's Employee Benefit Plan as the Administrative Agent , in the Administrative Agent's discretion, may deem necessary or desirable, to protect the Agents' Rights and Remedies.

                                                                        Page: 62

         5-16. NO MARGIN STOCK. No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulations U, T, and X of the Board of Governors of the Federal Reserve System of the United States). No part of the proceeds of any borrowing hereunder will be used at any time to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

         5-17.    ERISA.   The Borrowers are and shall hereafter remain in
compliance, in all material respects, with ERISA.

         5-18.    HAZARDOUS MATERIALS.   To the Borrowers' knowledge, none of
the real property used or operated by any Borrower contains a material amount of Hazardous Materials.

         5-19. LITIGATION. Except as described in EXHIBIT 5:5-19, annexed hereto, there is not presently pending or to its knowledge, threatened in writing, by or against the Borrowers any suit, action, proceeding, or investigation which, if determined adversely to the Borrowers, would have a material adverse effect upon the Borrowers' financial condition or ability to conduct their business as such business is presently conducted or is contemplated to be conducted in the foreseeable future.

         5-20.    DIVIDENDS. INVESTMENTS. CORPORATE ACTION.
                  (a)      No Obligor shall
                           (i) Pay any cash dividend or make any other distribution in respect of any class of their respective capital stock except for, and subject to such conditions as apply to, the making of Permitted Distributions.
                           (ii) Own, redeem, retire, purchase, or acquire any of that Person's capital stock.
                           (iii) Except for (x) Permitted Investments and (y) capital stock of Affiliates otherwise permitted by this Agreement to be held by the subject Borrower, invest in or purchase any stock or securities or rights to purchase any such stock or securities, of any corporation or other entity, including without limitation, any capital stock of J. Baker, provided, however:

                                    (A) Any Borrower may maintain Permitted
                           Investments in the Side Collateral Account at any time that there has not been an outstanding principal balance in the Loan Account for not less than Seven
                           (7) consecutive days and no L/C's are then outstanding.
                                    (B) J. Baker and any Borrower respectively
                           may create a wholly owned subsidiary, provided that
                                            (I) The Borrowers' Representative
                           shall have provided the

                                                                        Page: 63

                           Administrative Agent with not less than Thirty (30) days prior written notice of such creation (with reasonable detail concerning the facts and circumstances relating to such subsidiary).
                                            (II) No Borrower is then InDefault
                           nor on the date on which the subsidiary is so created and none will become InDefault by reason of such creation.
                                            (III) Each of the following
                           conditions is satisfied prior to the date on which any asset (other than of nominal value) is transferred to such entity:
                                                     (1) Such entity shall have
                                    executed such documentation as the
                                    Administrative Agent reasonably may request in order for such entity to become (as designated by the Borrowers' Representative) a "Borrower" or "Guarantor" hereunder and shall have created Collateral Interests in all of its assets to secure the Liabilities.
                                                     (2) The holder of all
                                    capital stock of such entity shall have
                                    created a security interest therein to
                                    secure the Liabilities.
                           (iv) Merge or consolidate or be merged or consolidated with or into any other corporation or other entity; provided that nothing in this Agreement shall prevent any Borrower from merging into any other Borrower.

                           (v) Consolidate any of that Obligor's operations with those of any other corporation or other entity.

                           (vi) Subordinate any debts or obligations owed to that Obligor by any third party to any other debts owed by such third party to any other Person.
                           (vii) Engage in any interest rate swaps, caps, or similar activities, or any hedging activities other than in the ordinary course and conduct of that Obligor's business, and then only with a Lender or any affiliate of a Lender.
                  (b) In the event that J. Baker determines to modify its corporate structure with a view toward its obtaining more favorable tax treatment or for any other reasonable corporate purpose, the Agents, in their reasonable discretion, will cooperate with J. Baker in effecting such restructuring, it being understood that :
                           (i) The Agents' determination to so cooperate in such restructuring may be conditioned on the Agents' being satisfied that the secured position of the Collateral Agent, and the Agents' Rights and Remedies would not be adversely affected by such restructuring and that such restructuring does not place any material additional administrative burdens on the Agents.
                           (ii) The Agents may take action pursuant to this
         Section 5:5-20(b) on their own authority and without obtaining the Consent of the Majority Lenders.

                                                                        Page: 64

                           (iii) The Agents may condition their taking of action pursuant to this Section 5:5-20(b) on the Consent of the Majority Lenders.

         5-21. LOANS. The Borrowers shall not make any loans to, nor acquire the Indebtedness of, any Person, provided, however, the foregoing does not prohibit any of the following:

                  (a) Subject to such conditions respectively as apply thereto, the making of Permitted Distributions and Permitted Investments.
                  (b) Advances to employees of a Borrower for travel and other business expenses to be incurred by such employees in the ordinary course of the business of one or more of the Borrowers.
                  (c) Cash loans to employees of a Borrower not exceeding $100,000.00 outstanding at any time to any employee nor exceeding $1,000,000 in the aggregate outstanding at any time.
                  (d) Advance payments made to the Borrowers' suppliers in the ordinary course.
                  (e) Intercompany loans by any Borrower to any direct or indirect wholly owned subsidiaries of J. Baker, which intercompany loans do not exceed $1,000,000 in the aggregate outstanding at any time.

         5-22. PROTECTION OF ASSETS. The Administrative Agent, in the Administrative Agent's discretion, and from time to time, may discharge any tax or Encumbrance on any of the Collateral, or take any other action which the Administrative Agent may deem necessary or desirable to repair, insure, maintain, preserve, collect, or realize upon any of the Collateral. The Administrative Agent shall not have any obligation to undertake any of the foregoing and shall have no liability on account of any action so undertaken except where there is a specific finding in a judicial proceeding (in which the Administrative Agent has had an opportunity to be heard), from which finding no further appeal is available, that the Administrative Agent had acted in actual bad faith or in a grossly negligent manner. The Borrowers shall pay to the Administrative Agent, on demand, or the Administrative Agent, in its discretion, may add to the Loan Account, all amounts paid or incurred by the Administrative Agent pursuant to this section 5:5-22.

         5-23.    LINE OF BUSINESS.

                  (a) Except as provided in Sections 5:5-23(b) and 5:5-23(c), no Borrower shall engage in any business other than the business in which it is currently engaged or a business reasonably related thereto (the conduct of which reasonably related business is reflected in the Business Plan).
                  (b) The Borrowers, with the prior written notice to the Administrative Agent in each instance, may license the use of up to 5% of the selling space of any Store (measured in terms of square feet) for the operation of certain departments of their Stores by third parties.
                  (c) The Borrowers, with the prior written consent of the Administrative Agent (as to which, see Section 5:5-23(c)(i)), may (x) license the use of more than 5% of the selling space of any

                                                                        Page: 65

Store (measured in terms of square feet) for the operation of certain departments by third parties and (y) franchise to others the right to operate comparable Stores, it being understood that:

                           (i) The Administrative Agent's determination to consent to the Borrowers' activities described in Section 5:5-23(c) may be conditioned on the Administrative Agent's being satisfied that the secured position of the Collateral Agent, and the Agents' Rights and Remedies would not be adversely affected by such restructuring and that such restructuring does not place any material additional administrative burdens on the Agents.
                           (ii) The Administrative Agent may provide such consent pursuant to this Section 5:5-23(c) on its own authority and without obtaining the Consent of the Majority Lenders.
                           (iii) The Administrative Agent may condition its providing of such consent pursuant to this Section 5:5-23(c) on the Consent of the Majority Lenders.

         5-24. AFFILIATE TRANSACTIONS. No Borrower shall make any payment, nor give any value to any Affiliate except for

                  (a) Goods and services actually purchased by that Borrower from, or sold by that Borrower to, such Affiliate for a price and on terms which shall
                           (i) be competitive and fully deductible as an "ordinary and necessary business expense" and/or fully depreciable under the Internal Revenue Code of 1986 and the Treasury Regulations, each as amended; and
                           (ii) be no less favorable to that Borrower than those which would have been charged and imposed in an arms length transaction.
                  (b)      Permitted Overhead Contributions.
                  (c)      Permitted Distributions.
                  (d) Intercompany loans to the extent permitted by Section 5:5-21(e).
                  (e)      Transfers of Inventory between Borrowers.

         5-25.    FURTHER ASSURANCES.

                  (a) Except as permitted by Section 5:5-6(b), no Borrower is the owner of, nor has it any interest in, any property or asset which, immediately upon the satisfaction of the conditions precedent to the effectiveness of the credit facility contemplated hereby (Article 4:) will not be subject to a perfected Collateral Interest in favor of the Collateral Agent (subject only to Permitted Encumbrances) to secure the Liabilities.
                  (b) Except as otherwise permitted by this Agreement, no Borrower will hereafter acquire any asset or any interest in property which is not, immediately upon such acquisition, subject to such a perfected Collateral Interest in favor of the Collateral Agent to secure the Liabilities (subject only to Permitted Encumbrances).


                                                                        Page: 66

                  (c) Each Borrower shall execute and deliver to the Administrative Agent such instruments, documents, and papers, and shall do all such things from time to time hereafter as the Administrative Agent may request to carry into effect the provisions and intent of this Agreement; to protect and perfect the Collateral Agent's Collateral Interests in the Collateral; and to comply with all applicable statutes and laws, and facilitate the collection of the Receivables Collateral. Each Borrower shall execute all such instruments as may be required by the Administrative Agent with respect to the recordation and/or perfection of the Collateral Interests created or contemplated herein.
                  (d) Each Borrower hereby designates the Collateral Agent as and for that Borrower's true and lawful attorney, with full power of substitution, to sign and file any financing statements in order to perfect or protect the Collateral Agent's Collateral Interests in the Collateral.
                  (e) This Agreement constitutes an authenticated record which authorizes the Collateral Agent to file such financing statements as the Collateral Agent determines as appropriate to perfect or protect the Agent's Collateral Interests created hereby.
                  (f) A carbon, photographic, or other reproduction of this Agreement or of any financing statement or other instrument executed pursuant to this Section 5:5-25 shall be sufficient for filing to perfect the security interests granted herein.

         5-26.    ADEQUACY OF DISCLOSURE.
                  (a) All financial statements furnished to each Agent and each Lender by each Borrower have been prepared in accordance with GAAP consistently applied and present fairly the condition of the Borrowers at the date(s) thereof and the results of operations and cash flows for the period(s) covered (provided however, that unaudited financial statements are subject to normal year end adjustments and to the absence of footnotes). There has been no change in the Consolidated financial condition, results of operations, or cash flows of the Borrowers since the date(s) of such financial statements, other than changes in the ordinary course of business, which changes have not been materially adverse, either singularly or in the aggregate other than the Shoe Division Sale.
                  (b) No Borrower has any contingent obligations or obligation under any Lease or Capital Lease which is not noted in the Borrowers' Consolidated financial statements furnished to each Agent and each Lender prior to the execution of this Agreement.
                  (c) No document, instrument, agreement, or paper now or hereafter given to any Agent and any Lender by or on behalf of each Borrower or any guarantor of the Liabilities in connection with the execution of this Agreement by each Agent and each Lender (except for any projections provided by or on behalf of any Borrower) contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein not misleading. With the exception of general market and economic conditions, there is no fact known to any officer of any Borrower, as of the Restatement Date which has, or which, in the foreseeable future could have, a

                                                                        Page: 67
material adverse effect on the financial condition of any Borrower which has not been disclosed in writing to each Agent and each Lender.

         5-27. NO RESTRICTIONS ON LIABILITIES. No Borrower shall enter into or directly or indirectly become subject to any agreement which prohibits or restricts, in any manner, any Borrower's:

                  (a) Creation of, and granting of Collateral Interests in favor of the Collateral Agent.
                  (b)      Incurrence of Liabilities.

         5-28. OTHER COVENANTS. No Borrower shall indirectly do or cause to be done any act which, if done directly by that Borrower, would breach any covenant contained in this Agreement.


ARTICLE 6: FINANCIAL REPORTING AND PERFORMANCE COVENANTS:

         6-1.     MAINTAIN RECORDS.   The Borrowers shall:
                  (a) At all times, keep proper books of account, in which full, true, and accurate entries shall be made of all of the Borrowers' financial transactions, all in accordance with GAAP applied consistently with prior periods to fairly reflect the Consolidated financial condition of the Borrowers at the close of, and its results of operations for, the periods in question.
                  (b) Timely provide the Administrative Agent with those financial reports, statements, and schedules required by this Article 6: or otherwise, each of which reports, statements and schedules shall be prepared, to the extent applicable, in accordance with GAAP applied consistently with prior periods to fairly reflect the Consolidated financial condition of the Borrowers at the close of, and the results of operations for, the period(s) covered therein.
                  (c) At all times, keep accurate current records of the Collateral including, without limitation, accurate current stock, cost, and sales records of its Inventory, accurately and sufficiently itemizing and describing the kinds, types, and quantities of Inventory and the cost and selling prices thereof.

                  (d) At all times, retain independent certified public accountants who are reasonably satisfactory to the Administrative Agent and instruct such accountants to fully cooperate with, and be available to, the Administrative Agent to discuss the Borrowers' financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such accountants, as may be raised by the Administrative Agent. Unless an Event of Default has occurred (in which event the following limit shall not be applicable), the Administrative Agent shall not exercise its rights under this Section 6:6-1(d) more than three times in a 12 month period.

                                                                        Page: 68

                  (e)      Not change any Borrower's fiscal year.

         6-2.     ACCESS TO RECORDS.
                  (a) Each Borrower shall accord the Administrative Agent with reasonable access on reasonable notice during customary business hours from time to time as the Administrative Agent reasonably may require to all properties owned by or over which any Borrower has control. The Administrative Agent shall have the right during customary business hours on reasonable notice, and each Borrower will permit the Administrative Agent from time to time as Administrative Agent reasonably may request, to examine, inspect, copy, and make extracts from any and all of the Borrowers' books, records, electronically stored data, papers, and files. Each Borrower shall make all of that Borrower's copying facilities available to the Administrative Agent.

                  (b) Each Borrower hereby authorizes the Administrative Agent during customary business hours on reasonable notice to:

                           (i) Inspect, copy, duplicate, review, cause to be reduced to hard copy, run off, draw off, and otherwise use any and all computer or electronically stored information or data which relates to any Borrower, or any service bureau, contractor, accountant, or other person, and directs any such service bureau, contractor, accountant, or other person fully to cooperate with the Administrative Agent with respect thereto.
                           (ii) Verify at any time the Collateral or any portion thereof, including verification with Account Debtors, and/or with each Borrower's computer billing companies, collection agencies, and accountants and to sign the name of each Borrower on any notice to each Borrower's Account Debtors or verification of the Collateral.
                  (c) The Administrative Agent from time to time may designate one or more representatives to exercise the Administrative Agent's rights under this Section 6:6-2 as fully as if the Administrative Agent were doing so.

         6-3.     PROMPT NOTICE TO ADMINISTRATIVE AGENT.
                  (a) The Borrowers' Representative shall provide the Administrative Agent with written notice promptly upon its becoming aware of the occurrence of any of the following events, which written notice shall be with reasonable particularity as to the facts and circumstances in respect of which such notice is being given:

                           (i) Any material adverse change in the business affairs of any Borrower.
                           (ii) Any change in the executive officers of J.
         Baker.
                           (iii) Any ceasing of the Borrowers' making of payment, in the ordinary course, to a material number of its creditors or except where there is a bona fide dispute with the relevant creditor, a creditor to which a material amount is owed.

                                                                        Page: 69

                           (iv) Except where the same has arisen out of a bona fide dispute, any failure by the Borrowers to pay rent when due at 10% or more of the Borrowers' stores, which failure continues for more than Five (5) Business Days following the day on which such rent first came due.
                           (v)      Any Borrower's becoming InDefault.
                           (vi) Any intention on the part of a Borrower to discharge that Borrower's present independent accountants or any withdrawal or resignation by such independent accountants from their acting in such capacity (as to which, see Subsection 6:6-1(d)).
                           (vii) Any litigation which, if determined adversely to a Borrower, would have a material adverse effect on the financial condition of that Borrower.
                  (b)      The Borrowers' Representative shall:
                           (i) Add the Administrative Agent as an addressee on all mailing lists maintained by or for any Borrower.
                           (ii) At the request of the Administrative Agent provide the Administrative Agent with a copy of the results of any physical or cycle count of a Borrower's Inventory.
                           (iii) Provide the Administrative Agent , when received by any Borrower, with a copy of any management letter or similar communications from any accountant of that Borrower.
                           (iv) Provide the Administrative Agent with copies of all filings, by J. Baker, with the Securities and Exchange Commission, when so filed by J. Baker.


         6-4. BORROWING BASE CERTIFICATE. The Borrowers' Representative shall provide the Administrative Agent by 1:00 p.m., daily, with a Borrowing Base Certificate (in the form of EXHIBIT 6:6-4 annexed hereto, as such form may be revised from time to time by the Administrative Agent). Such Certificate may be sent to the Administrative Agent by facsimile transmission, provided that the original thereof is forwarded to the Administrative Agent on the date of such transmission.

         6-5. WEEKLY AND MONTHLY REPORTS. The Borrowers' Representative shall provide the Administrative Agent with those financial statements and reports described in EXHIBIT 6:6-5, annexed hereto.

         6-6. QUARTERLY REPORTS. Quarterly, within Forty Five (45) days following the end of each of the Borrowers' fiscal quarters, the Borrowers' Representative shall provide the Administrative Agent with the following:

                  (a) An original counterpart of a management prepared Consolidated financial statement of the Borrowers for the period from the beginning of the Borrowers' then current fiscal year

                                                                        Page: 70
through the end of the subject quarter, with comparative information for the same period of the previous fiscal year, which statement shall include, at a minimum, a balance sheet, income statement, cash flows and a schedule of consolidation, as well as a comparison of same store sales and operating results for the corresponding quarter of the then immediately previous year and to the year-to-date period and to the Business Plan.

         (b) The officer's compliance certificate described in Section 6:6-8.

         6-7.     ANNUAL REPORTS.
                  (a) Annually, within ninety (90) days following the end of the Borrowers' fiscal year, the Borrowers' Representative shall furnish the Administrative Agent with the following:
                  (b) An original signed counterpart of the J. Baker's annual consolidated financial statement (with consolidating schedules), which statement shall have been prepared by, and bearing the unqualified opinion of, the Borrowers' independent certified public accountants (i.e. said statement shall be "certified" by such accountants). Such annual statement shall include, at a minimum (with comparative information for the then prior fiscal year) a balance sheet, income statement, statement of changes in shareholders' equity, and cash flows.
                  (c) The following Consolidated financial statements for the Borrowers for the prior fiscal year (each prepared by the Borrowers' independent accountants): Balance sheet, income statement, statement of changes in stockholders' equity and cash flow.
                  (d) A certificate of the Borrowers' independent accountant which states that in connection with their preparation of such annual financial statements, such accountants did not note or encounter any fact or circumstance which would lead them to believe that an Event of Default has occurred by reason of a breach of any financial covenant included in Section 6:6-11.


         6-8. OFFICERS' CERTIFICATES. The Borrowers' Representative shall cause the Borrowers' Representative's Chief Executive Officer, its President or its Chief Financial Officer, in each instance, to provide such Person's Certificate with those monthly, quarterly, and annual statements to be furnished pursuant to this Agreement, which Certificate shall:
                  (a) Indicate that the subject statement was prepared in accordance with GAAP consistently applied and presents fairly the Consolidated financial condition of the Borrowers at the close of, and the results of the Borrowers' operations and cash flows for, the period(s) covered, subject, however to the following:
                           (i) Usual year end adjustments (this exception shall not be included in the Certificate which accompanies such annual statement).
                           (ii) Material Accounting Changes (in which event, such Certificate shall

                                                                        Page: 71
         include a schedule (in reasonable detail) of the effect of each such Material Accounting Change) not previously specifically taken into account in the determination of the financial performance covenant imposed pursuant to Section 6:6-11.

                  (b) Indicate either that (i) no Borrower is InDefault, or (ii) if such an event has occurred, its nature (in reasonable detail) and the steps (if any) being taken or contemplated by the Borrowers to be taken on account thereof.
                  (c) Include calculations concerning the Borrowers' compliance (or failure to comply) at the date of the subject statement with each of the financial performance covenants included in Section 6:6-11 hereof.

         6-9.     INVENTORIES, APPRAISALS, AND AUDITS.
                  (a) The Administrative Agent may observe each inventory and any cycle count of the Collateral which is undertaken on behalf of any Borrower. No Borrower may change the methodology to be followed in connection with the conduct of and reporting on the results of such inventory from the methodology in effect on August 1, 1999. The Borrowers shall conduct not less than one physical inventory, per Store and per warehouse, per fiscal year. The Administrative Agent does not contemplate undertaking or requiring any additional physical inventories by or of the Borrowers, provided, however, the Administrative Agent may do so if any Borrower becomes InDefault.
                           (i) On the Administrative Agent's request, the Borrowers' Representative shall provide the Administrative Agent with a copy of the preliminary results of each such inventory (as well as of any other physical inventory undertaken by any Borrower) within ten
         (10) days following the completion of such inventory.
                           (ii) On the Administrative Agent's request, the Borrowers' Representative shall provide the Administrative Agent with a reconciliation of the results of each such inventory (as well as of any other physical inventory undertaken by any Borrower) to that Borrower's books and records within thirty (30) days following the completion of such inventory.
                           (iii) The Administrative Agent, in its discretion, if any Borrower becomes InDefault, may cause such additional inventories to be taken as the Administrative Agent determines (each, at the expense of the Borrowers)
                  (b) The Administrative Agent contemplates conducting Four (4) commercial finance audits (in each event, at the Borrowers' expense) of the Borrowers' books and records during any Twelve (12) month period during which this Agreement is in effect, but following the occurrence of an Event of Default, may cause additional such audits to be undertaken (in each event, at the Borrowers' expense).
                  (c) The Administrative Agent contemplates obtaining of Three
(3) appraisals (in all events, at the Borrowers' expense) of the Borrowers' Inventory during any Twelve (12) month period during which this Agreement is in effect, each conducted by such appraisers as are satisfactory to the

                                                                        Page: 72

Administrative Agent , but following the occurrence of an Event of Default, may cause additional such audits to be undertaken (in each event, at the Borrowers' expense).

         6-10.    ADDITIONAL FINANCIAL INFORMATION.
                  (a) In addition to all other information required to be provided pursuant to this Article 6:, the Borrowers' Representative promptly shall provide the Administrative Agent (and any guarantor of the Liabilities), with such other and additional information concerning the Borrowers, the Collateral, the operation of the Borrowers' business, and the Borrowers' financial condition, including original counterparts of financial reports and statements, as the Administrative Agent reasonably may from time to time request from the Borrowers' Representative.
                  (b) The Borrowers' Representative may provide the Administrative Agent, from time to time hereafter, with updated forecasts of the Borrowers' anticipated performance and operating results.
                  (c) In all events, the Borrowers' Representative, by no later than 30 days after the end of the Borrowers' fiscal year, shall furnish the Administrative Agent with an updated and extended forecast (which shall include, on a monthly basis, balance sheets, income statements, and cash flow, as well as of all components of each borrowing base) which shall go out at least through the end of the then next fiscal year. Such updated and extended forecast shall be prepared pursuant to a methodology and shall include such assumptions as are reasonably satisfactory to the Administrative Agent, it being understood that such forecasts are estimates and not guarantees of actual results.
                  (d) Each Borrower recognizes that all appraisals, inventories, analysis, financial information, and other materials which the Administrative Agent may obtain, develop, or receive with respect to the Borrowers are confidential to the Administrative Agent and that, except as otherwise provided herein, no Borrower is entitled to receipt of any of such appraisals, inventories, analysis, financial information, and other materials, nor copies or extracts thereof or therefrom.

         6-11. FINANCIAL PERFORMANCE COVENANTS. The Borrowers shall observe and comply with those financial performance covenants set forth on EXHIBIT 6:6-11, annexed hereto, which compliance shall be determined as if no Material Accounting Changes had been made (other than any Material Accounting Changes specifically taken into account in the setting of such covenants). The Administrative Agent may determine the Borrowers' compliance with such covenants based upon financial reports and statements provided by the Borrowers' Representative to the Administrative Agent (whether or not such financial reports and statements are required to be furnished pursuant to this Agreement) as well as by reference to interim financial information provided to, or developed by, the Administrative Agent.

                                                                        Page: 73

ARTICLE 7: - USE OF COLLATERAL:

         7-1.     USE OF INVENTORY COLLATERAL.
                  (a)      No Borrower shall engage in
                           (i)      Any sale of the Inventory other than
                                    (A) For fair consideration in the conduct of
                  the Borrowers' business in the ordinary course.
                                    (B)     Permitted Asset Dispositions.
                                    (C)     The Shoe Division Sale.
                           (ii)     Sales or other dispositions to creditors.
                           (iii) Sales or other dispositions in bulk (other than in the ordinary course).
                           (iv) Sales of any Collateral in breach of any provision of this Agreement.
                  (b) No sale of Inventory shall be on consignment, approval, or under any other circumstances such that, with the exception of the Borrowers' customary return policy applicable to the return of inventory purchased by the Borrowers' retail customers in the ordinary course, such Inventory may be returned to a Borrower without the consent of the Administrative Agent.

         7-2.     INVENTORY QUALITY.        All Inventory now owned or hereafter
acquired by each Borrower is and will be of good and merchantable quality and free from defects (other than defects within customary trade tolerances).

         7-3. ADJUSTMENTS AND ALLOWANCES. Each Borrower may grant such allowances or other adjustments to that Borrower's Account Debtors (exclusive of extending the time for payment of any material Account or Account Receivable, which shall not be done without first obtaining the Administrative Agent's prior written consent in each instance) as that Borrower may reasonably deem to accord with sound business practice, provided, however, at any time that a Borrower is InDefault, the authority granted the Borrowers pursuant to this Section 7:7-3 may be limited or terminated by the Administrative Agent at any time in the Administrative Agent's discretion.
         7-4.     VALIDITY OF ACCOUNTS.
                  (a) The amount of each Account shown on the books, records, and invoices of the Borrowers represented as owing by each Account Debtor is and will be the correct amount actually owing by such Account Debtor and shall have been fully earned by performance by the Borrowers.
                  (b) The Borrowers have no knowledge of any impairment of the validity or collectability of any of the Accounts and shall notify the Administrative Agent of any such fact immediately after the Borrowers become aware of any such impairment.

                                                                        Page: 74

         7-5. NOTIFICATION TO ACCOUNT DEBTORS. The Administrative Agent shall have the right at any time that an Event of Default has occurred to notify any of the Borrowers' Account Debtors to make payment directly to the Administrative Agent and to collect all amounts due on account of the Collateral.


ARTICLE 8: - CASH MANAGEMENT. PAYMENT OF LIABILITIES:
         8-1      THE BLOCKED ACCOUNT.

                  (a) On the Restatement Date, the Blocked Account Agreement is in full force and effect.
                  (b) As a condition to the effectiveness of the amendment and restatement of this Agreement, the Borrowers' Representative shall deliver the following to the Administrative Agent:
                           (i) Notices to each processor of any of credit card receipts of any of the Borrowers, each in form satisfactory to the Agent, to the extent that such notices were not so delivered in connection with the execution of the 1999 Loan Agreement.
                           (ii) A notice, addressed generally to the depositories at which any Borrower maintains a DDA into which proceeds of the Borrower's sales are deposited, each in form satisfactory to the Agent, to the extent that such notices were not so delivered in connection with the execution of the 1999 Loan Agreement.
                  (c) No Borrower will establish any DDA hereafter (other than an Exempt DDA) unless, contemporaneous with such establishment, the Borrowers' Representative delivers to the Administrative Agent a Notification to the depository at which such DDA is established if the same would have been required pursuant to Section 8:8-1(b)(ii) if the subject DDA were open on the Restatement Date.
                  (d) No Obligor will change its cash concentration procedures from those in place at the execution of this Agreement unless such change is coordinated with the Administrative Agent with a view towards the preservation and protection of the Administrative Agent's rights included in this Article 8:.

         8-2.     THE CONCENTRATION, BLOCKED, AND OPERATING ACCOUNTS .
                  (a) The following checking accounts have been or will be established (and are so referred to herein):

                           (i) The "Concentration Account" (so referred to herein): Established by the Administrative Agent with Fleet National Bank.

                           (ii) The "Blocked Account" (so referred to herein):
         Established by the Borrowers' Representative with Fleet National Bank.

                           (iii) The "Operating Account" (so referred to herein): Established by the Borrowers' Representative with Fleet National Bank.

                                                                        Page: 75

                  (b) The contents of each DDA and of the Blocked Account constitutes Collateral and Proceeds of Collateral. The contents of the Concentration Account constitutes the Administrative Agent's property.
                  (c) The Borrowers shall pay all fees and charges of, and maintain such impressed balances as may be required by the depository in which any account is opened as required hereby (even if such account is opened by and/or is the property of the Administrative Agent).

         8-3.     PROCEEDS AND COLLECTIONS .
                  (a) All Receipts and all cash proceeds of any sale or other disposition of any of each Borrower's assets:

                  (i)      Constitute Collateral and proceeds of Collateral.
                  (ii) Shall be held in trust by the Borrowers for the Administrative Agent.
                  (iii) Shall not be commingled with any of any Borrower's other funds.
                  (iv) Shall be deposited and/or transferred only to the Blocked Account or the Concentration Account.
                  (b) The Borrowers' Representative shall cause the ACH or wire transfer to the Blocked or the Concentration Account, no less frequently than daily (and whether or not there is then an outstanding balance in the Loan Account) of the following:
                           (i) The then contents of each DDA (other than any Exempt DDA), each such transfer to be net of any minimum balance, not to exceed the lesser of $2,500.00 or that amount which the Borrowers' Representative, in its best business judgement determines as being required to be maintained in the subject DDA by the bank at which such DDA is maintained).

                           (ii) The proceeds of all credit card charges not otherwise provided for pursuant hereto.
Telephone advice (confirmed by written notice) shall be provided to the Administrative Agent on each Business Day on which any such transfer is made.
                  (c) Whether or not any Liabilities are then outstanding, the Borrowers' Representative shall cause the ACH or wire transfer to the Concentration Account, no less frequently than daily, of then entire ledger balance of the Blocked Account, net of such minimum balance, not to exceed the lesser of $2,500.00 or that amount which the Borrowers' Representative, in its best business judgement determines as being required to be required to be maintained in the Blocked Account by the depository which the Blocked Account is maintained.
                  (d) In the event that, notwithstanding the provisions of this
Section 8:8-3, any Borrower receives or otherwise has dominion and control of any Receipts, or any proceeds or collections of any Collateral, such Receipts, proceeds, and collections shall be held in trust by that Borrower for the Administrative Agent and shall not be commingled with any of that Borrower's other funds or deposited in

                                                                        Page: 76
any account of any Borrower other than as instructed by the Administrative
Agent.

         8-4.     PAYMENT OF LIABILITIES.
                  (a) On each Business Day, the Administrative Agent shall apply the then collected balance of the Concentration Account (net of fees charged, and of such impressed balances as may be required by the bank at which the Concentration Account is maintained) First, towards the SwingLine Loans and Second, towards the unpaid balance of the Loan Account and all other Liabilities other than principal and interest on the Term Loan, provided, however, for purposes of the calculation of interest on the unpaid principal balance of the Loan Account, all payments other than by wire transfer shall be deemed to have been made One (1) Business Day after such transfer.

                  (b) The following rules shall apply to deposits and payments under and pursuant to this Section 8:8-4:

                           (i) Funds shall be deemed to have been deposited to
                  the Concentration Account on the Business Day on which deposited, provided that notice of such deposit is available to the Administrative Agent by 2:00PM on that Business Day.
                           (ii) Funds paid to the Administrative Agent, other
                  than by deposit to the Concentration Account, shall be deemed to have been received on the Business Day when they are good and collected funds, provided that notice of such payment is available to the Administrative Agent by 2:00PM on that Business Day.
                           (iii) If notice of a deposit to the Concentration
                  Account (Section 8:8-4(b)(i)) or payment (Section 8:8-4(b)(ii)) is not available to the Administrative Agent until after 2:00PM on a Business Day, such deposit or payment shall be deemed to have been made at 9:00AM on the then next Business Day.
                           (iv) All deposits to the Concentration Account and
                  other payments to the Administrative Agent are subject to clearance and collection.
                  (c) The Administrative Agent shall transfer to the Operating Account any surplus in the Concentration Account remaining after the application towards the Liabilities referred to in Section 8:8-4(a), above (less those amount which are to be netted out, as provided therein) provided, however, in the event that
                           (i)      any Borrower is InDefault; and
                           (ii)     either
                                    (A)     one or more L/C's are then
                           outstanding; or
                                    (B)     there is any amount unpaid on
                           account of the Term Loan,
then the Administrative Agent may establish a funded reserve of up to 110% of the aggregate of (x) the Stated Amounts of such L/C's plus (y) amounts unpaid on account of the Term Loan. Such funded reserve shall either be (i) returned to the Borrowers' Representative provided that no Borrower is InDefault

                                                                        Page: 77
or (ii) applied towards the Liabilities following Acceleration.

         8-5. THE OPERATING ACCOUNT. Except as otherwise specifically provided in, or permitted by, this Agreement, all checks shall be drawn by the Borrowers' Representative upon, and other disbursements shall be made by the Borrowers' Representative solely from, the Operating Account.

ARTICLE 9: - GRANT OF SECURITY INTEREST:
         9-1. GRANT OF SECURITY INTEREST. To secure the Borrowers' prompt, punctual, and faithful performance of all and each of the Liabilities, each Borrower hereby grants to the Collateral Agent, for the ratable benefit of the Lenders, a continuing security interest in and to, and assigns to the Collateral Agent, for the ratable benefit of the Lenders, the following, and each item thereof, whether now owned or now due, or in which that Borrower has an interest, or hereafter acquired, arising, or to become due, or in which that Borrower obtains an interest, and all products, Proceeds, substitutions, and accessions of or to any of the following (all of which, together with any other property in which the Collateral Agent may in the future be granted a security interest, is referred to herein as the "Collateral"):
                  (a)      All Accounts and accounts receivable.
                  (b)      All Inventory.
                  (c)      All General Intangibles.
                  (d)      All Equipment.
                  (e)      All Goods.
                  (f)      All Farm Products.
                  (g)      All Fixtures.
                  (h)      All Chattel Paper.
                  (i)      All Letter-of-Credit Rights.
                  (j)      All Payment Intangibles.
                  (k)      All Supporting Obligations.
                  (l) All books, records, and information relating to the Collateral and/or to the operation of each Borrower's business, and all rights of access to such books, records, and information, and all property in which such books, records, and information are stored, recorded, and maintained.
                  (m) All Investment Property, Instruments, Documents, Deposit Accounts, money, policies and certificates of insurance, deposits, impressed accounts, compensating balances, cash, or other property.
                  (n) All insurance proceeds, refunds, and premium rebates, including, without limitation, proceeds of fire and credit insurance, whether any of such proceeds, refunds, and premium rebates arise out of any of the foregoing. (9:9-1(a) through
                                                                        Page: 78

                           9:9-1(m)) or otherwise.
                  (o) All liens, guaranties, rights, remedies, and privileges pertaining to any of the foregoing (9:9-1(a) through 9:9-1(n)), including the right of stoppage in transit.

         9-2.     EXTENT AND DURATION OF SECURITY INTEREST.
                  (a) The security interest created and granted herein is in addition to, and supplemental of, any security interest previously granted by any Borrower to the Collateral Agent and shall continue in full force and effect applicable to all Liabilities until both (a) all Liabilities have been paid and/or satisfied in full and (b) the security interest created herein is specifically terminated in writing by a duly authorized officer of the Collateral Agent.
                  (b) It is intended that the Collateral Interests created herein extend to and cover all assets of each Borrower other than the Excluded Collateral.
                  (c) It is further intended that, with respect to any term used herein to describe Collateral, which term is defined in either (or both) the UCC as in effect on the date when this Agreement was executed by the Borrowers or in UCC9'99, the meaning given that term shall be the more encompassing of the two definitions.
                  (d) The Collateral Agent's Collateral Interest in any Collateral which is the subject of a transfer pursuant to a Permitted Asset Disposition shall automatically be released upon the consummation of such Permitted Asset Disposition.

ARTICLE 10: - ADMINISTRATIVE AGENT AS BORROWER'S ATTORNEY-IN-FACT:

         10-1. APPOINTMENT AS ATTORNEY-IN-FACT. Each Borrower hereby irrevocably constitutes and appoints the Collateral Agent as that (acting through any of its officers) Borrower's true and lawful attorney, with full power of substitution, following the occurrence of an Event of Default, to convert the Collateral into cash at the sole risk, cost, and expense of that Borrower, but for the sole benefit of the Agents and the Lenders. The rights and powers granted the Collateral Agent by this appointment include but are not limited to the right and power to:

                  (a) Prosecute, defend, compromise, or release any action relating to the Collateral.
                  (b) Sign change of address forms to change the address to which each Borrower's mail is to be sent to such address as the Collateral Agent shall designate; receive and open each Borrower's mail; remove any Receivables Collateral and Proceeds of Collateral therefrom and turn over the balance of such mail either to the Borrowers' Representative or to any trustee in bankruptcy or receiver of the Borrowers' Representative, or other legal representative of a Borrower whom the Collateral Agent determines to be the appropriate person to whom to so turn over such mail.
                  (c) Endorse the name of the relevant Borrower in favor of the Collateral Agent upon

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

any and all checks, drafts, notes, acceptances, or other items or instruments; sign and endorse the name of the relevant Borrower on, and receive as secured party, any of the Collateral, any invoices, schedules of Collateral, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents of title respectively relating to the Collateral.

                  (d) Sign the name of the relevant Borrower on any notice to that Borrower's Account Debtors or verification of the Receivables Collateral; sign the relevant Borrower's name on any Proof of Claim in Bankruptcy against Account Debtors, and on notices of lien, claims of mechanic's liens, or assignments or releases of mechanic's liens securing the Accounts.
                  (e) Take all such action as may be necessary to obtain the payment of any letter of credit and/or banker's acceptance of which any Borrower is a beneficiary.
                  (f) Repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of each Borrower.

                  (g) Use, license or transfer any or all General Intangibles of each Borrower.

         10-2. NO OBLIGATION TO ACT. The Collateral Agent shall not be obligated to do any of the acts or to exercise any of the powers authorized by Section 10:10-1 herein, but if the Collateral Agent elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to any Borrower for any act or omission to act except for any act or omission to act as to which there is a final determination made in a judicial proceeding (in which proceeding the Collateral Agent has had an opportunity to be heard) which determination includes a specific finding that the subject act or omission to act had been grossly negligent or in actual bad faith or constituted wilful misconduct.

ARTICLE 11: - EVENTS OF DEFAULT:
         The occurrence of any event described in this Article 11: respectively shall constitute an "Event of Default" herein. Upon the occurrence of any Event of Default described in Section 11:11-11, any and all Liabilities shall become due and payable without any further act on the part of the Administrative Agent. Upon the occurrence of any other Event of Default, the Administrative Agent may, and on the instruction of the SuperMajority Lenders as provided in Section 14:14-1(b) , or as provided in Section 14:14-1(c) shall, declare any and all Liabilities shall become immediately due and payable. The occurrence of any Event of Default shall also constitute, without notice or demand, a default under all other Loan Documents.

         11-1. FAILURE TO PAY THE REVOLVING CREDIT OR THE TERM LOAN. The failure by any Borrower to pay when due any principal of, interest on, or fees in respect of, the Revolving Credit or the Term Loan.

                                                                        Page: 80

         11-2. FAILURE TO MAKE OTHER PAYMENTS. The failure by any Borrower, on three (3) days notice by the Administrative Agent to the Borrowers' Representative, to discharge any payment Liability then due, other than under the Revolving Credit or the Term Loan.

         11-3. FAILURE TO PERFORM COVENANT OR LIABILITY (NO GRACE PERIOD) . The failure by any Borrower to promptly, punctually, faithfully and timely perform, discharge, or comply with any covenant or Liability not otherwise described in
Section 11:11-1 or Section 11:11-2 hereof, and included in any of the following provisions hereof:
        Section                           Relates to            :
        --------------------------------------------------------
        5:5-3(b)                  Notice of Name Change
        5:5-5                     Location of Collateral
        5:5-7(a)                  Title to Assets
        5:5-8                     Indebtedness
        5:5-9                     Insurance Policies
        5:5-15                    Pay taxes
        5:5-20                    Dividends, Investments and Other Corporate
                                  Actions
        5:5-24                    Affiliate Transactions
        5:5-25                    Additional Assurances
        5:5-2(c)                  State of Incorporation, State Identification
                                  Number and Taxpayer Identification Number
        7:7-1                     Use of Collateral
        Article                   6: Reporting Requirements
                                  (Except two Business Days
                                  grace for all financial
                                  reports other than the
                                  Borrower's daily Borrowing
                                  Base Certificate required
                                  pursuant to Section 6:6-4)
        Article 6:                Financial Performance Covenants
        Article 8:                Cash Management


         11-4. FAILURE TO PERFORM COVENANT OR LIABILITY (GRACE PERIOD). The failure by any, Borrower, within thirty (30) days following the earlier of any Borrower's knowledge of a breach of any covenant or Liability not described in any of Sections 11:11-1, 11:11-2, or 11:11-3 or of its receipt of written notice from the Administrative Agent of the breach of any of any of such covenants or Liabilities.

         11-5. MISREPRESENTATION. The determination by the Administrative Agent that any representation or warranty at any time made by any Borrower to any Agent or any Lender was not true or complete in all material respects when given.

         11-6. ACCELERATION OF OTHER DEBT.. The occurrence of any event such that Indebtedness of any Borrower in excess of $1,000,000.00 to any creditor other than any Agent or any Lender could be accelerated unless, prior to the acceleration of the Liabilities on account of such occurrence, the other creditor duly waives such default and evidence of such written waiver is provided to

                                                                        Page: 81
the Administrative Agent.

         11-7. DEFAULT UNDER OTHER AGREEMENTS. The occurrence of any breach of any covenant or Liability imposed by, or of any default under, any agreement (including any Loan Document) between any Agent or any Lender and any Borrower or instrument given by any Borrower to any Agent or any Lender and the expiry, without cure, of any applicable grace period (notwithstanding that subject Agent or Lender may not have exercised all or any of its rights on account of such breach or default) where the result of such breach or default, if exercised upon, could have more than a de minimis adverse effect on a Borrower.

         11-8. UNINSURED CASUALTY LOSS. The occurrence of any uninsured loss, theft, damage, or destruction of or to any material portion of the Collateral.

         11-9.    ATTACHMENT. JUDGMENT. RESTRAINT OF BUSINESS.
                  (a) The service of process upon any Agent or any Lender or any Participant seeking to attach, by trustee, mesne, or other process, any funds of any Borrower on deposit with, or assets of any Borrower in the possession of, that Agent or that Lender or such Participant.
                  (b) The entry of judgments against any Borrower, not fully covered by insurance (subject to a reasonable deductible) aggregating more than $1 Million, which judgments are not satisfied (if a money judgment) or appealed from (with execution or similar process stayed) within thirty (30) days of entry.
                  (c) The entry of any order or the imposition of any other process having the force of law, the effect of which is to restrain in any material way the conduct by any Borrower of its business in the ordinary course.

         11-10. BUSINESS FAILURE. Any act by, against, or relating to any Borrower, or its property or assets, which act constitutes the determination, by any Borrower, to initiate a program of partial or total self-liquidation; application for, consent to, or sufferance of the appointment of a receiver, trustee, or other person, pursuant to court action or otherwise, over all, or any part of any Borrower's property; the granting of any trust mortgage or execution of an assignment for the benefit of the creditors of any Borrower, or the occurrence of any other voluntary or involuntary liquidation or extension of debt agreement for any Borrower; the offering by or entering into by any Borrower of any composition, extension, or any other arrangement seeking relief from or extension of the debts of any Borrower; or the initiation of any judicial or non-judicial proceeding or agreement by, against, or including any Borrower which seeks or intends to accomplish a reorganization or arrangement with creditors; and/or the initiation by or on behalf of any Borrower of the liquidation or winding up of all or any part of any Borrower's business or operations.

                                                                        Page: 82

         11-11. BANKRUPTCY. Adjudication of bankruptcy or insolvency relative to any Borrower; the entry of an order for relief or similar order with respect to any Borrower in any proceeding pursuant to the Bankruptcy Code or any other federal bankruptcy law; the filing of any complaint, application, or petition by any Borrower initiating any matter in which any Borrower is or may be granted any relief from the debts of that Borrower pursuant to the Bankruptcy Code or any other insolvency statute or procedure; the filing of any complaint, application, or petition against any Borrower initiating any matter in which that Borrower is or may be granted any relief from the debts of that Borrower pursuant to the Bankruptcy Code or any other insolvency statute or procedure, which complaint, application, or petition is not timely contested in good faith by that Borrower by appropriate proceedings or, if so contested, is not dismissed within Sixty (60) days of when filed.

         11-12.   DEFAULT BY GUARANTOR.

                  (a) The occurrence of any Guarantor Default.

                  (b) The occurrence of any event such that any Indebtedness of JBAK Holdings, Inc. or JBAK Realty, Inc in excess of $1,000,000.00 or which is secured by the Canton Warehouse could be accelerated.
         11-13. INDICTMENT - FORFEITURE. The indictment of, or institution of any legal process or proceeding against, Revolving Credit Loans, under any federal, state, municipal, and other civil or criminal statute, rule, regulation, order, or other requirement having the force of law where the relief, penalties, or remedies sought or available include the forfeiture of more than a de minimus part of the property of that Borrower and/or the imposition of any stay or other order, the effect of which could be to restrain in any material way the conduct by Revolving Credit Loans of its business in the ordinary course.

         11-14. TERMINATION OF GUARANTY. The termination or attempted termination of any guaranty by any guarantor of the Liabilities.

         11-15.   CHALLENGE TO LOAN DOCUMENTS.
                  (a) Any challenge by or on behalf of the Borrowers' Representative, any Borrower, or any Guarantor to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document's terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto.
                  (a) Any determination by any court or any other judicial or government authority that any Loan Document is not enforceable strictly in accordance with the subject Loan Document's terms or which voids, avoids, limits, or otherwise adversely affects any security interest created by any Loan

                                                                        Page: 83

Document or any payment made pursuant thereto.

         11-16. CHANGE IN CONTROL. Any Change in Control.

ARTICLE 12: - RIGHTS AND REMEDIES UPON DEFAULT:
         12-1 Acceleration. Upon the occurrence of any Event of Default as described in Section 11:11-11, all Indebtedness of the Borrower to the Lenders shall be immediately due and payable. Upon the occurrence of any Event of Default other than as described in Section 11:11-11, the Administrative Agent may (and on the issuance of Acceleration Notice(s) requisite to the causing of Acceleration, the Administrative Agent shall) declare all Indebtedness of the Borrower to the Lenders to be immediately due and payable and may exercise all of the Administrative Agent's Rights and Remedies (and the Collateral Agent may likewise exercise all of its rights and remedies upon default) as the Administrative Agent from time to time thereafter determines as appropriate.

         12-2. RIGHTS OF ENFORCEMENT. The Collateral Agent shall have all of the rights and remedies of a secured party upon default under the UCC, in addition to which the Collateral Agent shall have all and each of the following rights and remedies:
                  (a) To give notice to any bank at which any DDA or Blocked Account is maintained and in which Proceeds of Collateral are deposited, to turn over such Proceeds directly to the Collateral Agent.
                  (b) To give notice to any customs broker of any of the Borrowers to follow the instructions of the Collateral Agent as provided in any written agreement or undertaking of such broker in favor of the Collateral Agent.
                  (c) To collect the Receivables Collateral with or without the taking of possession of any of the Collateral.
                  (d) To take possession of all or any portion of the Collateral.
                  (e) To sell, lease, or otherwise dispose of any or all of the Collateral, in its then condition or following such preparation or processing as the Collateral Agent deems advisable and with or without the taking of possession of any of the Collateral.
                  (f) To conduct one or more going out of business sales which include the sale or other disposition of the Collateral.
                  (g) To apply the Receivables Collateral or the Proceeds of the Collateral towards (but not necessarily in complete satisfaction of) the Liabilities.
                  (h) To exercise all or any of the rights, remedies, powers, privileges, and discretions under all or any of the Loan Documents.

                                                                        Page: 84

         12.3     SALE OF COLLATERAL.
                  (a) Any sale or other disposition of the Collateral may be at public or private sale upon such terms and in such manner as the Collateral Agent deems advisable, having due regard to compliance with any statute or regulation which might affect, limit, or apply to the Collateral Agent's disposition of the Collateral.
                  (b) The Collateral Agent, in the exercise of the Collateral Agent's rights and remedies upon default, may conduct one or more going out of business sales, in the Collateral Agent's own right or by one or more agents and contractors. Such sale(s) may be conducted upon any premises owned, leased, or occupied by any Borrower. The Collateral Agent and any such agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Collateral Agent or such agent or contractor). Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and reasonable expenses incurred in their disposition) shall be the sole property of the Collateral Agent or such agent or contractor and neither any Borrower nor any Person claiming under or in right of any Borrower shall have any interest therein.

                  (c) Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Collateral Agent shall provide the Borrowers' Representative such notice as may be practicable under the circumstances), the Collateral Agent shall give the Borrowers' Representative at least ten (10) days prior written notice of the date, time, and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made. Each Borrower agrees that such written notice shall satisfy all requirements for notice to that Borrower which are imposed under the UCC or other applicable law with respect to the exercise of the Collateral Agent's rights and remedies upon default.

                  (d) The Collateral Agent, the Administrative Agent, and any Lender may purchase the Collateral, or any portion of it at any sale held under this Article.
                  (e) If any of the Collateral is sold, leased, or otherwise disposed of by the Collateral Agent on credit, the Liabilities shall not be deemed to have been reduced as a result thereof unless and until payment is finally received thereon by the Collateral Agent.
                  (f) The Collateral Agent shall turn over to the Administrative Agent the proceeds of the exercise by the Collateral Agent of its rights and remedies under this Article 12:. The Administrative Agent shall apply the proceeds of the Collateral Agent's exercise of its rights and remedies upon default pursuant to this Article 12: in accordance with Sections 14:14-7 and 14:14-8.

         12-4. OCCUPATION OF BUSINESS LOCATION. In connection with the Collateral Agent's exercise of the Collateral Agent's rights under this Article 12:, the Collateral Agent may enter upon, occupy, and use any premises owned or occupied by each Borrower, and may exclude each Borrower from such premises or portion thereof as may have been so entered upon, occupied, or used by the

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

Collateral Agent. The Collateral Agent shall not be required to remove any of the Collateral from any such premises upon the Collateral Agent's taking possession thereof, and may render any Collateral unusable to the Borrowers. In no event shall the Collateral Agent be liable to any Borrower for use or occupancy by the Collateral Agent of any premises pursuant to this Article 12:, nor for any charge (such as wages for any Borrower's employees and utilities) incurred in connection with the Collateral Agent's exercise of the Collateral Agent's Rights and Remedies.

         12-5. GRANT OF NONEXCLUSIVE LICENSE. Each Borrower hereby grants to the Collateral Agent a royalty free nonexclusive irrevocable license to use, apply, and affix any trademark, trade name, logo, or the like in which any Borrower now or hereafter has rights, such license being with respect to the Collateral Agent's exercise of the rights hereunder including, without limitation, in connection with any completion of the manufacture of Inventory or sale or other disposition of Inventory.

         12-6. ASSEMBLY OF COLLATERAL. The Collateral Agent may require any Borrower to assemble the Collateral and make it available to the Collateral Agent at the Borrowers' sole risk and expense at a place or places which are reasonably convenient to both the Collateral Agent and the Borrowers' Representative.

         12-7. RIGHTS AND REMEDIES. The rights, remedies, powers, privileges, and discretions of the Administrative Agent hereunder (herein, the Agents' Rights and Remedies") shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by an Agent in exercising or enforcing any of the Agents' Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by an Agent of any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No single or partial exercise of any of the Agents' Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between any Agent and any person, at any time, shall preclude the other or further exercise of the Agents' Rights and Remedies. No waiver by any Agent of any of the Agents' Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. The Agents' Rights and Remedies may be exercised at such time or times and in such order of preference as the Agents may determine. The Agents' Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Liabilities.

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

ARTICLE 13: - REVOLVING CREDIT FUNDINGS AND DISTRIBUTIONS:

         13-1.    REVOLVING CREDIT FUNDING PROCEDURES.  Subject to
Section 13:13-2:
                  (a) The Agent shall advise each Revolving Credit Lender, no later than 2:00PM on a date on which any Revolving Credit Loan (other than a SwingLine Loan) is to be made on that date. Such advice, in each instance, may be by telephone or facsimile transmission, provided that if such advice is by telephone, it shall be confirmed in writing. Advice of a Revolving Credit Loan shall include the amount of and interest rate applicable to the subject Revolving Credit Loan.
                  (b) Subject to that Revolving Credit Lender's Revolving Credit
Dollar Commitment, each Revolving Credit Lender, by no later than the end of business on the day on which the subject Revolving Credit Loan is to be made, shall Transfer that Revolving Credit Lender's Revolving Credit Percentage Commitment of the subject Revolving Credit Loan to the Administrative Agent.

         13-2.    SWINGLINE LOANS.

                  (a) In the event that, when a Revolving Credit Loan is requested, the aggregate unpaid balance of the SwingLine Loan is less than the SwingLine Loan Ceiling, then the SwingLine Lender may advise the Administrative Agent that the SwingLine Lender has determined to include up to the amount of the requested Revolving Credit Loan as part of the SwingLine Loan. In such event, the SwingLine Lender shall Transfer the amount of the requested Revolving Credit Loan to the Administrative Agent.

                  (b) The SwingLine Loan shall be converted to a Revolving Credit Loan in which all Revolving Credit Lenders participate as follows:

                           (i) At any time and from time to time, the SwingLine Lender may advise the Administrative Agent that all, or any part of the SwingLine Loan is to be converted to a Revolving Credit Loan in which all Revolving Credit Lenders participate.
                           (ii) At the initiation of a Liquidation, the then entire unpaid principal balance of the SwingLine Loan shall be converted to a Revolving Credit Loan in which all Revolving Credit Lenders participate.
In either such event, the Administrative Agent shall advise each Revolving Credit Lender of such conversion as if, and with the same effect as if such conversion were the making of a Revolving Credit Loan as provided in Section 13:13-1.
                  (c) The SwingLine Lender, in separate capacities, may also be one or more Agents, a Revolving Credit Lender, and the Term Lender.

                  (d) The SwingLine Lender, in its capacity as SwingLine Lender, is not a "Revolving Credit Lender" for any of the following purposes:

                           (i) Except as otherwise specifically provided in the
                  relevant Section, any

                                                                        Page: 87
         distribution pursuant to  Section 14:14-7.

                  (ii) Determination of whether the requisite Loan Commitments have Consented to action requiring such Consent.

         13-3.    ADMINISTRATIVE AGENT'S COVERING OF FUNDINGS:
                  (a) Each Revolving Credit Lender shall make available to the Administrative Agent, as provided herein, that Revolving Credit Lender's Revolving Credit Percentage Commitment of the following:

                           (i) Each Revolving Credit Loan, up to the maximum
                  amount of that Revolving Credit Lender's Revolving Credit Dollar Commitment of the Revolving Credit Loans.

                           (ii) Up to the maximum amount of that Revolving
                  Credit Lender's Revolving Credit Dollar Commitment of each L/C Drawing (to the extent that such L/C Drawing is not "covered" by a Revolving Credit Loan as provided herein).

                  (b)      In all circumstances, the Administrative Agent may:
                           (i) Assume that each Revolving Credit Lender, subject to Section 13:13- 3(a), timely shall make available to the Administrative Agent that Revolving Credit Lender's Revolving Credit Percentage Commitment of each Revolving Credit Loan, notice of which is provided pursuant to Section 13:13-1 and shall make available, to the extent not "covered" by a Revolving Credit Loan, that Revolving Credit Lender's Revolving Credit Percentage Commitment of any honoring of an L/C.

                           (ii) In reliance upon such assumption, make available the corresponding amount to the Borrowers.

                           (iii) Assume that each Revolving Credit Lender timely shall pay, and shall make available, to the Administrative Agent all other amounts which that Revolving Credit Lender is obligated to so pay and/or make available hereunder or under any of the Loan Documents.

                  (c) In the event that, in reliance upon any of such assumptions, the Administrative Agent makes available, a Revolving Credit Lender's Revolving Credit Percentage Commitment of one or more Revolving Credit Loans, or any other amount to be made available hereunder or under any of the Loan Documents, which amount a Revolving Credit Lender (a "Delinquent Revolving Credit Lender") fails to provide to the Administrative Agent within One (1) Business Day of written notice of such failure, then:
                           (i) The amount which had been made available by the Administrative Agent is an " Administrative Agent's Cover" (and is so referred to herein).
                           (ii) All interest paid by the Borrowers on account of the Revolving Credit Loan or coverage of the subject L/C Drawing which consist of the Administrative Agent's Cover shall be retained by the Administrative Agent until the Administrative Agent's Cover, with interest,

                                                                        Page: 88
         has been paid.

                           (iii) The Delinquent Revolving Credit Lender shall pay to the Administrative Agent, on demand, interest at a rate equal to the prevailing federal funds rate on any Administrative Agent's Cover in respect of that Delinquent Revolving Credit Lender
                           (iv) The Administrative Agent shall have succeeded to all rights to payment to which the Delinquent Revolving Credit Lender otherwise would have been entitled hereunder in respect of those amounts paid by or in respect of the Borrowers on account of the Administrative Agent's Cover together with interest until it is repaid. Such payments shall be deemed made first towards the amounts in respect of which the Administrative Agent's Cover was provided and only then towards amounts in which the Delinquent Revolving Credit Lender is then participating. For purposes of distributions to be made pursuant to
         Section 13:13-4(a) (which relates to ordinary course distributions) or
         Section 14:14-7 (which relates to distributions of proceeds of a Liquidation) below, amounts shall be deemed distributable to a Delinquent Revolving Credit Lender (and consequently, to the Administrative Agent to the extent to which the Administrative Agent is then entitled) at the highest level of distribution (if applicable) at which the Delinquent Revolving Credit Lender would otherwise have been entitled to a distribution.

                  (v) Subject to Subsection 13:13-3(c)(iv), the Delinquent Revolving Credit Lender shall be entitled to receive any payments from the Borrowers to which the Delinquent Revolving Credit Lender is then entitled, provided however there shall be deducted from such amount and retained by the Administrative Agent any interest to which the Administrative Agent is then entitled on account of Section 13:13-3(c)(ii), above.

                  (d) A Delinquent Revolving Credit Lender shall not be relieved of any obligation of such Delinquent Revolving Credit Lender hereunder (all and each of which shall constitute continuing obligations on the part of any Delinquent Revolving Credit Lender).
                  (e) A Delinquent Revolving Credit Lender may cure its status as a Delinquent Revolving Credit Lender by paying the Administrative Agent the aggregate of the following:
                           (i) The Administrative Agent's Cover (to the extent not previously repaid by the Borrowers and retained by the Administrative Agent in accordance with Subsection 13:13-3(c)(iv), above) with respect to that Delinquent Revolving Credit Lender.
                           Plus
                           (ii) The aggregate of the amount payable under Subsection 13:13-3(c)(iii), above (which relates to interest to be paid by that Delinquent Revolving Credit Lender).
                           Plus
                           (iii) All such costs and expenses as may be incurred by the Administrative

                                                                        Page: 89

                                    Agent in the enforcement of the
                                    Administrative Agent's rights against such
                                    Delinquent Revolving Credit Lender.

         13-4. ORDINARY COURSE DISTRIBUTIONS: REVOLVING CREDIT. (This Section 13:13-4 applies unless the provisions of Section 14:14-7 (which relates to distributions in the event of a Liquidation) becomes operative).

                  (a) Weekly, on such day as may be set from time to time by the Administrative Agent (or more frequently at the Administrative Agent's option) the Administrative Agent and each Revolving Credit Lender shall settle up on amounts advanced under the Revolving Credit and collected funds received in the Concentration Account.

                  (b) The Administrative Agent shall distribute to the SwingLine Lender and to each Revolving Credit Lender, such Person's respective Pro-Rata share of interest payments on the Revolving Credit Loans when actually received and collected by the Administrative Agent (excluding the one Business Day for settlement provided for in Section 8:8-4(a), which shall be for the account of the Administrative Agent only). For purposes of calculating interest due to a Revolving Credit Lender, that Revolving Credit Lender shall be entitled to receive interest on the actual amount contributed by that Revolving Credit Lender towards the principal balance of the Revolving Credit Loans outstanding during the applicable period covered by the interest payment made by the Borrowers. Any net principal reductions to the Revolving Credit Loans received by the Administrative Agent in accordance with the Loan Documents during such period shall not reduce such actual amount so contributed, for purposes of calculation of interest due to that Revolving Credit Lender, until the Administrative Agent has distributed to that Revolving Credit Lender its Pro-Rata share thereof.

                  (c) The Administrative Agent shall distribute fees paid on account of the Revolving Credit, as follows:

                           (i) L/C Fee (Section 2:2-20(a)): Pro-Rata to the
                  Revolving Credit Lenders.

                           (ii) Unused Line Fee (Section 2:2-15): Pro-Rata to
                  the Revolving Credit Lenders.

                           (iii) Revolving Credit Early Termination Fee (Section
                  2:2-16) : Pro-Rata to the Revolving Credit Lenders.

                           (iv) Revolving Credit Commitment Fee (Section 2:2-13)
                  : As provided in separate letter agreements with the respective Revolving Credit Lenders.

                  (d) No Lender shall have any interest in or right to receive any part of the following:

                           (i) Any interest which reflects "float" as described
                  in the proviso included in Section 8:8-4(a), all of which float shall be for the account of the Administrative Agent only.

                           (ii) The Administrative Agent's Fee (Section 2:2-14)
                  to be paid by the Borrowers to the Administrative Agent.


                                                                        Page: 90

                           (iii) Fees described in Section 2:2-20(b) (which relates to fees associated with, among other things, the issuance of L/C's): Retained by the Issuer.
                  (e) No Revolving Credit Lender shall have any interest in or right to receive any part of Term Loan Fees.
                  (f) Any amount received by the Administrative Agent or the Collateral Agent as reimbursement for any cost or expense (including without limitation, attorneys' reasonable fees) shall be distributed by the Administrative Agent to that Person which is entitled to such reimbursement as provided in this Agreement (and if such Person(s) is (are) the Revolving Credit Lenders, Pro-Rata based upon their respective Revolving Credit Commitment Percentages at the date on which the expense, in respect of which such reimbursement is being made, was incurred).
                  (g) Each distribution pursuant to this Section 13:13-4 is subject to Section 13:13-3(c), above (which relates to the effect of the failure of any Revolving Credit Lender to have Transferred to the Administrative Agent any amount which that Revolving Credit Lender is then obligated to so Transfer pursuant to the within Agreement).
         13-5. ORDINARY COURSE DISTRIBUTIONS : TERM LOAN (This Section 13:13-5 applies unless the provisions of Section 14:14-7 (which relates to distributions in the event of a Liquidation) becomes operative). The Administrative Agent shall distribute to the Term Lender payments on account of principal of, and interest on, the Term Loan and Term Loan Fees as received and collected by the Administrative Agent from the Borrowers in accordance with the provisions of this Agreement or as made available by the Administrative Agent as the proceeds of advances under the Revolving Credit.


ARTICLE 14: - ACCELERATION AND LIQUIDATION:

         14-1.    ACCELERATION NOTICES
                  (a) The Administrative Agent may give the Collateral Agent and Revolving Credit Lenders an Acceleration Notice at any time following the occurrence of an Event of Default.
                  (b) The SuperMajority Lenders may give the Administrative Agent an Acceleration Notice at any time following the occurrence of an Event of Default. Such notice may be by multiple counterparts, provided that counterparts executed by the requisite Revolving Credit Lenders are received by the Administrative Agent within a period of five (5) consecutive Business Days.

                  (c) The Term Lender may give the Administrative Agent an Acceleration Notice as follows:

                           (i) At any time following the occurrence of an Event
                  of Default which occurs after a BuyOut.



                                                                        Page: 91

                           (ii) At any time following the occurrence of an Event of Default described in Section 11:11-11.

                           (iii) At any time following the occurrence of an Event of Default which occurs after the Revolving Credit Loan Debt has been paid in full, all L/C's have been cash collateralized, and there is no obligation on the Revolving Credit Lenders to make any further loans or to provide any further financial accommodation under the Revolving Credit.
                           (iv) At any time as permitted pursuant to Section 14:14-2.

         14-2.    MANDATORY ACCELERATION RIGHT OF TERM LENDER:
                  (a) The Term Lender may initiate a Standstill Period by written notice to the Administrative Agent at any time after the occurrence of any Term Loan Action Event.

                  (b) Upon the expiry of the Standstill Period, the Term Lender may give the Administrative Agent and the Collateral Agent an Acceleration Notice unless either

                           (i) Acceleration has been stayed by judicial or
                  statutory process; or
                           (ii)     As applicable:

                                    (A) If the relevant Term Loan Action Event
                  had been a BaseLine Covenant Breach: no BaseLine Covenant Breach occurs at any time during the relevant Standstill Period; or

                                    (B) If the relevant Term Loan Action Event
                  had been a Minimum Availability Breach: no Minimum Availability Breach occurs at any time during the relevant Standstill Period.

                                    (C) If the relevant Term Loan Action Event
                  is a Term Loan Payment Breach: all then due Term Loan Payments (other than those which would be due only if the Term Loan were accelerated) are paid prior to the expiry of the relevant Standstill Period.

         14-3. ACCELERATION Unless stayed by judicial or statutory process, the Administrative Agent shall Accelerate the Revolving Credit Obligations and the Term Loan Debt within a commercially reasonable time following:
                  (a) The Administrative Agent's giving of an Acceleration Notice to the Collateral Agent and the Revolving Credit Lenders as provided in
Section 14:14-1(a).
                  (b) The Administrative Agent's receipt of an Acceleration Notice from the SuperMajority Lenders, in compliance with Section 14:14-1(b).
                  (c) The Administrative Agent's receipt of an Acceleration Notice from the Term Lender, in compliance with Section 14:14-1(c).

                                                                        Page: 92

         14-4. INITIATION OF LIQUIDATION Unless stayed by judicial or statutory process, a Liquidation shall be initiated by the Collateral Agent within a commercially reasonable time following Acceleration of the Revolving Credit Obligations and the Term Loan Debt.

         14-5.    ACTIONS AT AND  FOLLOWING INITIATION OF LIQUIDATION
                  (a)      At the initiation of a Liquidation:
                           (i) The unpaid principal balance of the SwingLine Loan (if any) shall be converted, pursuant to Section 13:13-2(b)(ii), to a Revolving Credit Loan in which all Revolving Credit Lenders participate.
                           (ii) The Administrative Agent and the Revolving Credit Lenders shall "net out" each Revolving Credit Lender's respective contributions towards the Revolving Credit Loans, so that each Revolving Credit Lender holds that Revolving Credit Lender's Revolving Credit Percentage Commitment of the Revolving Credit Loans and advances.

                  (b) Following the initiation of a Liquidation, each Revolving Credit Lender shall contribute, towards any L/C thereafter honored and not immediately reimbursed by the Borrowers, that Revolving Credit Lender's Revolving Credit Percentage Commitment of such honoring.

         14-6.    COLLATERAL AGENT'S CONDUCT OF LIQUIDATION
                  (a) Any Liquidation shall be conducted by the Collateral Agent, with the advice and assistance of the Administrative Agent and the Lenders.
                  (b) The Collateral Agent may establish one or more Nominees to "bid in" or otherwise acquire ownership to any Post Foreclosure Asset.
                  (c) The Collateral Agent shall manage the Nominee and manage and dispose of any Post Foreclosure Assets with a view towards the realization of the economic benefits of the ownership of the Post Foreclosure Assets and in such regard, the Collateral Agent and/or the Nominee may operate, repair, manage, maintain, develop, and dispose of any Post Foreclosure Asset in such manner as the Collateral Agent determines as appropriate under the circumstances.
                  (d) Each Agent may decline to undertake or to continue taking a course of action or to execute an action plan (whether proposed by an Agent or a Lender) unless indemnified to that Agent's satisfaction by the Lenders against any and all liability and expense which may be incurred by that Agent by reason of taking or continuing to take that course of action or action plan.
                  (e) The Administrative Agent and each Lender shall execute all such instruments and documents not inconsistent with the provisions of this Agreement as the Administrative Agent and/or the Nominee reasonably may request with respect to the creation and governance of any Nominee, the conduct of the Liquidation, and the management and disposition of any Post Foreclosure Asset.


                                                                        Page: 93

         14-7.    DISTRIBUTION OF LIQUIDATION PROCEEDS:
                  (a) The Collateral Agent may establish one or more reasonably funded reserve accounts into which proceeds of the conduct of any Liquidation may be deposited in anticipation of future expenses which may be incurred by any Agent in the exercise of rights as a secured creditor of the Borrowers and prior claims which the Agents anticipate may need to be paid.
                  (b) The Collateral Agent shall distribute the proceeds of any Liquidation to the Administrative Agent.
                  (c) The Administrative Agent shall distribute the net proceeds of Liquidation, as distributed to the Administrative Agent by the Collateral Agent pursuant to Section 14:14-7(b), in accordance with the relative priorities set forth in Section 14:14-8.
                  (d) Each Revolving Credit Lender, on the written request of the Administrative Agent and/or any Nominee, not more frequently than once each month, shall reimburse the Agents and/or any Nominee, Pro-Rata, for any cost or expense reasonably incurred by the Agents and/or the Nominee in the conduct of a Liquidation, which amount is not covered out of current proceeds of the Liquidation, which reimbursement shall be paid over to and distributed by the Administrative Agent.

         14-8.    RELATIVE PRIORITIES TO PROCEEDS OF LIQUIDATION  The relative priorities to the proceeds of a Liquidation are as follows:
                  (a)      To the Agents as reimbursement for all reasonable
                           third party costs and expenses incurred by the Agents and to Lenders' Special Counsel and to any funded reserve established pursuant to Section 14:14-7(a); and then
                  (b)      To the SwingLine Lender, on account of any SwingLine
                           loans not converted to Revolving Credit Loans pursuant to Section 14:14-5(a)(i); and then
                  (c)      To the Revolving Credit Lenders (other than any
                           Delinquent Revolving Credit Lender), Pro-Rata, to the unpaid principal balance of Revolving Credit Debt; and then
                  (d)      To the Revolving Credit Lenders (other than any
                           Delinquent Revolving Credit Lender), Pro-Rata, to accrued interest which constitutes Revolving Credit Debt; and then
                  (e)      To the Revolving Credit Lenders (other than any
                           Delinquent Revolving Credit Lender), Pro-Rata, to Revolving Credit Fees, other than the Revolving Credit Early Termination Fee; and then
                  (f)      To the Term Lender, to the principal balance of the
                           Term Loan Obligations; and then
                  (g)      To the Term Lender, to accrued interest which
                           constitutes Term Loan Obligations; and then

                                                                        Page: 94

                  (h) To any Delinquent Revolving Credit Lenders, Pro-Rata to amounts to which such Revolving Credit Lenders otherwise would have been entitled pursuant to Sections 14:14-8(c), 14:14-8(d), 14:14-8(e) ; and
                           then
                  (i) To the Revolving Credit Lenders, Pro-Rata, to the extent of the Revolving Credit Early Termination Fee; and then
                  (j) To the Term Lender, to any remaining Term Loan Obligations, including the Term Loan Debt Early Termination Fee; and then
                  (k)      To any other Liabilities.


ARTICLE 15: - THE AGENTS:
                  15-1.    APPOINTMENT OF THE AGENTS

                  (a) Each Lender appoints and designates Fleet Retail Finance Inc. as the "Administrative Agent" hereunder and under the Loan Documents.

                  (b) Each Lender appoints and designates Fleet Retail Finance Inc. as the "Collateral Agent" hereunder and under the Loan Documents.

                  (c) Each Lender authorizes each Agent:
                           (i) To execute those of the Loan Documents and all other instruments relating thereto to which that Agent is a party.
                           (ii) To take such action on behalf of the Lenders and to exercise all such powers as are expressly delegated to that Agent hereunder and in the Loan Documents and all related documents, together with such other powers as are reasonably incident thereto.

         15-2.    RESPONSIBILITIES OF AGENTS
                  (a) The Administrative Agent shall have principal responsibilities for and primary authority for the administration of the credit facilities contemplated by this Agreement and for all matters for which the Collateral Agent is not responsible. In all instances where the allocation of responsibility and authority, as between the Collateral Agent and the Administrative Agent is in doubt, the Administrative Agent shall be vested with such responsibility and authority.
                  (b) The Collateral Agent shall have principal responsibilities for and primary authority for the conduct of the Liquidation and the distribution of the proceeds of such Liquidation.
                  (c) Neither Agent shall have any duties or responsibilities to, or any fiduciary relationship with, any Lender except for those expressly set forth in this Agreement.
                  (d) Neither Agent nor any of its Affiliates shall be responsible to any Lender for any of the following:
                           (i) Any recitals, statements, representations or warranties made by any Borrower or any other Person.

                                                                        Page: 95

                           (ii) Any appraisals or other assessments of the assets of any Borrower or of any other Person responsible for or on account of the Liabilities.
                           (iii) The value, validity, effectiveness, genuineness, enforceability, or sufficiency of the Loan Agreement, the Loan Documents or any other document referred to or provided for therein.
                           (iv) Any failure by any Borrower or any other Person (other than the subject Agent) to perform its obligations under the Loan Documents.
                  (e) Each Agent may employ attorneys, accountants, and other professionals and agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such attorneys, accountants, and other professionals or agents or attorneys-in-fact selected by the subject Agent with reasonable care. No such attorney, accountant, other professional, agent, or attorney-in-fact shall be responsible for any action taken or omitted to be taken by any other such Person.
                  (f) Neither Agent, nor any of its directors, officers, or employees shall be responsible for any action taken or omitted to be taken or omitted to be taken by any other of them in connection herewith in reliance upon advice of their respective counsel nor, in any other event except for any action taken or omitted to be taken as to which a final judicial determination has been or is made (in a proceeding in which such Person has had an opportunity to be heard) that such Person had acted in a grossly negligent manner, in actual bad faith, or in willful misconduct.
                  (g) Neither Agent shall have any responsibility in any event for more funds than that Agent actually receives and collects.
                  (h) The Agents, in their separate capacities as Lenders, shall have the same rights and powers hereunder as any other Lender.

         15-3.    CONCERNING DISTRIBUTIONS BY THE AGENTS
                  (a) Each Agent, in that Agent's reasonable discretion based upon that Agent's determination of the likelihood that additional payments will be received, expenses incurred, and/or claims made by third parties to all or a portion of such proceeds, may delay the distribution of any payment received on account of the Liabilities.
                  (b) Each Agent may disburse funds prior to determining that the sums which that Agent expects to receive have been finally and unconditionally paid to that Agent. If and to the extent that Agent does disburse funds and it later becomes apparent that the Agent did not then receive a payment in an amount equal to the sum paid out, then any Lender to whom the Agent made the funds available, on demand from the Agent, shall refund to the Administrative Agent the sum paid to that person.
                  (c) If, in the opinion of an Agent, the distribution of any amount received by that Agent might involve that Agent in liability, or might be prohibited hereby, or might be questioned by any Person, then that Agent may refrain from making distribution until that Agent's right to make distribution

                                                                        Page: 96
has been adjudicated by a court of competent jurisdiction.
                  (d) The proceeds of any Lender's exercise of any right of, or in the nature of, set-off shall be deemed, First, to the extent that a Lender is entitled to any distribution hereunder, to constitute such distribution and Second, shall be shared with the other Lenders as if distributed pursuant to (and shall be deemed as distributions under) Section 14:14-8.
                  (e) Each Lender recognizes that the crediting of the Borrowers with the "proceeds" of any transaction in which a Post Foreclosure Asset is acquired is a non-cash transaction and that, in consequence, no distribution of such "proceeds" will be made by the Administrative Agent to any Lender.
                  (f) In the event that (x) a court of competent jurisdiction shall adjudge that any amount received and distributed by the Administrative Agent is to be repaid or disgorged or (y) the SuperMajority Lenders determine to effect such repayment or disgorgement, then each Lender to which any such distribution shall have been made shall repay, to the Agent which had made such distribution, that Lender's Pro-Rata share of the amount so adjudged or determined to be repaid or disgorged.

         15-4. DISPUTE RESOLUTION: Any dispute among the Lenders and/or any Agent concerning the interpretation, administration, or enforcement of the financing arrangements contemplated by this or any other Loan Document or the interpretation or administration of this or any other Loan Document which cannot be resolved amicably shall be resolved in the United States District Court for the District of Massachusetts, sitting in Boston or in the Superior Court of Suffolk County, Massachusetts, to the jurisdiction of which courts each Lender hereto hereby submits.

         15-5. DISTRIBUTIONS OF NOTICES AND OF DOCUMENTS The Administrative Agent will forward to each Lender, promptly after the Administrative Agent's receipt thereof, a copy of each notice or other document furnished to the Administrative Agent pursuant to this Agreement, including monthly, quarterly, and annual financial statements received from the Borrowers' Representative pursuant to Article 6: of this Agreement, other than any of the following:

         (a) Routine communications associated with requests for Revolving Credit Loans and/or the issuance of L/C's.
         (b) Routine or nonmaterial communications.
         (c) Any notice or document required by any of the Loan Documents to be furnished to the Lenders by the Borrowers' Representative.
         (d) Any notice or document of which the Administrative Agent has knowledge that such notice or document had been forwarded to the Lenders other than by the Administrative Agent.

         15-6.    CONFIDENTIAL INFORMATION

                  (a) Each Lender will maintain, as confidential, all of the following:

                                                                        Page: 97

                           (i) Proprietary approaches, techniques, and methods of analysis which are applied by the Administrative Agent in the administration of the credit facility contemplated by this Agreement.
                           (ii) Proprietary forms and formats utilized by the Administrative Agent in providing reports to the Lenders pursuant hereto, which forms or formats are not of general currency.
                  (b) Confidential information provided by any Borrower pursuant to the Loan Documents, other than any information which becomes known to the general public through sources other than that Lender.
                  (c) Nothing included herein shall prohibit the disclosure of any such information as may be required to be provided by judicial process or by regulatory authorities having jurisdiction over any party to this Agreement.
         15-7. RELIANCE BY AGENTS Each Agent shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, telex, or facsimile) reasonably believed by that Agent to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons, and upon advice and statements of attorneys, accountants and other experts selected by that Agent. As to any matters not expressly provided for in this Agreement, any Loan Document, or in any other document referred to therein, that Agent shall in all events be fully protected in acting, or in refraining from acting, in accordance with the applicable Consent required by this Agreement. Instructions given with the requisite Consent shall be binding on all Lenders.

         15-8.    NON-RELIANCE ON AGENTS AND OTHER LENDERS

                  (a) Each Lender represents to all other Lenders and to the Agents that such Lender:
                           (i) Independently and without reliance on any representation or act by any Agent or by any other Lender, and based on such documents and information as that Lender has deemed appropriate, has made such Lender's own appraisal of the financial condition and affairs of the Borrowers and decision to enter into this Agreement.
                           (ii) Has relied upon that Lender's review of the Loan Documents by that Lender and by counsel to that Lender as that Lender deemed appropriate under the circumstances.
                  (b) Each Lender agrees that such Lender, independently and without reliance upon any Agent or any other Lender, and based upon such documents and information as such Lender shall deem appropriate at the time, will continue to make such Lender's own appraisals of the financial condition and affairs of the Borrowers when determining whether to take or not to take any discretionary action under this Agreement.

                                                                        Page: 98

                  (c) Neither Agent in the discharge of that Agent's duties hereunder, shall be required to make inquiry of, or to inspect the properties or books of, any Person.
                  (d) Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder (as to which, see Section 15:15-5), the Agents shall not have any affirmative duty or responsibility to provide any Lender with any credit or other information concerning any Person, which information may come into the possession of Agents or any Affiliate of an Agent.
                  (e) Each Lender, at such Lender's request, shall have reasonable access to all nonprivileged documents in the possession of the Agents, which documents relate to the Agents' performance of their duties hereunder.

         15-9. INDEMNIFICATION Without limiting the liabilities of the Borrowers under any this or any of the other Loan Documents, each Lender shall indemnify each Agent, Pro-Rata, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including attorneys' reasonable fees and expenses and other out-of-pocket expenditures) which may at any time be imposed on, incurred by, or asserted against that Agent and in any way relating to or arising out of this Agreement or any other Loan Document or any documents contemplated by or referred to therein or the transactions contemplated thereby or the enforcement of any of terms hereof or thereof or of any such other documents, provided, however, no Lender shall be liable for any of the foregoing to the extent that any of the foregoing arises from any action taken or omitted to be taken by the subject Agent as to which a final judicial determination has been or is made (in a proceeding in which the subject Agent has had an opportunity to be heard) that the subject Agent had acted in a grossly negligent manner, in actual bad faith, or in willful misconduct.

         15-10.   RESIGNATION OF AGENT
                  (a) An Agent may resign at any time by giving 60 days prior written notice thereof to the Lenders and to the other Agent. Upon receipt of any such notice of resignation, the SuperMajority Lenders shall have the right to appoint a successor to such Agent (and if no Event of Default has occurred, with the consent of the Borrowers' Representative, not to be unreasonably withheld and, in any event, deemed given by the Borrowers' Representative if no written objection is provided by the Borrowers' Representative to the (resigning) Agent within seven (7) Business Days notice of such proposed appointment). If a successor Agent shall not have been so appointed and accepted such appointment within 30 days after the giving of notice by the resigning Agent, then the resigning Agent may appoint a successor Agent, which shall be a financial institution having a combined capital and surplus in excess of $500,000,000.00. The consent of the Borrowers' Representative otherwise required by this Section 15:15-10(a) shall not be required if an Event of Default has occurred.

                                                                        Page: 99

                  (b) Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor shall thereupon succeed to, and become vested with, all the rights, powers, privileges, and duties of the (resigning) Agent so replaced, and the (resigning) Agent shall be discharged from the (resigning) Agent's duties and obligations hereunder, other than on account of any responsibility for any action taken or omitted to be taken by the (resigning) Agent as to which a final judicial determination has been or is made (in a proceeding in which the (resigning) Person has had an opportunity to be heard) that such Person had acted in a grossly negligent manner or in bad faith.
                  (c) After any retiring Agent's resignation, the provisions of this Agreement and of all other Loan Documents shall continue in effect for the retiring Person's benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Agent.

ARTICLE 16: - ACTION BY AGENTS - CONSENTS - AMENDMENTS - WAIVERS:
         16-1.    ADMINISTRATION OF CREDIT FACILITIES
                  (a) Except as otherwise specifically provided in this Agreement, each Agent may take any action with respect to the credit facility contemplated by the Loan Documents as that Agent determines to be appropriate within their respective areas of responsibility and authority, as set forth in Sections 15:15-2(b) and 15:15-2(a), provided, however, neither Agent is under any affirmative obligation to take any action which it is not required by this Agreement or the Loan Documents specifically to so take.
                  (b) Except as specifically provided in the following Sections of this Agreement, whenever a Loan Document or this Agreement provides that action may be taken or omitted to be taken in an Agents' discretion, that Agent shall have the sole right to take, or refrain from taking, such action without, and notwithstanding, any vote of the Lender:

              Actions Described in Section     Type of Consent Required
              ------------------------------------------------------------------
                       16:16-2                   Majority Lenders
                       16:16-3                   SuperMajority Lenders
                       16:16-4                   Certain Consent
                       16:16-5                   Unanimous Consent
                       16:16-6                   Consent of SwingLine Lender
                       16:16-7                   Consent of Term Lender
                       16:16-8                   Consent of the Agents

                  (c) The rights granted to the Lenders in those sections referenced in Section 16:16- 1(b) shall not otherwise limit or impair any Agent's exercise of its discretion under the Loan Documents.

         16-2. ACTIONS REQUIRING OR ON DIRECTION OF MAJORITY LENDERS Except as

                                                                       Page: 100
otherwise provided in this Agreement, the Consent or direction of the Majority Lenders is required for any amendment, waiver, or modification of any Loan Document.

         16-3. ACTIONS REQUIRING OR ON DIRECTION OF SUPERMAJORITY LENDERS The Consent or direction of the SuperMajority Lenders is required as follows:

                  (a) The Revolving Credit Lenders agree that any loan or advance under the Revolving Credit which results in a Protective OverAdvance may be made by the Administrative Agent in its discretion without the Consent of the Revolving Credit Lenders and that each Revolving Credit Lender shall be bound thereby, provided, however, the Consent or direction of the SuperMajority Lenders is required to permit a Protective OverAdvance to be outstanding for more than 45 consecutive Business Days or more than twice in any twelve month period.
                  (b) If any Borrower is then InDefault, the SuperMajority Lenders may direct the Administrative Agent to suspend the Revolving Credit, whereupon, as long as a Borrower is InDefault, the only Revolving Credit Loans which may be made are the following:

                           (i) Protective OverAdvances.

                           (ii) Revolving Credit Loans made with Consent of the
                  SuperMajority Lenders.


                  (c) If an Event of Default has occurred and not been duly waived, the SuperMajority Lenders may:

                           (i) Give the Administrative Agent an Acceleration
                  Notice in accordance with Section 14:14-1(b).

                           (ii) Direct the Administrative Agent to increase the
                 rate of interest to the default rate of interest as provided in, and to the extent permitted by, this Agreement.

         16-4.    ACTION REQUIRING CERTAIN CONSENT
                  (a) The Consent of Revolving Credit Lenders (other than Delinquent Revolving Credit Lenders) holding 66-2/3% or more of the Loan Commitments to make Revolving Credit Loans (other than Loan Commitments held by a Delinquent Revolving Credit Lender) and of the Term Lender shall be required for any change to the dates on which any payment of principal of the Term Loan shall be due and payable or the amount of any such payment.
                  (b) The consent of the SwingLine Lender and Revolving Credit Lenders (other than Delinquent Revolving Credit Lenders) holding 51% or more of the Loan Commitments of the Revolving Credit Lenders (other than any Loan Commitments held by Delinquent Revolving Credit Lenders) shall be required to increase the SwingLine Loan Ceiling.

         16-5. ACTIONS REQUIRING OR DIRECTED BY UNANIMOUS CONSENT None of the following

                                                                       Page: 101
may take place except with Unanimous Consent:
                  (a) Any increase in any Revolving Credit Lender's Revolving Credit Dollar Commitment or Revolving Credit Percentage Commitment (other than by reason of the application of Section 16:16-11 (which deals with NonConsenting Revolving Credit Lenders) or Section 17:17-1 (which deals with assignments and participations)).
                  (b) Any decrease in any interest rate or fee payable to the Revolving Credit Lenders on account of the Revolving Credit Loans.
                  (c)      Any extension of the Maturity Date.
                  (d) Any forgiveness of all or any portion of any payment Liability.

                  (e) Any decrease in any interest rate or fee payable under any of the Loan Documents (other than any Agent's Fee (for which the consent of the Agents shall also be required)) and of any fee provided for by the Fee Letter (which may be amended by written agreement between the Borrowers' Representative on the one hand, and the Administrative Agent and the Term Lender on the other).
                  (f) Any release of a material portion of the Collateral not otherwise required or provided for in the Loan Documents or to facilitate a Liquidation.
                  (g) Any amendment of the definition of the terms "Borrowing Base" or "Availability" or of any Definition of any component thereof, such that more credit would be available to the Borrowers, based on the same assets, as would have been available to the Borrowers immediately prior to such amendment , it being understood, however, that:
                           (i) The foregoing shall not limit the adjustment by the Administrative Agent of any Reserve (other than the Loan to Value Reserve) in the Administrative Agent's administration of the Revolving Credit as otherwise permitted by this Agreement.
                           (ii) The foregoing shall not prevent the Administrative Agent, in its administration of the Revolving Credit, from restoring any component of Borrowing Base which had been lowered by the Administrative Agent back to the value of such component, as stated in this Agreement or to an intermediate value.
                  (h) Any release of any Person obligated on account of the Liabilities.
                  (i) The making of any Revolving Credit Loan which, when made, exceeds Availability and is not a Protective OverAdvance, provided, however,

                           (i) no Consent shall be required in connection with the making of any Revolving Credit Loan to "cover" any honoring of a drawing under any L/C; and
                           (ii) each Lender recognizes that subsequent to the making of a Revolving Credit Loan which does not constitute a Protective OverAdvance, the unpaid principal balance of the Loan Account may exceed Borrowing Base on account of changed circumstances beyond the control of the Administrative Agent (such as a drop in collateral value).
                                                                       Page: 102

                  (j) The waiver of the obligation of the Borrowers to reduce the unpaid principal balance of loans under the Revolving Credit to an amount which does not exceed a Protective OverAdvance or, subject to the time limits included in Section 16:16-3(a) (which places time and frequency limits on Protective OverAdvances).
                  (k)      Any amendment of this Article 16:.
                  (l)      Amendment of any of the following Definitions:

                                "Appraised Inventory Liquidation Value"
                                "BaseLine Covenant Breach"
                                "Majority Lender"
                                "Minimum Availability Breach"
                                "Term Loan Payment Breach"
                                "Protective OverAdvance"
                                "SuperMajority Lenders
                                "Unanimous Consent"

         16-6. ACTIONS REQUIRING SWINGLINE LENDER CONSENT No action, amendment, or waiver of compliance with, any provision of the Loan Documents or of this Agreement which affects the SwingLine Lender may be undertaken without the Consent of the SwingLine Lender.

         16-7. ACTIONS REQUIRING TERM LENDER CONSENT None of the following may be made without the Consent of the Term Lender:

                  (a) Any increase in any interest rate or fee payable to the Revolving Credit Lenders on account of the Revolving Credit Loans.

                  (b) Any amendment, modification, or waiver of any provision of
Article 3: (entitled "The Term Loan").

                  (c) Any amendment of Section 14:14-2 (which relates to the circumstances under which the Term Lender may require Acceleration).

                  (d) Any amendment, modification, or waiver of this Section 16:16-7.

                  (e) Amendment of any of the following Definitions:
                       "Loan to Collateral Reserve" (Part B of Definition, only) "Standstill Period"

         16-8.    ACTIONS REQUIRING AGENTS' CONSENT
                  (a) No action, amendment, or waiver of compliance with, any provision of the Loan Documents or of this Agreement which affects an Agent in its capacity as an Agent may be undertaken

                                                                       Page: 103
without the written consent of the Agents.

                  (b) No action referenced herein which affects the rights, duties, obligations, or liabilities of an Agent shall be effective without the written consent of the Agents.

         16-9.    MISCELLANEOUS ACTIONS
                  (a) Notwithstanding any other provision of this Agreement, no single Lender independently may exercise any right of action or enforcement against or with respect to any Borrower.
                  (b) Each Agent shall be fully justified in failing or refusing to take action under this Agreement or any Loan Document on behalf of any Lender unless that Agent shall first

                           (i) receive such clear, unambiguous, written
                  instructions as that Agent deems appropriate; and

                           (ii) be indemnified to that Agent's satisfaction by
                  the Lenders against any and all liability and expense which may be incurred by that Agent by reason of taking or continuing to take any such action, unless such action had been grossly negligent, in willful misconduct, or in bad faith.

                  (c) Each Agent may establish reasonable procedures for the providing of direction and instructions from the Lenders to that Agent, including its reliance on multiple counterparts, facsimile transmissions, and time limits within which such direction and instructions must be received in order to be included in a determination of whether the requisite Loan Commitments has provided its direction, Consent, or instructions.

         16-10.   ACTIONS REQUIRING BORROWERS' REPRESENTATIVE'S CONSENT
                  (a) The Borrowers' Representative's consent is required for any amendment of this Agreement, except that each of the following Articles of this Agreement may be amended without the consent of the Borrowers'
Representative:
         Article          Title of Article
         -------          ----------------
         13:               Revolving Credit Fundings and Distributions
         15:               The Agents
                  (b) The Borrowers' Representative's consent to the amendment of those provisions referenced in Section 16:16-10(b)
                           (i) Shall be deemed given unless written objection is
         made, within Seven (7) Business Days following the Administrative Agent's giving notice to the Borrowers' Representative of the proposed amendment; and
                           (ii)     shall not be required following the
         occurrence of any Event of Default.

                                                                       Page: 104

         16-11.   NONCONSENTING REVOLVING CREDIT LENDER

                  (a) In the event that a Revolving Credit Lender (in this
Section 16:16-11, a "NonConsenting Revolving Credit Lender") does not provide its Consent to a proposal by the Administrative Agent to take action which requires consent under this Article 16:, then one or more Revolving Credit Lenders who provided Consent to such action may require the assignment, without recourse and in accordance with the procedures outlined in Section 17:17-1, below, of the NonConsenting Revolving Credit Lender's commitment hereunder on fifteen (15) days written notice to the Administrative Agent and to the NonConsenting Revolving Credit Lender.
                  (b) At the end of such fifteen (15) days, and provided that the NonConsenting Revolving Credit Lender delivers the Revolving Credit Note held by the NonConsenting Revolving Credit Lender to the Administrative Agent, the Revolving Credit Lenders who have given such written notice shall Transfer the following to the NonConsenting Revolving Credit Lender:
                           (i) Such NonConsenting Revolving Credit Lender's Pro-Rata share of the principal and interest of the Revolving Credit Loans to the date of such assignment.
                           (ii) All fees distributable hereunder to the NonConsenting Revolving Credit Lender to the date of such assignment.
                           (iii) Any out-of-pocket costs and expenses for which the NonConsenting Revolving Credit Lender is entitled to reimbursement from the Borrowers.
                  (c) In the event that the NonConsenting Revolving Credit Lender fails to deliver to the Administrative Agent the Revolving Credit Note held by the NonConsenting Revolving Credit Lender as provided in Section 16:16-11(b), then:
                           (i) The amount otherwise to be Transferred to the NonConsenting Revolving Credit Lender shall be Transferred to the Administrative Agent and held by the Administrative Agent, without interest, to be turned over to the NonConsenting Revolving Credit Lender upon delivery of the Revolving Credit Note held by that NonConsenting Revolving Credit Lender.
                           (ii) The Revolving Credit Note held by the
         NonConsenting Revolving Credit Lender shall have no force or effect whatsoever.
                           (iii) The NonConsenting Revolving Credit Lender shall cease to be a "Revolving Credit Lender".
                           (iv) The Revolving Credit Lender(s) which have Transferred the amount to the Administrative Agent as described above shall have succeeded to all rights and become subject to all of the obligations of the NonConsenting Revolving Credit Lender as "Revolving Credit Lender".
                  (d) In the event that more than One (1) Revolving Credit Lender wishes to require such assignment, the NonConsenting Revolving Credit Lender's commitment hereunder shall be divided among such Revolving Credit Lenders, pro-rata based upon their respective Revolving Credit Percentage Commitments, with the Administrative Agent coordinating such transaction.

                                                                       Page: 105

                  (e) The Administrative Agent shall coordinate the retirement of the Revolving Credit Note held by the NonConsenting Revolving Credit Lender and the issuance of Revolving Credit Notes to those Revolving Credit Lenders which "take-out" such NonConsenting Revolving Credit Lender, provided, however, no processing fee otherwise to be paid as provided in Section 17:17-2(b) shall be due under such circumstances.

         16-12.   THE BUYOUT:
                  (a) The Term Lender may (but shall not be obligated to) cause the assignment to the Term Lender or the Term Lender's designee, by the Revolving Credit Lenders, of all right, title and interest in, to, arising under, or in respect of the Revolving Credit Obligations upon five (5) Business Days prior written notice given at any time either of the following conditions is satisfied:

                           (i) The Term Lender has the right, under Section 14:14-1(c), to give an Acceleration Notice.

                           (ii) The Administrative Agent has declined to implement or adjust any Availability Reserve or Inventory Reserve requested by the Term Lender, which request by the Term Lender is with a view towards maintaining and preserving the Lenders' security and other collateral interests with respect to the potential impairment of valuation or priority.
                  (b) Such assignments shall be effected on the Business Day next following the expiry of such five (5) Business Days by the execution, by the Revolving Credit Lenders, of an Assignment and Assumption (in the form of EXHIBIT 17:17-1, annexed hereto) in exchange for the payment, in immediately available funds, of the amount of Revolving Credit Obligations (other than the Revolving Credit Early Termination Fee) as of the date on which such assignment is made.
                  (c) In the event that, following the consummation of a BuyOut, the Term Lender actually receives any Revolving Credit Early Termination Fee which had been provided for in the Loan Agreement (which receipt, if in connection with a Liquidation, shall be determined on a last dollar out basis), then the Term Lender shall pay over such Revolving Credit Early Termination Fee to the Administrative Agent for distribution to those Persons who were Revolving Credit Lenders immediately prior to such BuyOut, it being understood that the Term Lender, in its sole discretion, may waive the entitlement to, or the amount of, such fee; shall not be under any obligation to prosecute the recovery of such fee; and may condition its payment over to the Administrative Agent on the Administrative Agent's providing of such indemnification as is reasonably mutual satisfactory of the Administrative Agent and the Term Lender.

ARTICLE 17: -  ASSIGNMENTS BY LENDERS:
         17-1.    ASSIGNMENTS AND ASSUMPTIONS:
                  (a) Except as provided herein, each Revolving Credit Lender (in this Section 17:17-

                                                                       Page: 106

1(a), an "Assigning Revolving Credit Lender") may assign to one or more Eligible Assignees (in this Section 17:17-1(a), each an "Assignee Revolving Credit Lender") all or a portion of that Revolving Credit Lender's interests, rights and obligations under this Agreement and the Loan Documents (including all or a portion of its Commitment) and the same portion of the Revolving Credit Loans at the time owing to it, and of the Revolving Credit Note held by the Assigning Revolving Credit Lender, provided that:
                           (i) The Administrative Agent shall have given its prior written consent to such assignment, which consent shall not be unreasonably withheld, but need not be given if the proposed assignment would result in any resulting Revolving Credit Lender's having a Dollar Commitment of less than the "minimum hold" amount specified in Section 17:17-1(a)(iii).

                           (ii) Each such assignment shall be of a constant, and not a varying, percentage of all the Assigning Revolving Credit Lender's rights and obligations under this Agreement.
                           (iii) Following the effectiveness of such assignment, the Assigning Revolving Credit Lender's Dollar Commitment (if not an assignment of all of the Assigning Revolving Credit Lender's Commitment) shall not be less than $10,000,000.00.
                           (iv) If no Event of Default has occurred, such assignment shall be subject to the consent of the Borrowers' Representative, not to be unreasonably withheld or delayed and which consent shall be deemed given if no written objection is received within seven (7) days of the Borrowers' Representative's receipt of notice of such proposed assignment.

         17-2. ASSIGNMENT PROCEDURES. (This Section 17:17-2 describes the procedures to be followed in connection with an assignment effected pursuant to this Article 17: and permitted by Section 17:17-1).

                  (a) The parties to such an assignment shall execute and deliver to the Administrative Agent, for recording in the Register, an Assignment and Acceptance substantially in the form of EXHIBIT 17:17-1, annexed hereto.
                  (b) The Assigning Revolving Credit Lender shall deliver to the Administrative Agent, with such Assignment and Acceptance, the Revolving Credit Note held by the subject Assigning Revolving Credit Lender and the Administrative Agent's processing fee of $3,000.00, provided, however, no such processing fee shall be due where the Assigning Revolving Credit Lender is one of the Revolving Credit Lenders at the initial execution of this Agreement.
                  (c) The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Revolving Credit Lenders and of the Revolving Credit Percentage Commitment and Revolving Credit Percentage Commitment of each Revolving Credit Lender. The Register shall be available for inspection by the Revolving Credit Lenders at any reasonable time and from time to time

                                                                       Page: 107
upon reasonable prior notice. In the absence of manifest error, the entries in the Register shall be conclusive and binding on all Lenders. The Administrative Agent and the Revolving Credit Lenders may treat each Person whose name is recorded in the Register as a "Revolving Credit Lender" hereunder for all purposes of this Agreement.

                  (d) The Assigning Revolving Credit Lender and Assignee Revolving Credit Lender, directly between themselves, shall make all appropriate adjustments in payments for periods prior to the effective date of an Assignment and Assumption.

         17-3.    EFFECT OF ASSIGNMENT.

         (a) From and after the effective date specified in an Assignment and Acceptance which has been executed, delivered, and recorded (which effective date the Administrative Agent may delay by up to Five (5) Business Days after the delivery of such Assignment and Acceptance):

                  (i) The Assignee Revolving Credit Lender:

                           (A) Shall be a party to this Agreement and the Loan
                  Documents (and to any amendments thereof) as fully as if the Assignee Revolving Credit Lender had executed each.

                           (B) Shall have the rights of a Revolving Credit
                  Lender hereunder to the extent of the Revolving Credit Percentage Commitment and Revolving Credit Percentage Commitment assigned by such Assignment and Acceptance.

                  (ii) The Assigning Revolving Credit Lender shall be released from the Assigning Revolving Credit Lender's obligations under this Agreement and the Loan Documents to the extent of the Commitment assigned by such Assignment and Acceptance.

                  (iii) The Administrative Agent shall undertake to obtain and distribute replacement Revolving Credit Notes to the subject Assigning Revolving Credit Lender and Assignee Revolving Credit Lender.

         (b) By executing and delivering an Assignment and Acceptance, the parties thereto confirm to and agree with each other and with all parties to this Agreement as to those matters which are set forth in the subject Assignment and Acceptance.


ARTICLE 18: - NOTICES:
         18-1. NOTICE ADDRESSES. All notices, demands, and other communications made in respect of any Loan Document (other than a request for a loan or advance or other financial accommodation under the Revolving Credit) shall be made to the following addresses, each of which may be changed upon seven (7) days written notice to all others given by certified mail, return receipt requested:

                                                                       Page: 108

If to either Agent:
                                  Fleet Retail Finance Inc.
                                  40 Broad Street
                                  Boston, Massachusetts 02109
                                  Attention        : Sally A.. Sheehan
                                                     Director
                                  Fax              : 617 434 4339

         With a copy to:
                                  Riemer & Braunstein LLP
                                  Three Center Plaza
                                  Boston, Massachusetts 02108
                                  Attention        :  Richard B. Jacobs, Esquire
                                  Fax              :  617 880 3456

If to the Borrowers' Representative
And All Borrowers:
                                  J. Baker, Inc.
                                  555 Turnpike Street
                                  Canton, Massachusetts 02021
                                  Attention        :  Elizabeth C. White
                                  Fax              :  781 821 4867


         With copies to:          J. Baker, Inc.
                                  555 Turnpike Street
                                  Canton, Massachusetts 02021
                                  Attention        : Michael O'Hara, Esquire
                                  Fax              : 781 821 0614

                                  Goodwin, Procter & Hoar LP
                                  Exchange Place
                                  Boston, Massachusetts 02109-2881
                                  Attention        : Raymond C. Zemlin, P.C.
                                  Fax:             : 617 523 1231

         18-2.    NOTICE GIVEN.
                  (a) Except as otherwise specifically provided herein, notices shall be deemed made and correspondence received, as follows (all times being local to the place of delivery or receipt):

                           (i) By mail: the sooner of when actually received or Three (3) days following deposit in the United States mail, postage prepaid.
                           (ii) By recognized overnight express delivery: the Business Day following the day when sent.
                           (iii) By Hand: If delivered on a Business Day after 9:00 AM and no later than Three (3) hours prior to the close of customary business hours of the recipient, when delivered. Otherwise, at the opening of the then next Business Day.
                           (iv) By Facsimile transmission (which must include a header on which the party sending such transmission is indicated): If sent on a Business Day after 9:00 AM and no

                                                                       Page: 109
         later than Three (3) hours prior to the close of customary business hours of the recipient, one (1) hour after being sent. Otherwise, at the opening of the then next Business Day.
                  (b) Rejection or refusal to accept delivery and inability to deliver because of a changed address or Facsimile Number for which no due notice was given shall each be deemed receipt of the notice sent.

         18-3. WIRE INSTRUCTIONS. Subject to change in the same manner that a notice address may be changed (as to which, see Section 18:18-1), wire transfers to the Administrative Agent shall be made in accordance with the following wire instructions:

                                     Fleet National Bank
                                     ABA No.            011000390
                                     Acct Name:        Fleet Retail Finance Inc.
                                     Acct No. :        530-39952
                                     Reference:        J. Baker

ARTICLE 19: - TERM:

         19-1. TERMINATION OF REVOLVING CREDIT. The Revolving Credit shall remain in effect (subject to suspension as provided in Section 2:2-6(g) hereof) until the Termination Date.

         19-2.    ACTIONS ON TERMINATION.

                  (a) On the Termination Date, the Borrowers shall pay the Administrative Agent (whether or not then due), in immediately available funds, all then Liabilities including, without limitation: the following:

                           (i) The entire balance of the Loan Account (including the unpaid principal balance of the Revolving Credit Loans, and the SwingLine Loan, and the Term Loan ).

                           (ii) Any then remaining unpaid installments of the Revolving Credit Commitment Fee.

                           (iii) Any then remaining unpaid installments of the Agent's Fee.

                           (iv) Any payments due on account of the
         indemnification obligations included in Section 2:2-11(e).

                           (v) Any accrued and unpaid Unused Line Fee.

                           (vi) Any applicable Revolving Credit Early
         Termination Fee.

                           (vii) All accrued and unpaid interest (including all accrued and unpaid Current Pay Interest and all accrued and unpaid PIK Interest) on the Term Loan.

                           (viii) Any then remaining unpaid installments of the Term Loan Commitment Fee.

                           (ix) Any accrued and unpaid Term Loan Early
         Termination Fee.

                                                                       Page: 110

                           (x) All unreimbursed costs and expenses of each Agent and of Lenders' Special Counsel for which each Borrower is responsible.

                  (b) On the Termination Date, the Borrowers shall also shall make such arrangements concerning any L/C's then outstanding as are reasonably satisfactory to the Administrative Agent (such as their being cash collateralized at 103 % of their then Stated Amount).

                  (c) Until such payment (Section 19:19-2(a)) and arrangements concerning L/C's (Section 19:19-2(b)), all provisions of this Agreement, other than those included in Article 2: which place any obligation on the Administrative Agent or any Revolving Credit Lender to make any loans or advances or to provide any financial accommodations to any Borrower and those included in Article 3: which place any obligation on the Term Lender to make any loan or advance or to provide any financial accommodation to any Borrower shall remain in full force and effect until all Liabilities shall have been paid in full.
                  (d) The release by the Collateral Agent of the Collateral Interests granted the Collateral Agent by the Borrowers hereunder may be upon such conditions and indemnifications as the Administrative Agent reasonably may require.

ARTICLE 20: - GENERAL:

         20-1. PROTECTION OF COLLATERAL. No Agent has any duty as to the collection or protection of the Collateral beyond the safe custody of such of the Collateral as may come into the possession of that Agent.

         20-2. PUBLICITY. The Agents (or either of them) and the Term Lender respectively may issue a "tombstone" notice of the establishment of the credit facility contemplated by this Agreement and may make reference to each Borrower (and may utilize any logo or other distinctive symbol associated with each Borrower) in connection with any advertising, promotion, or marketing undertaken by the Agents (or either of them) and/or by the Term Lender.

         20-3. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Borrowers' Representative, each Borrower, and their respective representatives, successors, and assigns and shall enure to the benefit of each Agent and each Lender and their respective successors and assigns, provided, however, no trustee or other fiduciary appointed with respect to any Borrower shall have any rights hereunder. In the event that any Agent or any Lender assigns or transfers its rights under this Agreement, the assignee shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of such assignor hereunder and such assignor shall thereupon be discharged and relieved from its duties and obligations hereunder.

                                                                       Page: 111

         20-4. SEVERABILITY. Any determination that any provision of this Agreement or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

         20-5.    AMENDMENTS.  COURSE OF DEALING.
                  (a) This Agreement and the other Loan Documents incorporate all discussions and negotiations between each Borrower and each Agent and each Lender, either express or implied, concerning the matters included herein and in such other instruments, any custom, usage, or course of dealings to the contrary notwithstanding. No such discussions, negotiations, custom, usage, or course of dealings shall limit, modify, or otherwise affect the provisions thereof. No failure by any Agent or any Lender to give notice to the Borrowers' Representative of any Borrower's having failed to observe and comply with any warranty or covenant included in any Loan Document shall constitute a waiver of such warranty or covenant or the amendment of the subject Loan Document.
                  (b) Each Borrower may undertake any action otherwise prohibited hereby, and may omit to take any action otherwise required hereby, upon and with the express prior written consent of the Administrative Agent. Subject to Article 16:, no consent, modification, amendment, or waiver of any provision of any Loan Document shall be effective unless executed in writing by or on behalf of the party to be charged with such modification, amendment, or waiver (and if such party is the Administrative Agent then by a duly authorized officer thereof). Any modification, amendment, or waiver provided by the Administrative Agent shall be in reliance upon all representations and warranties theretofore made to the Administrative Agent by or on behalf of the Borrowers (and any guarantor, endorser, or surety of the Liabilities) and consequently may be rescinded in the event that any of such representations or warranties was not true and complete in all material respects when given.

         20-6. POWER OF ATTORNEY. In connection with all powers of attorney included in this Agreement, each Borrower hereby grants unto the Administrative Agent (acting through any of its officers) full power to do any and all things necessary or appropriate in connection with the exercise of such powers as fully and effectually as that Borrower might or could do, hereby ratifying all that said attorney shall do or cause to be done by virtue of this Agreement. No power of attorney set forth in this Agreement shall be affected by any disability or incapacity suffered by any Borrower and each shall survive the same. All powers conferred upon the Administrative Agent or the Collateral Agent by this Agreement, being coupled with an interest, shall be irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Administrative Agent.

         20-7. APPLICATION OF PROCEEDS. The proceeds of any collection, sale, or disposition of the

                                                                       Page: 112

Collateral, or of any other payments received hereunder, shall be applied towards the Liabilities in such order and manner as the Administrative Agent determines in its sole discretion, consistent, however, with Sections 14:14-7 and 14:14-8 and any other applicable provisions of this Agreement. The Borrowers shall remain liable for any deficiency remaining following such application.
         20-8. INCREASED COSTS. If, as a result of any Requirement of Law, or of the interpretation or application thereof by any court or by any governmental or other authority or entity charged with the administration thereof, whether or not having the force of law, which:
                  (a) subjects any Lender to any taxes or changes the basis of taxation, or increases any existing taxes, on payments of principal, interest or other amounts payable by any Borrower to the Administrative Agent or any Lender under this Agreement (except for taxes on the Administrative Agent or any Lender based on net income or capital imposed by the jurisdiction in which the principal or lending offices of the Administrative Agent or that Lender are located);
                  (b) imposes, modifies or deems applicable any reserve, cash margin, special deposit or similar requirements against assets held by, or deposits in or for the account of or loans by or any other acquisition of funds by the relevant funding office of any Lender;
                  (c). imposes on any Lender any other condition with respect to any Loan Document; or
                  (d) imposes on any Lender a requirement to maintain or allocate capital in relation to the Liabilities;

and the result of any of the foregoing, in such Lender's reasonable opinion, is to increase the cost to that Lender of making or maintaining any loan, advance or financial accommodation or to reduce the income receivable by that Lender in respect of any loan, advance or financial accommodation by an amount which that Lender deems to be material, then upon written notice from the Administrative Agent, from time to time, to the Borrowers' Representative (such notice to set out in reasonable detail the facts giving rise to and a summary calculation of such increased cost or reduced income), the Borrowers shall forthwith pay to the Administrative Agent, for the benefit of the subject Revolving Credit Lender, upon receipt of such notice, that amount which shall compensate the subject Lender for such additional cost or reduction in income.

         20-9.    COSTS AND EXPENSES OF THE AGENTS .
                  (a) The Borrowers shall pay from time to time on demand all Costs of Collection and all reasonable costs, expenses, and disbursements (including attorneys' reasonable fees and expenses) which are incurred by each Agent in connection with the preparation, negotiation, execution, and delivery of this Agreement and of any other Loan Documents, and all other reasonable costs, expenses, and disbursements which may be incurred in connection with or in respect to the credit facility contemplated

                                                                       Page: 113
hereby or which otherwise are incurred with respect to the Liabilities.
                  (b) The Borrowers shall pay from time to time on demand all reasonable costs and expenses (including attorneys' reasonable fees and expenses) incurred, following the occurrence of any Event of Default, by the Lenders to Lenders' Special Counsel.

                  (c) Each Borrower authorizes the Administrative Agent to pay all such fees and expenses and in the Administrative Agent's discretion, to add such fees and expenses to the Loan Account.

                  (d) The undertaking on the part of each Borrower in this
Section 20:20-9 shall survive payment of the Liabilities and/or any termination, release, or discharge executed by any Agent in favor of any Borrower, other than a termination, release, or discharge which makes specific reference to this
Section 20:20-9.

         20-10. COPIES AND FACSIMILES. Each Loan Document and all documents and papers which relates thereto which have been or may be hereinafter furnished any Agent or any Lender may be reproduced by any Lender or by any Agent by any photographic, microfilm, xerographic, digital imaging, or other process, and such Person making such reproduction may destroy any document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business). Any facsimile which bears proof of transmission shall be binding on the party which or on whose behalf such transmission was initiated and likewise shall be so admissible in evidence as if the original of such facsimile had been delivered to the party which or on whose behalf such transmission was received.

         20-11. MASSACHUSETTS LAW. This Agreement and all rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by the law of The Commonwealth of Massachusetts.

         20-12. CONSENT TO JURISDICTION.
                  (a) Each Borrower agrees that any legal action, proceeding, case, or controversy against any Borrower with respect to any Loan Document may be brought in the Superior Court of Suffolk County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, as the Administrative Agent may elect in the Administrative Agent's sole discretion. By execution and delivery of this Agreement, each Borrower, for itself and in respect of its property, accepts, submits, and consents generally and unconditionally, to the jurisdiction of the aforesaid courts.
                  (b) Each Borrower WAIVES personal service of any and all process upon it, and irrevocably consents to the service of process out of any of the aforementioned courts in any such action

                                                                       Page: 114
or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the Borrowers' Representative at the Borrowers' Representative's address for notices as specified herein (with a copy forwarded by recognized overnight delivery service), such service to become effective five (5) Business Days after such mailing.
                  (c) Each Borrower WAIVES any objection based on forum non conveniens and any objection to venue of any action or proceeding instituted under any of the Loan Documents and consents to the granting of such legal or equitable remedy as is deemed appropriate by the Court.
                  (d) Nothing herein shall affect the right of the Administrative Agent to bring legal actions or proceedings in any other competent jurisdiction.
                  (e) Each Borrower agrees that any action commenced by any Borrower asserting any claim or counterclaim arising under or in connection with this Agreement or any other Loan Document shall be brought solely in the Superior Court of Suffolk County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, and that such Courts shall have exclusive jurisdiction with respect to any such action.

         20-13. INDEMNIFICATION. The Borrowers' Representative and each Borrower shall indemnify, defend, and hold each Agent and each Lender and any of their respective employees, officers, or agents (each, an "Indemnified Person") harmless of and from any claim brought or threatened against any Indemnified Person by any Borrower, any guarantor or endorser of the Liabilities, or any other Person (as well as from attorneys' reasonable fees, expenses, and disbursements in connection therewith) on account of the relationship of the Borrowers' Representative, the Borrowers or of any other guarantor or endorser of the Liabilities, including all costs, expenses, liabilities, and damages as may be suffered by any Indemnified Person in connection with (x) the Collateral;
(y) the occurrence of any Event of Default; or (z) the exercise of any rights or remedies under any of the Loan Documents (each of claims which may be defended, compromised, settled, or pursued by the Indemnified Person with counsel of the Administrative Agent's selection, but at the expense of the Borrowers' Representative and the Borrowers) other than any claim as to which a final determination is made in a judicial proceeding (in which the Administrative Agent and any other Indemnified Person has had an opportunity to be heard), which determination includes a specific finding that the Indemnified Person seeking indemnification had acted in a grossly negligent manner or in actual bad faith or wilful misconduct. This indemnification shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Administrative Agent in favor of the Borrowers' Representative and/or the Borrowers, other than a termination, release, or discharge duly executed on behalf of the Administrative Agent which makes specific reference to this
Section 20:20-13.

         20-14. RULES OF CONSTRUCTION. The following rules of construction shall be applied in the interpretation, construction, and enforcement of this Agreement and of the other Loan Documents:

                                                                       Page: 115

                  (a) Unless otherwise specifically provided for herein, interest and any fee or charge which is stated as a per annum percentage shall be calculated based on a 360 day year and actual days elapsed.
                  (b) Any term used herein to describe Collateral or a Person, which term is defined in either (or both) the UCC as in effect on the date when this Agreement was executed by the Borrowers or in UCC9'99, shall be given the meaning which is the more encompassing of the two definitions.
                  (c) Words in the singular include the plural and words in the plural include the singular.
                  (d) Any reference, herein, to a circumstance or event's having "more than a de minimis adverse effect" and any similar reference is to a circumstance or event which (x) in a well managed enterprise, would receive the active attention of senior management with a view towards its being reversed or remedied; or (y) if not reversed or remedied could reasonably be expected to lead to its becoming a material adverse effect.
                  (e) Cross references to Sections in this Agreement begin with the Article in which that Section appears, followed by a colon, and then the Section to which reference is made. (For example, a reference to "Section 5:5-6" is to Section 5-6, which appears in Article 5 of this Agreement).
                  (f) Titles, headings (indicated by being underlined or shown in SMALL CAPITALS) and any Table of Contents are solely for convenience of reference; do not constitute a part of the instrument in which included; and do not affect such instrument's meaning, construction, or effect.
                  (g) The words "includes" and "including" are not limiting.
                  (h) Text which follows the words "including, without limitation" (or similar words) is illustrative and not limitational.
                  (i) Text which is shown in italics (except for parenthesized italicized text), shown in bold, shown IN ALL CAPITAL LETTERS, or in any combination of the foregoing, shall be deemed to be conspicuous.
                  (j) The words "may not" are prohibitive and not permissive.
                  (k) Any reference to a Person's "knowledge" (or words of similar import) are to such Person's knowledge assuming that such Person has undertaken reasonable and diligent investigation with respect to the subject of such "knowledge" (whether or not such investigation has actually been undertaken).
                  (l) Terms which are defined in one section of any Loan Document are used with such definition throughout the instrument in which so defined.
                  (m)      The symbol "$" refers to United States Dollars.
                  (n) Unless limited by reference to a particular Section or provision, any reference to "herein", "hereof", or "within" is to the entire Loan Document in which such reference is made.
                  (o) References to "this Agreement" or to any other Loan Document is to the subject

                                                                       Page: 116
instrument as amended to the date on which application of such reference is being made.

                  (p) Except as otherwise specifically provided, all references to time are to Boston time.

                  (q) In the determination of any notice, grace, or other period of time prescribed or allowed hereunder:

                           (i) Unless otherwise provided (I) the day of the act, event, or default from which the designated period of time begins to run shall not be included and the last day of the period so computed shall be included unless such last day is not a Business Day, in which event the last day of the relevant period shall be the then next Business Day and (II) the period so computed shall end at 5:00 PM on the relevant Business Day.
                           (ii)     The word "from" means "from and including".
                           (iii) The words "to" and "until" each mean "to, but excluding".
                           (iv)     The word "through" means "to and including".

                  (r) The Loan Documents shall be construed and interpreted in a harmonious manner and in keeping with the intentions set forth in Section 20:20-15 hereof, provided, however, in the event of any inconsistency between the provisions of this Agreement and any other Loan Document, the provisions of this Agreement shall govern and control.

         20-15.   INTENT.   It is intended that:
                  (a)      This Agreement take effect as a sealed instrument.
                  (b) The scope of all Collateral Interests created by any Borrower to secure the Liabilities be broadly construed in favor of the Administrative Agent and that they cover all assets of each Borrower.
                  (c) All Collateral Interests created in favor of the Collateral Agent at any time and from time to time by any any secure all Liabilities, whether now existing or contemplated or hereafter arising.
                  (d) All reasonable costs, expenses, and disbursements incurred by any Agent and, to the extent provide in Section 20:20-9 each Lender, in connection with such Person's relationship(s) with any Borrower shall be borne by the Borrowers.
                  (e) Unless otherwise explicitly provided herein, the Administrative Agent's consent to any action of any Borrower which is prohibited unless such consent is given may be given or refused by the Administrative Agent in its sole discretion and without reference to Section 2:2-18 hereof.

         20-16. PARTICIPATIONS: Each Lender may sell participations to one or more financial institutions (each, a "Participant") in that Lender's interests herein provided that no such participation shall include any provision which accords that Participant with any rights, vis a vis any Agent, with respect

                                                                       Page: 117
to any requirement herein for approval by a requisite number or proportion of the Lenders. No such sale of a participation shall relieve a Lender from that Lender's obligations hereunder nor obligate any Agent to any Person other than a Lender.

         20-17. RIGHT OF SET-OFF. Any and all deposits or other sums at any time credited by or due to any Borrower from any Agent or any Lender or any Participant or from any Affiliate of any of the foregoing, and any cash, securities, instruments or other property of any Borrower in the possession of any of the foregoing, whether for safekeeping or otherwise (regardless of the reason such Person had received the same) to the extent permitted by law, shall at all times constitute security for all Liabilities and for any and all obligations of each Borrower to each Agent and such Lender or any Participant or such Affiliate and following the occurrence of an Event of Default may be applied or set off against the Liabilities and against such obligations at any time, whether or not such are then due and whether or not other collateral is then available to any Agent or that Lender.

         20-18. PLEDGES TO FEDERAL RESERVE BANKS: Nothing included in this Agreement shall prevent or limit any Lender, to the extent that such Lender is subject to any of the twelve Federal Reserve Banks organized under (s)4 of the Federal Reserve Act (12 U.S.C. (s)341) from pledging all or any portion of that Lender's interest and rights under this Agreement, provided, however, neither such pledge nor the enforcement thereof shall release the pledging Lender from any of its obligations hereunder or under any of the Loan Documents.

         20-19. MAXIMUM INTEREST RATE. Regardless of any provision of any Loan Document, neither any Agent nor any Lender shall be entitled to contract for, charge, receive, collect, or apply as interest on any Liability, any amount in excess of the maximum rate imposed by Applicable Law. Any payment which is made which, if treated as interest on a Liability would result in such interest's exceeding such maximum rate shall be held, to the extent of such excess, as additional collateral for the Liabilities as if such excess were "Collateral."

         20-20.   WAIVERS.
                  (a) The Borrowers' Representative and each Borrower (and all guarantors, endorsers, and sureties of the Liabilities) make each of the waivers included in Section 20:20-20(b), below, knowingly, voluntarily, and intentionally, and understands that each Agent and each Lender, in establishing the facilities contemplated hereby and in providing loans and other financial accommodations to or for the account of the Borrowers as provided herein, whether not or in the future, is relying on such waivers.
                 (b)      THE BORROWERS' REPRESENTATIVE, EACH BORROWER, AND EACH

                                                                       Page: 118

SUCH GUARANTOR, ENDORSER, AND SURETY RESPECTIVELY WAIVES THE FOLLOWING:
                           (i) Except as otherwise specifically required hereby, notice of non-payment, demand, presentment, protest and all forms of demand and notice, both with respect to the Liabilities and the Collateral.
                           (ii) Except as otherwise specifically required hereby, the right to notice and/or hearing prior to an Agent's exercising of that Agent's rights upon default.
                           (iii) THE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH ANY AGENT OR ANY LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST ANY AGENT OR ANY LENDER OR IN WHICH ANY AGENT OR ANY LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR IS IN RESPECT OF, ANY RELATIONSHIP AMONGST OR BETWEEN THE BORROWERS' REPRESENTATIVE, ANY BORROWER OR ANY OTHER PERSON AND THE AGENT AND EACH LENDER LIKEWISE WAIVES THE RIGHT TO A JURY IN ANY TRIAL OF ANY SUCH CASE OR CONTROVERSY).
                           (iv) Except for manifest error, any defense, counterclaim, set-off, recoupment, or other basis on which the amount of any Liability, as stated on the books and records of the Administrative Agent or any Lender, could be reduced or claimed to be paid otherwise than in accordance with the tenor of and written terms of such Liability.
                           (v) Any claim to consequential, special, or punitive damages.

                                                                       Page: 119

                                                  THE  BORROWERS' REPRESENTATIVE
                                                                  J. BAKER, INC.

                                     By:   /s/ Elizabeth C. White
                                        ----------------------------------------

                                 Print Name:   Elizabeth C. White
                                            ------------------------------------

                                     Title:   Chief Financial Officer
                                           -------------------------------------



                                                                  THE BORROWERS:
                                                                MORSE SHOE, INC.
                                                                       JBI, INC.
                                                               JBI APPAREL, INC.
                                                           THE CASUAL MALE, INC.
                                                                       WGS CORP.
                                                                    TCMB&T, INC.


                                     By:    /s/ Elizabeth C. White
                                        ----------------------------------------

                                     Name:   Elizabeth C. White
                                          --------------------------------------

                                     Title:   Chief Financial Officer
                                           -------------------------------------



                                                                Signature Page 1

                                  ADMINISTRATIVE AGENT AND COLLATERAL AGENT
                                       FLEET RETAIL FINANCE INC.


                                         By:      /s/ Sally A. Sheehan
                                            ------------------------------------

                                   Print Name:    Sally A Sheehan
                                              ----------------------------------

                                         Title:   Director
                                               ---------------------------------

                                                                     TERM LENDER
                                                    BACK BAY CAPITAL FUNDING LLC


                                         By:      /s/ Michael Pizette
                                            ------------------------------------

                                  Print Name:     Michael Pizette
                                             -----------------------------------

                                         Title:   Managing Director
                                               ---------------------------------



                                                                Signature Page 2

                                                 THE REVOLVING CREDIT LENDERS:
                                                    FLEET  RETAIL FINANCE INC.


                                         By:      /s/ Sally A. Sheehan
                                            ------------------------------------

                                         Name:    Sally A. Sheehan
                                              ----------------------------------

                                         Title:   Director
                                               ---------------------------------


                                                  FOOTHILL CAPITAL CORPORATION


                                         By:      /s/ Stacy Yucht
                                            ------------------------------------

                                         Name:    Stacy Yucht
                                              ----------------------------------

                                         Title:   Vice President
                                               ---------------------------------


                                                        HELLER FINANCIAL, INC.

                                         By:      /s/ Richard Holston
                                            ------------------------------------

                                         Name:    Richard Holston
                                              ----------------------------------

                                         Title:   Assistant Vice President
                                               ---------------------------------


                                                  LASALLE BUSINESS CREDIT, INC


                                         By:      /s/ Anthony Lavinio
                                            ------------------------------------

                                         Name:    Anthony Lavinio
                                              ----------------------------------

                                         Title:   Assistant Vice President
                                               ---------------------------------


                                        NATIONAL CITY COMMERCIAL FINANCE, INC.


                                         By:      /s/ Gregory A. Godec
                                            ------------------------------------

                                         Name:    Gregory A. Godec
                                              ----------------------------------

                                         Title:   Senior Vice President
                                               ---------------------------------



                                                              Signature Page 3

                                             IBJ WHITEHALL BUSINESS CREDIT CORP.


                                         By:      /s/ John N. Favale
                                            ------------------------------------

                                         Name:    John N. Favale
                                              ----------------------------------

                                         Title:   AVP
                                               ---------------------------------


                                                     ORIX BUSINESS CREDIT, INC.


                                         By:      /s/ Michael J. Cox
                                            ------------------------------------

                                         Name:    Michael J. Cox
                                              ----------------------------------

                                         Title:   SVP
                                               ---------------------------------


                                                                 SOVEREIGN BANK


                                         By:      /s/ Joseph Becker
                                            ------------------------------------

                                         Name:    Joseph Becker
                                              ----------------------------------

                                         Title:   SVP
                                               ---------------------------------


                                                 DEBIS FINANCIAL SERVICES, INC.


                                         By:      /s/ James M. Vandervalk
                                            ------------------------------------

                                         Name:    James M. Vandervalk
                                              ----------------------------------

                                         Title:   President, Asset Based
                                                  Lending Division
                                               ---------------------------------


                                                             THE PROVIDENT BANK


                                         By:      /s/ Jose V. Garde
                                            ------------------------------------

                                         Name:    Jose V. Garde
                                              ----------------------------------

                                         Title:   Vice President
                                               ---------------------------------


                                                               Signature Page 4